Prospectus Filed

Pursuant to Rule 424(b)(3)

Registration No. 333-208686

PROSPECTUS

SUREPURE, INC.

11,919,426 Shares of Common Stock
par value $0.001 per share

This prospectus relates to the offering by the selling shareholders of SurePure, Inc. of up to 11,919,426 shares of our Common Stock, par value $0.001 per share.  Of these shares, 8,400,000 shares were issued to two executive officers and directors of the Company in exchange for accrued and unpaid compensation due to them, 1,240,000 shares were issued to persons who provided consulting and investor relations services to the Company in payment for their services rendered during 2014 and 2015, 1,676,000 shares were issued in payment of a loan to one of the Company’s subsidiaries and 603,426 shares were issued in private investment transactions outside of the United States during the period from April 30, 2013 through December 21, 2015. As to all of the selling shareholders, we are registering the resale of their shares in accordance with the terms of registration rights agreements between them and us. As to the remainder of the selling shareholders, we are registering the shares voluntarily and at our sole expense. Such registration does not mean that the selling shareholders will actually offer or sell any of these shares. We will not receive any proceeds from the sale or other disposition of the shares of our Common Stock offered by the selling shareholders.

The selling shareholders have advised us that they will sell the shares of our Common Stock from time to time in broker’s transactions, in any stock exchange, market or trading facility on which the shares are traded, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  We will pay the expenses incurred to register the shares for resale, but the selling shareholders will pay any underwriting discounts, commissions or agent’s commissions related to the sale of their shares of our Common Stock.

Our common stock is quoted on the Over-the-Counter Bulletin Board, which we refer to as the OTCQB, under the trading symbol “SURP.” On January 6, 2016, the last sale price of our common stock as reported on the OTCQB was $0.13 per share.

Investing in our Common Stock involves risks.  You should not purchase shares only unless you can afford the loss of your entire investment. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This date of this prospectus is January 7, 2016

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ABOUT THIS PROSPECTUS

It is important for you to read and consider all of the information contained in this prospectus before making your investment decision. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we may file with the Securities and Exchange Commission. We have not and the selling shareholders have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. The selling shareholders are not making any offer to sell our common stock in any jurisdiction in which the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since that time.

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CERTAIN TERMS USED IN THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, “SurePure,” the “Company,” “we,” “us” and “our” refer to SurePure, Inc., a Nevada corporation, as well as its subsidiaries, SurePure Investment Holding AG, a Swiss corporation, SurePure Operations AG, a Swiss corporation, SurePure Participations, AG, a Swiss Corporation, and SurePure Latin America—Maquinas de Purificação U.V.C. LTDA, a Brazilian private company, and also refer to SurePure Holdings South Africa (Pty) Ltd. and SurePure Marketing South Africa (Pty) Ltd., both of which are private South African companies.

The following names refer to the following entities:

“SPI”	means SurePure Investment Holding AG, a Swiss corporation that serves as the holding company and contains our international administrative and financial functions;

“SPO”	means SurePure Operations AG, a Swiss corporation that is our principal operating business and holds all of our patents other than the patent issued in South Africa;

“SPHSA”	means SurePure Holdings South Africa (Pty) Ltd., a South African private company that serves as the holding company for SPMSA and owns the patent issued in South Africa;

“SPMSA”	means SurePure Marketing South Africa (Pty) Ltd., a South African private company that commercializes our technology in South Africa and contains the administrative and financial functions of our business in South Africa;

“SPP”	means SurePure Participations AG, a Swiss corporation, a company formed by XOptics to hold certain shares of SPI; and

“SPLAM”	means SurePure Latin America—Maquinas de Purificação U.V.C. LTDA, a Brazilian private company that commercializes our technology in Latin America.

We use other defined terms throughout this prospectus, including the following:

•	“Commission” means the U.S. Securities and Exchange Commission;

•	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

•	“Nonvoting Convertible Preferred Stock” means our Nonvoting Convertible Preferred Stock, par value $.01 per share;

•	“Regency” means Regency Capital Corporation, a company formed under the laws of the Turks and Caicos Islands; and

•	“Securities Act” means the U.S. Securities Act of 1933, as amended;

•	“Share Exchange” means the exchange of shares of SPI for shares of our common stock, which occurred on December 12, 2012, under the terms and conditions of the Share Exchange Agreement;

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•	“Share Exchange Agreement” means the Amended and Restated Share Exchange Agreement that we entered into on December 12, 2012, under which we are obligated to issue shares of our common stock to the shareholders of SPI;

•	“SurePure Photopurification Technology” means our proprietary Turbulator systems for liquid photopurification technology;

•	Our “Technology” has the same meaning as “SurePure Photopurification Technology”;

•	“Trinity” means Trinity Asset Management Ltd. of Cape Town, South Africa; and

•	“XOptics” means XOptics (PTC), Ltd., a private company formed under the laws of the British Virgin Islands.

All references in this Prospectus to “$” shall be to U.S. Dollars. All references in this prospectus to “CHF” shall be to Swiss Francs. All references in this prospectus to “ZAR” shall be to South African Rands.

Rounding

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, certain percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our financial statements. Certain other amounts that appear in this prospectus may not sum due to rounding.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, and the regulations promulgated thereunder), which are intended to be covered by the safe harbors created thereby. Forward-looking statements contained in this prospectus can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc.  In addition, statements that contemplate or make assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on information available at the time these statements and disclosures were prepared. Forward-looking statements include, but are not limited to:

•	the availability, if any, of equity or debt financing to us, our access to operating capital and the period of time after the date of this prospectus for which the proceeds from private financings will enable us to fund our operations and other costs and expenses; and

•	the rate at which the Company’s proprietary technology is commercialized and generates significant revenues.

In addition to the risks identified under the heading “Risk Factors” and above, many important factors affect our ability to achieve our plans and objectives and to successfully develop and commercialize our technology and the products that utilize it, including our ability:

•	to obtain funds to operate our business and pay other expenses;

•	to enforce our patents against infringers;

•	to demonstrate the safety and effectiveness of our technology in the purification of liquids;

•	to meet applicable regulatory standards and receive required regulatory approvals;

•	to manufacture and distribute Turbulator systems in commercial quantities at reasonable costs; and

•	to compete successfully against other products and to market products in a profitable manner.

Therefore, current and prospective stockholders are cautioned that there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included in this prospectus, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, the Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that should be considered before investing in our Common Stock.  Investors should read the entire prospectus carefully, including the more detailed information contained in this prospectus under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and our consolidated financial statements and the notes to those financial statements.

Our Company

We design, manufacture, market, sell or license and maintain our proprietary Turbulator systems for innovative liquid photopurification technology in the global marketplace. We have been engaged in these activities since 2005. Our technology uses Ultraviolet light in the C band to process, preserve and sustain the natural quality of food and beverage products, such as dairy products, fruit juice and concentrates, sugar syrup bases and alcoholic beverages. In addition to beverage products, our SurePure Photopurification Technology can also be used to reduce the microbial loads in turbid liquids with industrial applications, such as diesel, bio-ethanol and ship bilge, as well as pharmaceutical applications such as eye preparations and saline drips.

The Offering

Common stock currently outstanding	58,533,992 shares (1)

Common stock being offered by us	None

Common stock being offered by the selling shareholders	11,919,426 shares

Use of Proceeds	We will not receive any proceeds from the sale or other disposition of the shares of our common stock offered by the selling shareholders.

Risk Factors	See below under the heading “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

Principal Trading Market	OTCQB

(1)   As of December 21, 2015. Does not include the shares of our Common Stock (the “Conversion Shares”) into which the 14,800,000 shares of our Nonvoting Convertible Preferred Stock that were issued to XOptics and remain owned by XOptics as of that date are convertible.

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RISK FACTORS

Our operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they may adversely affect our business, financial condition, and/or results of operations as well as the future trading price and/or the value of our securities.

Risks Relating to our Business, Financial Condition and Corporate Structure

We have a history of significant operating losses for the past eight years and these losses may continue in the future.

We have incurred net losses of approximately $34,727,300 for the period from inception through September 30, 2015. We have been without significant revenue since inception, and our current agreements provide relatively limited amounts of sales and royalty income. Our historical losses are expected to continue into the future unless we are able to generate significant amounts of revenue in our business. Our history of significant operating losses has also made it difficult for us to raise additional working capital.

We require immediate capital to fund our operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations or to liquidate our business.

We have significant working capital needs. As of September 30, 2015, we had $12,112 in cash and $20,000 of accounts receivable. As of that date, we owed our management team $442,665 of accrued compensation and had other current liabilities of approximately $1,168,477, resulting in a substantial working capital deficit of as of that date. If we are unable to secure adequate financing on reasonable terms, or on any terms, we may not be able to pay these or other operating expenses and to continue to operate our business. There is no assurance that financing will be available to us, in which case we may be compelled to wind down or liquidate our business.

Even if we do find a source of capital, we may not be able to negotiate terms and conditions for receiving the capital that are acceptable to us or our shareholders. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot provide any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Because we have inadequate cash, we have issued significant amounts of shares of our Common Stock to our officers and directors and to other persons to pay our obligations to them.

Our management team (including one consultant) has worked without receiving cash compensation for as much as 36 months and the total accrued compensation and related expense reimbursements owed to them was approximately $1,507,500 as of June 30, 2015. Because we do not have sufficient working capital, we continue to accrue compensation and fees owed to them. Since June 30, 2015, we have issued 8,870,000 shares of our Common Stock to our management team in exchange for their discharging the Company and its subsidiaries from claims for accrued and unpaid compensation aggregating approximately $1,393,000.

Even if we obtain capital to fund our operations, the capital may not be sufficient to fund our strategies on which the potential growth of our business is premised.

Even if we raise capital to fund our day-to-day operations, that capital may not be sufficient to enable us to execute the strategies that we have formulated for our growth. In connection with our growth strategies, we will likely experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competitors; (iii) the level of our investment in research development; and (iv) our need to obtain certain regulatory approvals. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

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Our efforts to raise capital, if successful, will subject us to ongoing costs and expenses.

Each of our efforts to raise working capital, when successful, has required that we enter into obligations to register for resale with the Commission the securities purchased by our investors. Because our trading price is low, the aggregate market value of the shares of our Common Stock held by shareholders other than our affiliates is less than $75,000,000 and, accordingly, we are not able to take advantage of those forms and procedures of the Commission that allow us to incorporate by reference filings that we have made. As a result, our registration process is more expensive and time-consuming than it may be for other companies that can register their shares more efficiently.

Since March 2013 we have not been able to raise equity capital from persons other than existing shareholders. We cannot predict whether existing shareholders will continue to fund our business in the absence of commercial results or otherwise.

Between September 2012 and March 2013, two institutional investors, Trinity and RD Active Limited of London, United Kingdom (“RD Active”) have purchased our shares. As of December 31, 2013, an affiliate of Trinity had the obligation to purchase 900,000 shares of our Common Stock by March 25, 2014. Prior to March 25, 2014, that affiliate purchased only 184,825 shares of our Common Stock. As of the date of this annual report on Form10-K, no other institutional investors currently are obligated to purchase any of our shares.

During the first three quarters of 2014, we were able to raise equity capital only from persons who are, or are related to, significant shareholders of the Company. During that 9-month period, Regency purchased 1,006,250 shares and Trinity purchase 184,000, for total gross proceeds of $1,190,250. Regency is an affiliate of XOptics, which holds 14,800,000 shares of our Non-Voting Convertible Preferred Stock as of March 15, 2015. We believe that Regency funded its purchases with the proceeds of sales of our shares to Trinity and others. Trinity has not purchased shares from the Company since March 2014. See “Item 13. Certain Relationships and Related Transactions—Transactions with Regency.” The ability of Regency to provide additional financing to us by purchasing additional shares may be limited to the extent that it is able to resell shares of our Common Stock to Trinity and receives available funds from those sale transactions. We do not know whether Regency will provide additional financing to us during 2014 and we do not expect Trinity to make further purchases of our shares from either us or Regency.

In direct transactions with Trinity and Regency, we priced our shares at not less than $1.00 per share, which is greater than the prevailing prices at which our shares generally trade in the OTCQB. See “Item 5. Market for Common Equity, Related Stockholder Matters—Market for Common Stock”.

We continue to discuss and negotiate possible financing transactions with our shareholders, but cannot be certain that we can conclude financing transactions with them or, if completed, that our shareholders will perform their obligations to purchase shares from us.

We do not currently have any independent directors on our Board.

As of March 27, 2013, we ceased to have any independent directors. As of the date of this prospectus , we have two members of our board and they both are members of management. Until an independent director becomes a member of our board, all board decisions will be made by these two members. Because we do not have an independent director, our board of directors has no nominating or compensation committees and our audit committee has no members. In addition, without independent directors, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of independent directors, since only officers and employees of the Company will make all important decisions regarding the Company. For example, our executive officers, who are also stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its shareholders generally and the controlling officers or directors.

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Our success is dependent on our ability to commercialize our SurePure Photopurification Technology and our Turbulator photopurification systems to generate sufficient revenues to sustain and expand our operations.

The execution of our business plan in the near-term is wholly dependent on our ability to commercialize our Technology through the use of our Turbulator line of photopurification systems to produce sufficient revenues to cover our operating expenses. The success of these endeavors will require that sufficient funding is available to us to finance the manufacture, marketing and sale of our current Turbulator systems and the development of new photopurification products and applications for those systems. Should we be unable to improve our financial condition through debt or equity offerings, our ability to successfully advance our business plan will be severely limited and we could be forced to discontinue or liquidate our business. Were this to occur, our shareholders would not be likely to receive any significant return, or any return at all, on their investment.

We face significant obstacles to the commercialization of SurePure Photopurification Technology and our Turbulator systems.

The industries in which we intend to commercialize our Technology are characterized by existing processes and technologies that have been used for very long periods, such as pasteurization, filtration and chemical and other preservatives. It is difficult for us as a business with limited resources to displace these existing processes and technologies and to gain acceptance even as an adjunct to the existing processes. In the case of businesses with existing facilities, a change to our Technology may require the abandonment in whole or in part of existing facilities which have been in place for an extended period of time. In the case of businesses about to build or invest in new facilities, we face the challenge of marketing a newer and often lesser-known technology.

In addition, the principal industries that we have targeted—dairy products, juice products, beer, wine and food—are regulated by government agencies or subject to standards promulgated by industry bodies. These agencies and bodies operate under and enforce regulations which often do not permit UVC purification without change in applicable legislation or regulations or both or classify UVC purification as a food additive. As a result, we are not permitted to address the dairy industry in major markets, such as the United States of America, the European Union or South Africa, until the restrictive regulations have been changed to permit the use of our Technology or until our Technology has been approved for use in the dairy industry. The processes that we have undertaken in our attempts to change legislation and other regulation are often prolonged and difficult. See “Item 1. Business—Regulatory Matters.”

In order to address these challenges, we seek to create awareness of the advantages of our Turbulator systems among businesses that have purification requirements in their processes. We also plan to continue our efforts to obtain regulatory and similar approvals where required. At the same time, we plan to keep pace with outside technological developments, to respond to technological developments and to seek out additional industries whose liquid purification needs are not being met adequately or at all. In order to pursue these strategies, we believe we will be required to expend significant amounts to hire or engage and manage those persons with the networks, skills, experience and resources to execute these plans. We believe we must also continue to fund independent research at qualified academic and similar institutions to investigate fully the scientific basis of our Technology. The financial and other resources that we currently have available are not adequate for all of these purposes, and we will require significant additions to enable us to execute these plans. If we are not able to secure additional funding, we may not be able to address these challenges adequately or at all and therefore could be forced to discontinue our business. Were this to occur, our shareholders would not likely receive any significant return, or any return at all, on their investment.

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Our SurePure Photopurification Technology may become obsolete.

The ability of UVC to destroy microbes and other pathogens has been known for several years. We believe the principal advantage of our Turbulator systems is that they purify turbid liquids in a more efficient and effective manner as compared to conventional processes. There is no assurance, however, that another business will not discover and commercialize a system that would use UVC or some other energy source in a manner more efficient and/or effective than our Turbulator systems, in which case our Technology might be rendered obsolete. Were this obsolescence to occur, we could encounter significant difficulty in selling or otherwise deploying our systems and could be forced to write off the value of our investment in our Technology. In addition, if we were not able to deploy technology or systems that met the challenge of these developments, we could be forced to discontinue our business. Were this to occur, our shareholders would not likely receive any significant return, or any return at all, on their investment.

We compete with established purification processes with wide market acceptance and installed bases.

Since we acquired the SurePure Photopurification Technology in 2005, we have faced considerable difficulty entering the marketplace. Although we believe that our Technology has considerable advantages over conventional modalities, businesses in the market have made considerable fixed cost investments in the installation of the conventional processes, and the replacement of their installed technology with our Technology would entail added costs in the short-term. The success of our business is likely to depend principally upon our ability to convincingly demonstrate the longer-term technical and cost advantages of our Turbulator systems and secure a reliable base of customers who are willing to install our Technology together with or in replacement of the existing purification technologies. It is possible that, despite our ability to prove our effectiveness and our cost efficiencies across a range of industries, our customers will, because of their reluctance to adopt a new technology, prefer to fully amortize their investment in existing purification systems or, because of simple inertia, remain unwilling to purchase our Turbulator systems or otherwise acquire our Technology.

At the same time, many of the businesses that sell and install the existing processes with which our Technology competes have considerable resources and sophisticated marketing plans and operating distribution networks. These factors have made and may continue to make it difficult for us to compete with these businesses. In addition, many of our potential customers engage and rely on industrial engineering firms to recommend and select purification systems for their facilities. The fact that we are a relatively new business with a newly developed technology and with very limited resources may make it difficult for these engineering firms to recommend our Technology over the existing processes.

In addition, competitors could develop technologies or systems similar to or better than our own, finish development of new technologies in advance of us, or be more successful at marketing new products, any of which factors may hurt our prospects for success.

If we are not able to deal effectively with these competitive factors either directly or by focusing on geographic or industrial markets where these competitive factors are less intense, we may not be able to generate revenues for our business. As a result, without revenues, we may be forced to discontinue or sell our business. Were this to occur, our shareholders would not likely receive any significant return, or any return at all, on their investment.

General economic conditions will affect our operations.

Changes in general domestic and international economic conditions may adversely affect the financial performance of the Company. Factors that may contribute to a change in economic conditions include slow or non-existent GDP growth or recession in developed and/or emerging market economies, volatility, uncertainty or actual or potential downturns in banking and/or financial markets, fluctuations in interest rates, availability of credit, inflation rates or currency exchange rates, labor disputes and political and social unrest or reform. Further, the delayed recovery of the global economy is not conducive to growth, particularly of technology companies with newly commercialized products. Any adverse development in economic conditions, whether in banking or financial markets, or in levels of economic activity generally, could increase our expenses and make it more difficult for us to market and commercialize our Technology.

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To date, we have chosen to direct our marketing efforts to markets in emerging economies, which economies may exhibit less stability and predictability than developed economies.

Since we acquired our Technology, we have chosen to devote a considerable amount of our resources to marketing it in South Africa and other emerging economies. We believe that emerging economies tend to offer certain opportunities, such as growing consumer populations, which may lead to the construction of new breweries, dairies and other food and beverage processing facilities. We also believe that it may be easier for the owner or operator of a facility that is about to be built to adopt our Technology than for the owner or operator of an existing facility which already has a purification system installed. Doing business in emerging economies, however, is subject to substantial risks. Among other things, economic conditions in those countries may be volatile. The role of governmental agencies and other regulators may be subject to change without advance notice or without any notice. The plans of our current and potential customers to construct or complete the planned construction of their facilities therefore may change. In addition, perception of risk in any one particular emerging market country or region can heighten the perception of risk in emerging market countries in general, whether among banking or financial markets or otherwise. As a result, the investment that we have made with respect to the projects may not have the return that we anticipated or any return at all.

We do not have an expansive or well-developed distribution network.

To date, we have relied on distributors to sell our Technology on a country-by-country or region-by-region basis without putting into place a coordinated international distribution network. We believe that the establishment and maintenance of an effective worldwide distribution network will require a substantial amount of financing which has not yet been available to us. The lack of an effective worldwide distribution network may place us at a competitive disadvantage to other providers of liquid purification technologies. If we are not able to secure adequate equity or debt financing in the future, we may not be able to create channels of distribution for our systems, and, as a result, our revenues may not increase.

We rely on third parties to manufacture our Turbulator systems and do not have our own manufacturing facilities.

Although our own employees design, assemble and install our Turbulator systems in conjunction with our distributors and customers, we have contracted the manufacturing of the components of our Turbulator systems to third parties. As a result, we do not directly control these components and are subject to risks, including late or non-delivery, defective manufacture by third parties, breakage in transit and insufficient supply. Any of these problems, as well as other problems deriving from outsourced manufacture of components, could lead us to default on our obligations to our customers, which could have adverse financial consequences for us and as well as adverse consequences for our business reputation.

We rely heavily upon our patent and other intellectual property.

We rely on a combination of the counterparts of our issued patent, trade secrets and licenses, and, to a lesser extent, trademarks, together with non-disclosure and confidentiality agreements, to establish and protect proprietary rights to our Technology. See “Item 1. Business—Intellectual Property.” Our success depends, in part, on our ability to obtain additional United States and foreign patent protection for our products, their uses and our processes to preserve our trade secrets and to maintain the patents that we hold. We do not know whether any of the claims in our issued patents or pending applications will provide us with any significant protection against competitive products or otherwise be commercially valuable. Legal standards regarding the validity of patents and the proper scope of their claims are still evolving, and there is no consistent law or policy regarding the valid breadth of claims. Additionally, there may be third-party patents, patent applications and other intellectual property relevant to our products and technology which are not known to us and that block or compete with our products. Since we do business in emerging economies where legal means for effectively addressing infringement of our patent may not be available, we may not be able to prevent infringement or to obtain judicial relief when infringement occurs.

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Our limited financial resources impede our ability to assert our patents against infringers and to obtain additional patents. Accordingly, we may not be able to exercise our rights to their full extent. As a result, infringement may have a material and adverse affect on our ability of our SurePure Technology to compete.

We may not be able to effectively manage our growth.

Over the longer term we will seek to achieve considerable future growth in our business. This growth may come from the market acceptance of our Technology, increased licensing and commercialization of our Turbulator systems and expanding applications and markets for our Technology. To achieve growth in an efficient and timely manner, we will have to maintain strict controls over our internal management, technical, accounting, marketing, and research and development functions in all of our companies, both in the United States and elsewhere. We believe that we will continue to employ sufficient quality personnel to manage our anticipated future growth. Should we be unable to successfully manage our anticipated future growth by employing or otherwise engaging personnel and professionals who will maintain these standards, our costs may increase, our growth could be impaired and our ability to operate in existing and new marketplaces may be impaired.

Failure to receive regulatory approval and other governmental action may adversely affect our business.

We have developed our SurePure Photopurification Technology such that it can be used by industries without being subject to prior regulatory approval as well as in those industries where regulatory approval is required. Should our Technology not receive regulatory approval, the applications of our Technology will become limited to those industries where regulatory approval is not required, and our business and financial results would thereby be seriously harmed.

In those markets and industries in which regulatory approval is required, the approval process is frequently long, unpredictable and costly. See “Item 1. Business—Regulatory Matters.” Although we believe that we have accumulated sufficient scientific data to prove that our Technology is both safe and effective, governmental agencies frequently request additional or updated data. To satisfy these requests, we may be required to expend significant amounts and delay our entry into the market place, both of which adversely affect our business. The regulatory standards that we seek to satisfy are in large part subjective, and therefore we cannot be certain that our evidence will be satisfactory in any given case until the regulatory body so determines.

Although regulatory bodies in different jurisdictions may consider approval in one jurisdiction to be persuasive on certain issues of concern, in general, we must address each regulatory body separately and attempt to satisfy its own set of standards in each case. This process is extremely time-consuming and costly. Frequently delays arise because of, among other reasons, changes in the staffing of regulatory agencies or because of changes in priorities within the regulatory agencies. Although we have employees dedicated to regulatory issues, in almost all cases we must rely on outside consultants for each jurisdiction in which we are seeking regulatory approval. Although these consultants have frequent contact and wide experience with the government agency in question, these consultants are expensive and cannot assure us of a favorable outcome or that delays will be avoided.

In certain jurisdictions, regulatory approval requires that an existing law or regulation be modified. Typically, the existing laws or regulations limit the means by which foods and beverages can be purified to the existing modalities. The modification process requires publication or debate of the intended change. Publication and debate give our competitors and those businesses that have vested interests in maintaining the exclusivity of the existing modalities the opportunity to oppose our efforts to modify the existing limitations. As a result, we may be forced to spend significant resources to counter these efforts, and we may not be successful in doing so. If we are not successful, then we could be prohibited from selling or distributing our Technology in that market. Even if we are successful, we would likely undergo significant delays and expend significant resources, which may impair or prevent us from operating in such markets.

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Moreover, because we are regulated in certain markets as a food additive, we are subject to ongoing scrutiny and subject to changes in regulatory actions even after approval has been obtained. Furthermore, changes in legislation and governmental policy could also negatively impact us.

Because our Technology is applied to food and beverage products to be consumed by the public, we may face liability claims.

Although we have conducted testing programs to identify potential material defects in our Technology and have relied on published, peer-reviewed studies of UVC by independent investigators, these tests and studies may not have detected all potential defects. Any undetected defects could harm our business reputation, diminish our customer base, shrink revenues and expose us to product liability claims. We carry product liability insurance in amounts that we consider to be adequate for the size of our business. However, we cannot assure you that we will have adequate insurance to cover all claims that we may face, and any determination of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Consumer advocates and others may question the safety of the effects of our Technology.

We are aware that certain organizations that purport to be consumer advocates and others may question the safety of irradiation for purposes of preservation and avoiding spoilage. Often, these persons question the safety testing that has been done with respect to the consumption of foods and beverages that have been irradiated and attempt to establish a link between irradiated food and cancer, despite the FDA’s efforts to educate the public on questions relating to irradiation. These persons may attempt to use the Internet or other media to bring pressure on governmental agencies and generate publicity against the use of irradiation. As a result, and because UVC may be characterized as a form of radiation, their concerns may adversely affect the reputation of our Technology and our ability to increase our revenues. Were their concerns to become pervasive, our business could be damaged. In that case, we might have to restrict our marketing and sales efforts to markets and industries that were not affected by governmental actions or publicity.

We may be unable to attract and retain qualified employees and management personnel necessary for the operation of our business.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry and in the locations in which we operate is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of directors for monetary damages that may be awarded to us and our shareholders; further, we provide indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which we may be unable to recover. These provisions and resultant costs may also discourage us from bringing lawsuits against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our shareholders.

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We may not have obtained shareholder approval for the transfer of certain of our assets.

As required by the Share Exchange Agreement, on December 12, 2012 we redeemed and then cancelled 23,180,000 outstanding shares of our Common Stock then held by Ratree Yabamrung and Kotchaporn Bousing, two of our officers, directors and shareholders prior to the Share Exchange. We redeemed Ms. Yabamrung’s shares by assigning to her all of our assets and liabilities immediately prior to the closing. We did not obtain the approval of our shareholders for the transaction that we executed with Ms. Yabamrung. Although we believe that shareholder approval may not have been required under Nevada law for the transfer of those assets that were transferred to her, it is possible that persons who were shareholders at the time of the Share Exchange may claim that their approval was required, in which case litigation might follow. Although we believe that there would be meritorious defenses to the claim and that few shareholders would have an incentive to bring such a claim, nevertheless defense of the claim may be difficult, costly and time consuming.

We are controlled by our current officers, directors and principal shareholders.

Our directors and executive officers and their affiliates beneficially own approximately 4.1% of the outstanding shares of our Common Stock. See “Item 12. Security Ownership Of Certain Beneficial Owners and Management and Related Stockholder Matters.” Accordingly, our directors, executive officers and principal shareholders will have substantial influence over, and may have the ability to control, the election of our board of directors and the outcome of issues submitted to a vote of our shareholders. Although our board members and officers owe a fiduciary duty to our shareholders and must act in good faith in a manner they reasonably believe to be in the best interests of our shareholders, as a shareholder such persons are entitled to vote their shares in their own interests, which may not always be in the interests of shareholders generally.

Risks Relating to our Securities

Shares of our Common Stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for shares of our Common Stock either now or in the future.

Although our Common Stock is quoted on the OTCQB, shares of our Common Stock are very thinly traded, and the price of our Common Stock, if traded, may not reflect our value. OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange. As a result, there can be no assurance that there will be an active market for shares of our Common Stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, shareholders may not be able to liquidate their investment in us or liquidate it at a price that reflects the value of our business. As a result holders of our securities may not find purchasers for our securities should they desire to sell the securities that they hold. Consequently, only investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time should purchase our securities.

If a more active market for our shares should develop, the price of shares of our Common Stock may be highly volatile. Because there may be a low price for shares of our Common Stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our Common Stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.

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If we are not able to satisfy the eligibility standards of the OTCQB market, the trading of our shares will become more difficult.

During 2014 the OTCQB market underwent changes that require us to comply with its new eligibility standards. If we become unable to satisfy the eligibility standards of the OTCQB market, OTCQB has advised us that it would move the trading of our shares to OTC Pink, a market in which it could be substantially more difficult for volume in our shares to increase and for buyers and sellers to transact with each other. This development, in turn, may make it more difficult for us to sell shares directly to investors because our shares will not have the liquidity of other shares of other companies. To date, we have been able to comply with the standards.

Our shares may lose their status as “DTC-Eligible.”

Shares of our Common Stock became “DTC-eligible” during the first quarter of 2013. This means that our shares can be electronically transferred between brokerage accounts. It is, however, possible that DTC could in the future change the status of our shares to other than “DTC-eligible” or otherwise subject our shares to a limited status which DTC references as a “chill.” Were either or both of these events to occur, our shares would not be able to be electronically transferred between brokerage accounts and the transfer process would therefore become manual. Manual processing may take several days and is not a favored option for companies such as us that rely on broker dealers for stock transactions. If we were to lose DTC-eligibility, our shares may not be able to trade with any volume.

We cannot assure our shareholders that an active market for shares of our Common Stock can be sustained.

We cannot assure our shareholders that an active trading market for our Common Stock can be sustained. A shareholder may find it difficult to dispose of shares or obtain accurate quotations as to the market value of our shares on the OTCQB. Securities quoted on the OTCQB may be subject to a Commission rule that imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, this rule may deter broker-dealers from recommending or selling such securities, which may further limit the liquidity of our shares. If applicable, this rule could also make it more difficult for us to raise additional capital.

Sales by our major shareholders under Rule 144, Regulation S or another exemption from the Securities Act, or pursuant to a registration of our shares, may depress the price of our Common Stock.

As of December 21, 2015, our stockholder XOptics holds 14,800,000 shares of our Nonvoting Convertible Preferred Stock. Those shares are convertible into 14,800,000 shares of our Common Stock on a 1-to-1 basis under certain terms and conditions, including upon any sale to a third party purchaser. Any shares of Common Stock that are issued to XOptics upon conversion of its shares will be restricted securities unless the shares are first registered prior to their resale.

XOptics is able to sell, or convert and then sell, the 14,800,000 shares of our Nonvoting Convertible Preferred Shares that it holds under Rule 144 under the Securities Act, which permits XOptics to resell, subject to various terms and conditions, its restricted securities. In addition, because XOptics is not a “U.S. person,” as defined in Regulation S under the Securities Act, it may be able to sell shares of our Nonvoting Convertible Preferred, or convert those shares and then sell the conversion shares, in offshore transactions.

Similarly, our other major shareholders—Trinity, Regency and RD Active—are not “U.S. persons” and have sold and may continue to sell our restricted securities outside of the United States at prices that are below the prices quoted on the OTCQB.

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Any sale of a substantial number of shares at one time or from time to time may depress or limit the market price of our shares. Moreover, because these sales could occur in the future, the anticipated effect of the shares becoming available in the market through future sales, also known as overhang, could reduce the trading price of shares of our Common Stock.

Our efforts to raise capital, if successful, will subject our shareholders to dilution.

As described under “—We require immediate capital to fund our operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations or to liquidate our business,” we require immediate capital to fund our operations. Our efforts to raise capital have resulted in multiple subscription and share purchase agreements. Since the date of the Share Exchange and through December 21, 2015, we have issued 35,226,808 shares of our Common Stock, or an increase of approximately 151% of our issued and outstanding shares. Of the shares issued, 15,230,513 have been issued to shareholders in exchange for consideration, 12,130,848 have been issued to discharge loans and accrued compensation liability and 7,865,447 have been issued upon conversion of shares of our Nonvoting Convertible Preferred Stock. These issuances have diluted the interests of our shareholders; any future issuances will continue to dilute their interests. Therefore, any investment in our shares of our Common Stock carries that risk that such investment will be diluted by a subsequent share issuance by us as a result of, among other things, our need for external sources of capital.

We are incurring increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we are incurring significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We also are incurring substantial expenses in connection with the preparation and filing of this registration statement and responding to the Commission’s comments in connection with its review of the registration statement. We may be required to incur costs associated with current corporate governance requirements, including requirements under provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules implemented by the Commission or any stock exchange or quotation system on which shares of our Common Stock may be listed in the future. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage available to privately-held companies. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of Sarbanes-Oxley could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock.  In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

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Because we became public by means of a reverse acquisition, we have not been able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our having become a public reporting company through a “reverse acquisition.” Security analysts of major brokerage firms do not cover us or our stock. Because we became public through a reverse acquisition, there may be less incentive for brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to provide analyst coverage of us or our stock in the future, which may result in less liquidity and lower trading prices for our shareholders.

We are subject to Sarbanes-Oxley and Dodd Frank and the reporting requirements of federal securities laws, which can be expensive and time-consuming.

We are subject to Sarbanes-Oxley and the Dodd Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank”), as well as related rules implemented by the Commission and reporting requirements of the Exchange Act and other federal securities laws. The costs of compliance with Sarbanes-Oxley and of preparing and filing annual and quarterly reports, proxy statements and other information with the Commission, and furnishing audited reports to shareholders, are significant and require us to expend significant amount on our costs and expenses of complying with these rules, principally the fees and expenses of our professional advisors.

Our executive officers have had limited experience managing a public company subject to U.S. securities laws, which could adversely impact our ability to comply with the reporting requirements of those laws.

 Prior to December 12, 2012, none of our management team had managed a public company subject to U.S. securities laws. Our management’s lack of experience could adversely impact our ability to comply with legal, regulatory, and reporting requirements of those laws. Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a public company would be in jeopardy, in which event the shareholders could lose their investment. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company. Our ability to find and retain qualified personnel on our terms and budget may be very limited.

We have never paid dividends on our Common Stock, and we do not intend to do so for the foreseeable future.

We have never paid dividends on our Common Stock, and we do not anticipate that we will pay any dividends on our Common Stock for the foreseeable future. Accordingly, any return on an investment in our Common Stock will be realized, if at all, only when a shareholder sells shares of our Common Stock.  In addition, our failure to pay dividends may make our stock less attractive to investors, adversely impacting trading volume and price.

Commission rules prohibit a reverse acquisition company from listing on a national securities exchange until the company has been in the U.S. over-the-counter market or on another regulated U.S. or foreign exchange for at least one complete fiscal year.

Commission rules seek to improve the reliability of the reported financial results of reverse acquisition companies by requiring a pre-listing “seasoning period” during which the post- reverse acquisition public company must produce financial and other information in connection with its required Commission filings. The company also must maintain a requisite minimum share price for at least 30 of the most recent 60 trading days prior to the date of the initial listing application and the date of listing on any national securities exchange.  As a result of these rules, it is unlikely that we will be eligible to list on a national securities exchange until 2015 at the earliest, and then only if our stock trades above the requisite minimum price in accordance with the listing requirements of the applicable national securities exchange.

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A significant portion of the total outstanding shares of our Common Stock may be sold into the public market in the near future, which could cause the market price to drop significantly, even if our business is doing well.

During 2013 and 2014 we registered for resale by our shareholders a total of 38,982,753 shares, or approximately 82.3% of the issued and outstanding shares of our Common Stock. We believe that, despite these registrations, our shareholders have not sold most of those shares of our Common Stock but would likely do if there were broader demand for our shares in the market or if the bid price increased. Sales of a substantial number of shares in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could depress the trading price of our Common Stock or limit increases in the trading price.

Because it may be considered a “penny stock,” our shareholders may have difficulty selling shares of our Common Stock.

Our Common Stock may be considered a “penny stock” if the price for our Common Stock that does not trade on an exchange drops below $5.00 per share and we do not meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 if we have been operating for at least three years or $5,000,000 if we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years. In that case, our shares will be subject to the requirements of Rule 15g-9 under the Exchange Act.  Under this rule, broker-dealers who recommend penny stocks to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker-dealer must make an individualized written suitability determination for the purchaser, considering such purchaser’s financial situation; investment experience and investment objectives, with respect to penny stock transactions, and receive the purchaser’s written consent prior to the transaction.

The penny stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny stock transactions. As a result, there is generally less trading in penny stocks. If you become a holder of our Common Stock, you may not always be able to resell shares of our Common Stock publicly at the time and price that a shareholder believes are fair or appropriate.

SELLING SHAREHOLDERS

On behalf of the selling shareholders named in the table below, we are registering, pursuant to the registration statement of which this prospectus is a part, 11,919,426 shares of our Common Stock. In the case of shares that are beneficially owned by Regency Capital Corp, we are registering these shares pursuant to provisions of the Share Purchase Agreement, dated November 22, 2013, as amended thereafter on February 13, 2014, March 19, 2014 and June 24, 2014, that provides Regency with certain rights to require that its shares to be registered for resale. In the case of shares of our Common Stock that are beneficially owned by the Company’s officers and directors and one of the consultants, the shares were issued under Agreements, dated August 7, 2015 and November 16, 2015 that contain provisions granting those officers and directors and that consultant the right to include their shares in certain registration statements filed by the Company. For information regarding these agreements, see “Certain Relationships and Related Transactions – Recent Financing and Acquisitions,” below in this prospectus. In the case of shares of our Common Stock that were issued to M Cubed Holdings Limited, the Share Purchase Agreement, dated August 10, 2015, under which they were issued contains provisions granting M Cubed Holdings Limited the right to include its shares in certain registration statements filed by the Company.

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The table below lists the selling shareholders and information regarding their beneficial ownership of common stock as of December 21, 2015. Beneficial ownership is determined in accordance with the rules of the Commission. The information is not necessarily indicative of beneficial ownership for any other purpose.

All information with respect to beneficial ownership has been furnished to us by the selling shareholders. For more information, see the section of this prospectus entitled “Plan of Distribution.”

Based on the information supplied to us by or on behalf of the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Offered	Shares Beneficially Owned After Offering
	Number	Percentage (2)		Number	Percentage
Regency Capital Corporation	570,037	*	141,250	428,787	*

3899357 Canada Inc.	180,000	*	90,000	90,000	*

Farnworth Estates, S.A.	1,676,000	2.86	1,676,000	0

ProActive Capital Resources Group LLC	210,000	*	180,000	30,000	*

Stephen Robinson (3)	6,633,637	11.31	5,750,000	883,637	1.51

Guy R. Kebble (4)	3,250,000	5.54	2,650,000	600,000	1.02

Christophe Joveniaux (5)	1,320,000	2.25	970,000	350,000	*

Steven Miller (6)	912,176	1.56	462,176	450,000	*

	14,751,850		11,919,426	2,832,424

* Represents beneficial ownership of less than 1% of our outstanding Common Stock.

** Assumes the sale of all such shares offered in this offering.

(1)	The number of shares is as of December 21, 2015. The shareholders listed above may have sold shares since that date.

(2)	Except as noted below in notes (3) and (4), the percentages of Common Stock beneficially owned are based on 58,533,992 shares of Common Stock outstanding on December 21, 2015.

(3)	Mr. Robinson is a director of the Company and its Chief Financial Officer. Includes vested options to purchase 100,000 shares of Common Stock.

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(4)	Mr. Kebble is a director of the Company and its Chairman and Chief Executive Officer. Includes vested options to purchase 100,000 shares of Common Stock.

(5)	Includes vested options to purchase 50,000 shares of Common Stock.

(6)	Includes vested options to purchase 75,000 shares of Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the shares of our Common Stock offered by the selling shareholders.

DIVIDEND POLICY

We have never paid or declared any dividends on our shares of common stock.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

DETERMINATION OF OFFERING PRICE

All shares of Common Stock being offered will be sold by the selling shareholders without our involvement.  As a result, the selling shareholders will determine at what price they may sell the offered shares, and these sales may be made at prevailing market prices or at privately negotiated prices.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our Common Stock has been approved for quotation on the OTCQB under the symbol “SURP.”   The Company stock began trading on OTCQB on September 20, 2010.   The table below sets forth the high and low bid prices for our Common Stock for the eleven quarters ended September 30, 2015 as reported on the OTCQB and OTCBB websites for the relevant quarters. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions. See “Risk Factors—Shares of our Common Stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for shares of our Common Stock either now or in the future” and “Risk Factors —Because it may be considered a “penny stock,” our shareholders may have difficulty selling shares of our Common Stock.” Also, see “Risk Factors— If we are not able to satisfy the eligibility standards of the OTCQB market, the trading of our shares will become more difficult”

	Common Stock	Market Price
Quarter Ended	Bid High ($)	Bid Low ($)
September 30, 2015	0.40	0.08
June 30, 2015	0.16	0.08
March 31, 2015	0.20	0.05
December 31, 2014	0.19	0.04
September 30, 2014	0.44	0.13
June 30, 2014	0.70	0.47
March 31, 2014	0.91	0.40
December 31, 2013	0.91	0.75
September 30, 2013	1.17	0.85
June 30, 2013	1.34	0.92
March 31, 2013	1.32	1.00

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As of December 21, 2015, 58,533,992 shares of our Common Stock were issued and outstanding, an additional 14,800,000 shares of our Common Stock were issuable upon the conversion of the issued and outstanding shares of our Nonvoting Convertible Preferred Stock., We have reserved 3,000,000 shares of our Common Stock for future issuance under the 2012 Stock Plan, under which we issued options to purchase 475,000 shares of our Common Stock in 2013.

Record Holders

As of September 30, 2015, there were approximately 90 holders of record of our Common Stock.

Equity Compensation Plan Information

As of December 21, 2015, options to purchase 475,000 shares of our Common Stock had been issued under the 2012 Stock Plan. Under the terms of the grants of those options, options to purchase 190,000 of those shares were vested on the date of grant, options to purchase 142,500 shares vested on November 12, 2014 and options to purchase 142,500 shares vested on November 12, 2015.

DTC Eligibility

DTC, a financial industry service provider that immobilizes and makes "book-entry" changes to ownership of securities, has advised us that shares of our Common Stock became “DTC eligible”. This means that shares of our Common Stock can be electronically transferred between brokerage accounts. It is, however, possible that in the future DTC could change the status of our shares to other than “DTC eligible” or otherwise subject them to a limited status that DTC refers to as a “chill.” Were either or both of these events to occur, the process for transferring our shares between brokerage accounts would become manual. Manual processing may take several days and is not a favored option for companies such as us that rely on broker dealers for stock transactions. Unless and until we again became DTC eligible, our shares might not be able to trade with any volume. See “Risk Factors—Risks Relating to our Securities—Our shares may lose their status as “DTC-eligible”” in this prospectus.

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BUSINESS

Overview

The Company designs, manufactures, markets, sells or licenses and maintains its proprietary Turbulator systems for innovative liquid photopurification technology in the global marketplace (“SurePure Photopurification Technology” or our “Technology”). We have been engaged in these activities since 2005. Currently, our Technology uses Ultraviolet (“UV”) light in the C band (“UVC”) to process, preserve and sustain the natural quality of food ingredients, such as liquid egg and animal feed constituents, and beverage products, such as juices and concentrates, sugar syrup bases, alcoholic beverages and farm milk. In addition to the foregoing applications now in use, our SurePure Photopurification Technology is being tested for its capacity to reduce the microbial loads in turbid liquids intended for human consumption, such as dairy products, flavored water and coconut water, liquids with industrial applications, such as diesel and bio-ethanol, and liquids with pharmaceutical applications, such as eye preparations, saline drips and personal care products.

The use of UVC light energy with a specific wavelength to disinfect food surfaces, water and other beverages is well accepted. In 2001, the U.S. Food and Drug Administration (“FDA”) amended its regulations to permit the use of UVC light as a means of purification for water and fruit juices under certain conditions. There are multiple systems that effectively use UVC to purify or disinfect water and transparent liquids. Beverages and other liquids, such as milk and fruit juice, and water and other liquids used in industrial processes, are cloudy, opaque and contain suspended matter, and are often referred to as “turbid.” The ability to use UVC to purify turbid liquids requires technology that passes limited amounts of liquid at high flow rates very close to the UVC light source so that microbes and other pathogens in the liquid are exposed most directly and intensely to UVC waves.

It is our goal to secure approval for our Technology during 2016 in those markets where approval is a precondition for the commercial implementation, as well as to continue to market and distribute our SurePure Photopurification Technology on a worldwide basis. After concluding research and successfully testing at various research institutions during the past several years, we are seeking approval from the FDA and EU Novel Food Clearance for use of the SurePure Photopurification Technology as an adjunct to and in certain cases as an alternative for, pasteurization in dairy applications and from the International Organisation of Vine and Wine for the purification of wine. We are simultaneously increasing the general awareness of our Technology through demonstrations at trade shows and exhibitions of our Technology to selected customers who are successfully running internal tests.

Based on research that we have sponsored, we believe that our SurePure Photopurification Technology improves beverage and liquid food quality and safety by safely disinfecting these products beyond existing technology, such as conventional pasteurization. Because our Technology does not require heat to be generated for purification to occur and therefore requires less energy to operate, we also believe that it enables processors of food, beverages and industrial liquids that use our Technology to reduce their operating expenditures. Our research also leads us to believe that our SurePure Photopurification Technology can be applied to virtually every consumable beverage, many industrial and processing liquids and any liquid pharmaceutical products that may suffer from microbiological contamination. Consequently, the markets that we serve can encompass all industries that manufacture or distribute consumable beverages, industries that use water or other liquids in industrial processes in the manufacturing or processing of foods and beverages and industries that produce liquids that must meet standards for high levels of purification.

Our Industry

Currently, conventional means for purifying dairy products, juices, wine, beer and other beverages are pasteurization and chemical. Pasteurization was developed in the nineteenth century and received widespread adoption in the late nineteenth and twentieth centuries. Pasteurization operates by heating milk or other liquid to a specific temperature level (generally, 73° C or 164° F, although the exact temperature will vary according to need) and holding the temperature constant for a specified period of time, during which period pathogen cells are ruptured as a result of the heat transferred by the liquid. As a result of the heating process, pasteurization transforms components of the liquid, including taste and other sensory attributes, and does not remove the ruptured microbes from the fluid. In order to create sufficient heat to raise the temperature of the liquid to meet pasteurization standards, large amounts of energy must be consumed and CO2 emissions are created.

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Another principal means for purifying liquids has been the addition of certain chemicals, such as sulfites and other preservatives. The addition of these elements often affects the taste and consistency of the liquid or food to be treated. Published research concludes that the additives used to achieve purification or preservation may lead to unhealthy or otherwise undesirable side effects among certain consumers.

Notwithstanding the general effectiveness of pasteurization and other means of purification, certain spore-forming bacteria, such as Bacillus, remain a serious concern in the food industry, since they can survive heat, chemicals, desiccation and radiation and can cause food poisoning and spoilage. Certain species of Bacillus, such as B. sporothermodurans, are heat resistant and can survive the process of pasteurization. We believe that the food and dairy industries are seeking alternative methods to render their products microbiologically safe for consumption against the widest possible range of microorganisms.

Our Technology

UVC occupies the light spectrum with wavelengths of 10 nanometers to 290 nanometers. UVC has been successfully used as a process for the disinfection of air, water and surfaces. In recent years, scientists have studied UVC irradiation technology as an alternative to heat (pasteurization) or chemically-based processes (preservatives) that currently are being used in the purification and/or sterilization or preservation of foods and liquids. Our Technology uses UVC waves to purify microbiologically sensitive turbid (cloudy or hazy fluids caused by individual particles (or suspended solids)) that are generally invisible to the naked eye by inactivating contaminating microorganisms, such as bacteria, yeasts, moulds and viruses in treated liquids. The UV wavelength most effective for killing microorganisms is between 254 and 260 nanometers. Based on this, our Technology employs UVC radiation at the germicidal wavelength of 254 nanometers of sufficient energy and duration to inactivate contaminating pathogens, including viruses. On the basis of research that we have sponsored, we believe that since our Technology transfers energy directly to microbial DNA, it also limits secondary effects on liquid proteins, enzymes and other components and concomitantly minimizes effects on nutritional, sensory and marketing attributes of the product being purified.

UVC light can penetrate the outer cell membranes of microorganisms, such as viruses, bacteria, mold and mildew. Exposure to UVC causes the DNA molecules of the microorganisms to become fused, or mutated. The mutations further result in the death of the organisms as their metabolic functions such as replication cannot be completed after the mutation results. In addition to being safe, our process is non-thermal, chemical-free, fast and replicable.

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Our Product

We provide our Technology, the Turbulator, to commercial clients for use in their plants. The Turbulator is a mechanical tube system within a double-walled stainless steel cylinder that creates turbulation in the fluid, moves the liquid to be purified in spiral flows over the source of the UVC at a specified distance from the source which maximizes the efficacy of the UVC waves, and ensures that all the liquid is exposed to the UVC source. Existing laminar flow systems, in which the liquid passes across a light source in sheets, do not allow for the sustained, controlled exposure that is necessary for effective purification, particularly for turbid liquids. The Turbulator system can be installed in parallel or series, resulting in a system that uses multiple lamps, with a modular approach enabling the treatment of a number of liquids requiring varying levels of exposure and flow rates. The proprietary design of the Turbulator is based on an internal lamp which is inserted into a quartz sleeve which in turn is placed inside a metal housing. Because of the proximity of the light source to the target liquid within the housing, there is a very high level of energy transfer to individual micro-organisms within the target liquid. The Turbulator system includes a data recording component which records quality assurance and other critical data relating to its operation.

We have designed the Turbulator system to maximize the range of liquids that our Technology can purify. The color and turbidity of the liquid being treated plays a role as UVC can only penetrate roughly 1 mm into juice and even less so into milk. The efficacy of the UVC is therefore dependent on the properties of the liquids being treated, including the color, viscosity, absorbance and presence of suspended solids. The Turbulator has been designed so that the necessary adjustments can be made to optimize its effectiveness in relation to the properties of the liquids being treated. Moreover, because of the design of the Turbulator and its components, our system can treat liquids where the use of heat as a purifying agent would be detrimental to the product. The Turbulator also allows the processor to set the precise exposure of a treated liquid to the UVC source, so that the exposure can match the exact purification requirements of the liquid.

The principal benefit of our SurePure Photopurification Technology is that it purifies liquids by inactivating pathogens without the use of heat energy. Because of the proprietary characteristics of the Turbulator system that control the flow of liquid over the UVC source, the Technology has been effective on all pathogens for which we have performed tests, including those that we believe are resistant to heat. In addition, we believe that our product has other benefits as well:

~~•~~	Because our Turbulator systems do not rely on the generation of heat or other intense energy to perform purification, they consume substantially less power and therefore lead to less power-related expense, both in terms of power inputs and cooling needs;

~~•~~	Because our Turbulator systems require substantially less power than conventional means of heat-based purification, they substantially reduce the carbon footprint of the process;

•	Because the liquids that have been purified have not been subject to significant change in temperature, the quality of the end product remains intact;

•	For most liquids treated by our Technology, shelf life improves because we have inactivated the microbes and spores that result in spoilage;

•	Because our Turbulator systems are effective in destroying pathogens, the need to use preservatives in the liquid product that has been treated is substantially reduced;

•	Because our Turbulator systems effectively purify liquids used in industrial processes for washing and rinsing, among other purposes, those liquids can then be reused, which substantially reduces water consumption and the need to dispose of waste products; and

•	Because our Technology does not rely on heat, our Turbulator systems can possibly create new products in situations in which the application of heat has been a limiting factor in their purification.

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More than 500 Turbulator systems, including test systems, have been installed since our inception in 2005 and either have been or are in operation in the following locations: the United States, Europe, South America and South Africa. Each installed Turbulator system is comprised of one or more Turbulators. We continue to evaluate the performance of our Turbulator systems. As we gain customer feedback, we incorporate it into the design of new Turbulator installations.

In certain geographic markets and for applications to certain liquids, we have not obtained or are not required to obtain governmental approvals for the sale or distribution of our Turbulator products. Accordingly, we or our distributors can market our Technology at the present time. In those markets and for those applications where governmental or similar approvals are required, our timelines for market entry are estimated to be between one and three years. See “—Regulation.” Rather, our principal task is to fund research by credible and competent third parties that will generate the scientific data that underpin our requests for clearance and that will convincingly demonstrate the efficacy, as well as what we believe to be the advantages of, our Technology. We believe that the aggregate cost of these reports will be approximately $100,000 during 2016.

We do not, and do not expect in the near term, to manufacture Turbulator systems through a facility of our own. Rather, we rely on third-party manufacturers to build our Turbulator components to our specifications and for our final assembly. Our limited financial resources impair our ability to contract with manufacturers, since, among other things, our manufacturers generally require full payment before product delivery and installation. Our current manufacturers are located in France and South Africa. Our products are generally delivered to our customers at their particular industrial sites where our own personnel, supported by our third-party manufacturers, install and test the systems, and then provide training to the customer. The materials used to manufacture and assemble Turbulator systems are commodities and, at the current time, are not in short supply. If any of our suppliers were unable to provide components, we believe that there are sufficient backup sources for components that would permit us to maintain our pricing intact.

Our Competitive Strengths

Based on our proprietary patented Turbid Fluid Photopurification Technology, we are attempting to become an industry leader in the liquids purification and treatment industry. We believe our competitive strengths include the following:

•	Although UV light has long been used as a surface sterilizer and has been successfully applied to clear water, we have developed the first product that processes opaque or turbid liquids using UV light:

▪	Our patented Turbulator design increases the liquid’s exposure to UVC, enabling greater efficacy and consistency in purification;

▪	The turbulent flow of the liquid over the UVC source for an extended period at controlled distances from the source ensures a non-fouling, self-cleaning system; and

▪	The multiple-lamp system used in the Turbulator system provides greater flexibility;

•	The Technology is an alternative to comparable heat - or chemical-based processes and has a greater microbiological efficacy than conventional, laminar-flow UV systems in turbid liquid applications; and

•	The Turbulator uses a low maintenance, non-fouling technology that offers significant process and energy savings.

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The principal commercial benefits of our Technology and the systems that incorporate it include:

•	an effective alternative to pasteurization;

•	replacement of chemical and other preservatives;

•	significant savings of energy and water;

•	extended shelf life of treated products;

•	preservation of the taste, smell and look of the raw materials or finished products; and

•	delivery of replicable, predictable germicidal efficacy.

Notwithstanding the above advantages of our product, we nonetheless encounter and therefore must overcome serious challenges to further adoption and implementation of our Technology. As is the case with any business that seeks to replace an existing conventional modality , such as purification heat or preservatives, we have the burden of persuading customers and others of the superiority of the results that we produce and the value to our customers of the return on their investment in our technology. In applications, such as industrial application, where there is no regulatory involvement, we rely on various “cost/benefit” analyses to substantiate the case for acquiring and installing our system. In applications, such as dairy or foods, where there is regulatory involvement, we must demonstrate to the regulators that our Technology and its use of UVC either fits within the scope and application of existing rules and regulations, or, more often, we must persuade the regulators, by evidence they deem to be satisfactory, that they can amend or vary their regulations so that customers can employ our Technology. In many circumstances in which our technology is regulated, we prefer to present initially our Technology, as an adjunct to, and not as a replacement of, existing purification technologies. Although we believe that adjunct use will eventually lead to replacement, we do not yet have an established track record in this respect.

Sales

We have focused our sales efforts on “early adopter” global clients with multiple processing plants who have a substantial market share in their industries. Most of our sales activity takes place within our subsidiary SPO, as that company owns and administers all of our patents other than the South African patent. Most of our current sales arrangements are through SPO. During 2015, we generated approximately $2,500,000 of revenues under a few existing customer agreements.

For example, we have focused on the brewing industry and its need to purify liquid inputs into its final products, such as simple sugar syrup, as well as producers of fruit juice and wine. For example, we have focused on the brewing industry in emerging economies because we believe that these economies exhibit favorable opportunities for growth in demand for our perspective clients’ products. In 2009, we sold a Turbulator system to a facility a major international brewer located in South Africa. During 2014, we delivered two additional units to the same brewer. We also have engaged in trials with a craft brewer. Depending on regulatory developments (see “—Regulation”), we will target businesses that both produce and use liquids in their production processes and require the highest levels of purification of those liquids. The customers that we serve in one particular geographic market may not be the same type of customers that we serve in another geographic market, as we expect to continue to be opportunistic with respect to sales and market penetration.

During 2014, we sold our Turbid Fluid Photopurification Technology to a supplier of natural ingredients, a supplier of aromatherapy oils, a producer of liquid egg products and a producer of animal feeds.

During 2015, we also sold our Turbid Fluid Photopurification Technology to a producer of natural vegetable juices and an existing customer which supplies equipment to customers who produce milk for consumption by calves and other farm animals. We concluded the installation of an initial 360 Turbulator system for the producer of specialty animal feeds that placed an order during 2014, and during November 2015 we received an order for an additional 360 Turbulator unit from the same customer.

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We rely predominately on direct sales, and also have distributors in certain limited international markets. To date, we have selected distributors by type of liquid and by geographic region. Currently, we are represented by approximately eight distributors, two of which are based in Africa. Putting into place a distribution network requires that we identify the appropriate players to serve the specific industries in which our end users operate, that we provide them with that equipment and training that enables them to both demonstrate and explain the advantages of our Technology and that we design our Turbulator systems so that they are a compelling offering that permits our distributors to effectively utilize their resources in placing our products. The customer sales cycle is long for any new technology and our distributors may face resistance as a result of the historical investment that customers have made in existing facilities. See “Item 1A. Risk Factors— Risks Relating to our Business, Financial Condition and Corporate Structure--We do not have an expansive or well developed distribution network.”

We must raise sufficient working capital to support any distribution network that we establish. For example, we believe that each distributor will require at least $50,000 of equipment on hand for demonstration and similar purposes. In addition, our distribution network will require sales support. Optimally, we would provide the support of a microbiologist/biochemist and an expert in the design and construction of engineered processes to our distributors to assist them in their sales efforts. In addition, we will require working capital to pay the general and administrative costs relating to in-house staff additions such as sales trainers and regulatory experts.

As of December, 2015, we have one existing customer license agreement which generates a non-material amount of revenue. Under that agreement we have licensed a Turbulator system to a U.S.-based manufacturer of equipment used to sterilize milk and milk components used in the feeding of calves with farm milk. The license expires in April 2018. We have a contract with a customer for the delivery of a unit containing 360 Turbulators during the first quarter of 2016. Our ability to deliver and install equipment is dependent on financing the manufacturing and delivery of the equipment, either by the customer, internal working capital or a combination of both.

We also have entered into a patent license agreement with a major dairy operator in the United Kingdom under which the licensee is evaluating our technology in connection with the extension of the shelf life of milk. The license was entered into in October 2010, at which time the licensee paid us a one-time fee of approximately $40,000. The territory of the license includes both the United Kingdom and the Republic of Ireland. The license permits the licensee to evaluate our Technology and to use that evaluation to pursue a Novel Food Application with the European Union Commission. The license provides that if the European Union Commission approves the Novel Foods Application, then the licensee may, at its option, extend the license so that it is able to produce liquid milk commercially for a period of 24 months after the approval, contingent on the licensee’s agreeing to purchase from us one purification system with at least 200 Turbulators. If the licensee elects to produce milk commercially using our Technology, the parties have agreed to negotiate the terms under which equipment may be purchased from us, subject to a limit on equipment prices that the parties have agreed to. If not terminated earlier by mutual agreement, the license remains in force until nine months after a final decision of the European Union Commission on the Novel Foods Application for the Technology or, if the licensee has exercised its right to option to extend the license, for 24 months after the final decision of the European Union Commission.

We are currently in discussions with a number of prospective customers, but cannot predict whether we will be able to enter into revenue-generating contracts with customers during 2016. Our sales cycle is long and often requires both the customer’s evaluation of our technology and negotiations with multiple levels and groups within a customer. Therefore, we cannot be certain of the timing of these contracts and the amount of revenues to be generated either on a period-by-period basis or over the life of the contract. See “Item 1A. Risk Factors— Risks Relating to our Business, Financial Condition and Corporate Structure--We face significant obstacles to the commercialization of SurePure Photopurification Technology and our Turbulator systems.”

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Marketing

We have primarily utilized public relations, trade shows and customer trials to convert awareness into interest and purchase. Because our financial resources are limited, however, we will not be able to utilize any of these methods unless we receive increased funding.

Our current working strategy is to locate markets and market participants who require effective means for purifying liquids. Since inception, we have focused on producers of milk and other dairy products, fruit juices, wine and sugar syrups in the United States, the United Kingdom, the European Union, South Africa and India. In each case, we seek to approach the strongest market participants and explain the advantages of our Technology as an adjunct to or as a replacement of existing conventional processes. To the extent that permitted uses of our Technology is subject to regulation that limits, restricts or prohibits the use of UVC as a means of purification of a specific liquid or food, we work with the customer in various tests to support an application to amend or replace the applicable regulation.

Our technology was developed in South Africa. Since our management team is familiar with the dairy, fruit juice and wine industries in South Africa, we initially focused on the South African market. During the last six years, however, we have been working with customers in the United States, the United Kingdom and the European Union, as well as Australia, New Zealand, South America and Canada. We also continue to explore emerging economies, such as India. During 2015 our Indian distributor conducted trials of our equipment at various small scale farmer dairies and is planning broader trials during 2016.

Regulatory Matters

The application of our SurePure Photopurification Technology to purify or disinfect milk, other dairy products and wine generally requires that we take various steps to obtain regulatory clearances in each of the jurisdictions in which we plan to market our Technology. The compliance measures that we are required to take differ based on whether we are seeking to have the Technology sold as an adjunct to pasteurization or as an alternative to pasteurization, the latter having a higher standard for clearance. Other uses of our Technology—industrial uses, for example—do not require compliance with regulations governing food or dairy products. We are pursuing compliance efforts principally in the United States of America, the European Union and the Republic of South Africa, but our efforts in this respect may be impaired by our inability to pay our consultants who are providing some or all of these efforts.

United States of America

In 2001, the FDA amended its regulations to permit the use of UVC to purify water and certain fruit juices, as long as certain performance characteristics are complied with. With regard to milk and other dairy products in the USA, we plan to market our Technology first as an adjunct to pasteurization. Specifically, we are applying to treat raw milk, which is milk prior to any pasteurization or any other similar process. Although we have not committed to doing so, we plan to pursue clearance from the FDA as an alternative to thermal pasteurization in the future. The timeline for this process may be as long as four to six years and will likely require that we devote additional resources to fund the necessary testing.

The FDA classifies the use of UVC to treat milk or other food as a food additive, the use of which must be expressly permitted. The current FDA regulation that permits the use of ultraviolet radiation for the processing and treatment of food does not include the use of UV light as a means of purification of dairy products, although it does permit the use of UV light in treating potable water and juice products, as well as high fat-content food. In June 2012, in compliance with the FDA’s procedures, we submitted a draft application to amend the FDA’s food radiation regulation to permit use of UV light. We filed a draft of our petition to amend the regulation to the Office of Food Additive Safety (“OFAS”) of the FDA’s Center for Food Safety and Applied Nutrition (“CFSAN”). In August 2012, CFSAN confirmed our view that an amendment of the FDA’s food radiation regulation would be required and noted certain deficiencies in our draft petition for the use of our Technology in the pasteurization of milk. When we have successfully completed tests that generate the necessary data, we intend to submit those data and studies to address directly CFSAN’s comments in an effort to establish the safety of our treatment process. Once OFAS receives our formal petition, it must act within 15 days to determine whether it is suitable for filing, in which case we are so notified and OFAS publishes a notice to that effect in the Federal Register. At that time, OFAS also determines whether there is any need for review by agencies in addition to CFSAN, and formal review by OFAS commences. If all required safety information has been included in our petition, the scientific review should be completed within approximately six months. The wording of our suggested amendment to the food radiation regulation also undergoes a review for approximately six months, at which point OFAS drafts a final rule, which we will then review. When OFAS has completed its full consideration of our petition, and if that review is positive, the FDA will publish a final rule in the Federal Register. We understand that the timeframe for publication is two to three months and that the average length of time between submission of a final petition and publication of the rule is 24 months. In conjunction with commercial partners, we are working with consultants that we have engaged to pursue an application for Generally Recognized as Safe “GRAS” status as the initial step towards obtaining approval for our SurePure Photopurification Technology to be sold as an adjunct to pasteurization or as an alternative to pasteurization, the latter having a higher standard for clearance.

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In addition, the U.S. Food Drug and Cosmetic Act, which prohibits the manufacture or sale of misbranded foods, provides that any food that purports to be or is represented as pasteurized must have been subjected to a safe process or treatment that meets certain standards. We must satisfy these standards to the satisfaction of the FDA if our purification process does not satisfy the applicable FDA regulations. The submissions that we have made to date to the FDA related to dairy products have not produced a determination that our Technology satisfies its standards.

As noted earlier, the FDA has approved the use of Ultra Violet Purification as a means of treating fruit juices. Our Turbid Fluid Photopurification Technology satisfies the requirements of this approval.

We also are required to obtain FDA approval for the use of our Technology for wines or other alcoholic beverages before the Alcohol & Tobacco Tax & Trade Bureau will make any determinations with respect to the application of our Technology to purify those products.

European Union

In the European Union, before our Technology can be used commercially with respect to foods, food ingredients and beverages, it must receive clearance under Regulation (EC) No. 258/97 of the European Parliament and of the Council of 27 January 1997 Concerning Novel Foods and Novel Food Ingredients. The application pertaining to our Technology has been submitted by a member company of the EU dairy industry that is a customer of ours. The matter is being reviewed by the Novel Foods, Additives and Supplements branch of the EU’s Food Standards Agency. In the application regarding our Technology, our customer has claimed that its use significantly increases the levels of Vitamin D in milk and extends the shelf life of dairy foods. The purpose of the EU Novel Foods review is to determine whether the use of our Technology presents a danger to the consumer, misleads the consumer or results in dairy products that are nutritionally disadvantageous to the consumer. The EU process requires the party who will be distributing the product to submit a request to an individual member state of the EU (the “Member State”), which, in our case, is the United Kingdom. The Member State designates an official committee to review the application, which determines whether additional assessment is required. At the same time, the request to distribute the novel food is forwarded to the European Commission. We understand that the initial assessment of the application should be completed within three months of the initial request to the Member State, not counting any time required to complete the submission if it is deemed incomplete in some respect. If the official committee requests additional assessment or if there are objections from other Member States, the Commission then asks the European Food Safety Authority (EFSA) to render an opinion. When the opinion is rendered, the Commission and the Standing Committee of the Food Chain and Animal Health make its decision. One of our customers has submitted a request to the Food Safety Authority in the United Kingdom. Our customer received the initial assessment of our SurePure Photopurification Technology in April 2013 and its application was resubmitted in November 2014. In February 2015 and October 2015 our customer received responses from the EFSA in the form of additional comments. Our client has in turn responded to the responses, and we expect a determination during 2016.

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Republic of South Africa

In South Africa, we are engaged in a process to draft or amend a series of regulations of the Ministry of Health that apply to various foods and foodstuffs. In May 2012 we filed an application to amend certain regulations relating to Milk and Dairy Products GN R1555 of 21 November 1998 applicable to milk and dairy products, wine, fruit juice and other microbiologically sensitive liquids to permit our Product to be used as an alternative to pasteurization. In the case of certain regulations, draft regulations have been published for comment in the government’s official publication. In other cases, publication of the regulations may not occur until we have responded to requests for further information from the government’s Directorate: Food Control, including information that relates to the disposition of applications that we have submitted in the US and the EU. The Directorate of Food Control, Department of Health is not prepared to make an application to the Minister of Health to amend the regulation until such time that we have received either FDA or Novel Food Approval. In addition, the Directorate has advised us that the Agricultural Products Standards Act will have to be amended to conform with any amendments to South Africa’s regulations relating to milk and dairy products. The Directorate has further advised that, due to constraints in its human resource capacity, it has requested the Dairy Standards Agency of South Africa to assist. The Dairy Standards Agency undertook a scientific review of our Technology and other similar technologies during late 2014. During late 2015, South Africa’s Department of Health endorsed ongoing studies of the use of SurePure’s ultra-violet photopurification as an alternative to pasteurization for the treatment to raw milk to make it safe for human consumption. If successful, the program will allow South Africa’s farmers to use the SurePure Photopurification Technology as an alternative processing method to purify, bottle and sell their raw milk. These studies are currently underway in conjunction with commercial partners.

Competition

Generally, we compete with a number of engineered services businesses who design and, in some cases, install purification systems for beverages, dairies, wineries and other manufacturers or processors of beverages. We also compete with those businesses that manufacture the systems that are used to pasteurize or otherwise purify beverages and other liquids. Both the service providers and manufacturers with which we compete generally are private companies, although a number are associated with large international conglomerates.

We believe that the principal competitive factors in our industry that create barriers to entry include, but are not limited to, reliability, effectiveness of technology to achieve requisite levels of purification, reputation, availability of resources and regulatory compliance for certain applications. Our limited financial resources and lack of a clear financial future may also be factors that make it difficult for us to compete in this marketplace.

We believe that any current thermal or chemical preservative process for liquids is a direct competitor to our business. Other developing processes, such as ultrasound, high-pressure or sterile filtration, are also a source of competitive threat.

Our strategy for dealing with our competition is to gain commercial acceptance of our Technology by pursuing those applications, such as dairy, that have rigorous regulatory standards that must be met, and at the same time work with large international businesses to receive their backing for our Technology. We also focus our efforts to gain acceptance in emerging growth economies where we believe that our Technology has competitive advantages, such as requiring the use of less power than other means of purification and where there are a large number of “Greenfield” installations for our Technology.

Intellectual Property

Our patented Turbid Fluid Photopurification Technology is protected by patents which have been granted in 66 countries, including South Africa, United States, China, Japan, Australia and the countries of the European Union. A predecessor entity to SPHSA applied for our patents in October 2000. Each of the patents is based on the same international patent application and relates to the same invention. The patents will expire beginning on October 12, 2020. Our United States patent was granted on July 12, 2005 and will expire on October 12, 2020. If we do not have adequate funds, we may not be able to make the required payments to maintain our patents in all countries in which they have been issued.

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The applications for these patents were examined independently by each of the patent offices where patent applications were filed, and each of the examiners in the various countries conducted an independent international novelty search for related published technology and then assessed whether or not the invention was new and inventive and thus qualified for a patent. Each examiner decided independently at the end of his examination that a patent should be granted. Accordingly, we believe that it is unlikely that a third party could successfully challenge the validity of any of our patents, and we further believe that our patents are enforceable with respect to the claims that they describe. The costs of enforcing a patent against an alleged infringer vary significantly from the relatively minor cost of sending a simple cease-and-desist letter which could result in cessation of the infringement, to the significant cost of bringing and maintaining a full patent infringement action. We believe that a third party may be infringing our Brazilian patent right and using our trade secrets in Brazil and that another third party may be infringing our patent rights in the United Kingdom. We have engaged counsel to advise us of our rights in this matter and whether we have an effective remedy available to us. See “Item 1A. Risk Factors—We rely heavily upon our patents and other intellectual property.”

We plan to continue to develop our Technology with a view to applying for further patents.

We also own the registered trademark “SurePure” and “Turbulator” in various formats in the United States, South Africa, Switzerland and the EU.

Research

We have contracted for and funded research efforts regarding the use of UVC as employed by our SurePure Photopurification Technology in the purification of liquids generally, and foods and beverages in particular, at academic institutions throughout the world. Generally, we have commissioned research in areas such as flow dynamics, biochemistry and microbiology. We, and in one or two cases, our customers, have provided funding for the studies, which generally covered both direct costs as well as overhead, and we also have provided our equipment to the institutions. In certain cases, we have provided annual grants to academic institutions to study the effects of UVC energy on foods and beverages. The academic institutions that we contracted to perform studies of our Technology or that received grants from us include:

➢	University of Wisconsin – Madison, Wisconsin, United States of America

➢	Cornell University – Ithaca, New York, United States of America

➢	Queens College – Belfast, Northern Ireland

➢	Illinois Institute of Technology, Illinois, United States of America

➢	Campdens BRI – Gloucestershire, United Kingdom

➢	University of Birmingham – Birmingham, United Kingdom

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➢	University of Stellenbosch – Stellenbosch , South Africa

➢	University of the Western Cape – South Africa

➢	Cape Peninsula University of Technology – Cape Town, South Africa

➢	IFV – Bordeaux, France

By way of example, results of studies conducted at these institutions include the following:

o	A 2008 published study that concluded that UVC radiation was successful in reducing bacterial counts in raw bovine milk, as well as apple juice, guava juice, pineapple juice and orange juice, while preserving the nutrients of the beverages being treated.

o	A 2010 unpublished study of the use of our Technology to produce grape juice and wine that is free of microorganisms that found that using the UVC treatment on grape juice and wine samples in five different wineries could provide wine significantly free of microorganisms (i.e., to the extent of less than 1 colony-forming unit per milliliter).

o	A 2011 published study that explains the effects of UVC radiation on microorganisms found in grape juice and wine products which found that our Technology “clearly indicated significant germicidal effect against the wine specific microorganisms; therefore, UVC radiation may stabilize grape juice and wine microbiologically in conjunction with reduced sodium dioxide levels” and that UVC radiation effectively inactivates wine-associated microorganisms such as Brettanomyces, Saccharomyces, Acetobacter, Lactrobacillus, Pediococcus and Oenococcus.

o	A 2011 published study that investigated the efficacy of UVC radiation technology to inactivate microorganisms in milk and concluded that UVC treatments produced microbial reductions similar to traditional heat pasteurization. The study also noted that UVC has the advantage of not producing chemical residues, by-products or radiation; is a cold process requiring very low maintenance at low cost; and does not require energy to produce heat.

o	A 2011 unpublished study currently under peer review that investigated whether UVC treatment could reduce the number of Alicyclobacillus acidoterrestris cells in water, fruit concentrate and grape concentrate and found that our Technology is a viable way to control contamination of juice concentrate by species of that bacterium.

o	A 2012 published study that examined the use of UVC light to inactivate microorganisms that found a 100% improvement in predicted microbial elimination due to the novel swirl design of our Turbulator.

o	A 2015 published study on the sapplication of ultraviolet technology to inactivate porcine parvovirus in liquid plasma. This study discusses the use of spray-dried porcine plasma and the benefit of UV photopurification in its production.

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We believe that these studies were undertaken by qualified scientists who were employed by academic institutions with experience in the areas of scientific endeavor that relates to our Technology. We also believe that these scientists performed their research in accordance with the ethical and scientific guidelines of their respective universities. Prior to being published, the results were reviewed by scientific peers and presented by journals with international following. Accordingly, we believe that we and others can rely on these studies as proof of the efficacy of our Technology as presented in the studies. We have presented these studies to regulators as evidence of the efficacy of our Technology.

In addition to evaluating the results of our Technology as a means of purification, these studies also provided information with respect to certain critical process parameters, such as optimal dosage and flow rates. We plan to commission additional studies to gather additional information on these topics as well as certain toxicological and chemical safety studies. The methods to be used for our studies must comply with various regulatory standards. Any academic institutions with whom we might deal are likely to require that we fund these studies, and, accordingly, we will require additional financing so that we are able to pay all of the expenses and overhead costs that we are required to pay.

Employees

As of September 30, 2015, we employed 6 people directly, 3 of whom are based at our operational headquarters near Cape Town, South Africa. We continue to utilize the services of key academic and professional consultants in the areas of microbiology, biochemistry process engineering and manufacturing to enable us to grow the business and service our customer base on a global basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2015 AND 2014

Forward Looking Statements

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this prospectus contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements.  These statements are based on the beliefs and assumptions of our management based on information currently available to them.  Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the “Commission”), as well as in other documents that we have filed with the Commission.  Furthermore, such forward-looking statements speak only as of the date of this prospectus.  Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Rounding

Certain figures included in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, certain percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our financial statements. Certain other amounts that appear in this prospectus may not sum due to rounding.

Overview

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of SurePure, Inc. and its subsidiaries (all of which are collectively referred to in this Management’s Discussion and Analysis of Financial Condition and Results of Operations as “we”) as reflected in our unaudited consolidated financial statements included in this prospectus. The following discussion should be read in conjunction with such consolidated financial statements and the notes thereto. The commentary presented below pertains to our unaudited consolidated financial statements for the quarters ended September 30, 2015 and 2014 and for the nine-month periods ended September 30, 2015 and 2014.

Insufficient Funding

For the period from our inception on August 24, 2005 to September 30, 2015, we had net losses of approximately $34,727,300. During the nine months ended September 30, 2015, although we had an increase in operating revenues, we nevertheless continue to experience a significant shortfall in funding from investors. As a result, we require significant additional funding to maintain our operations and execute our business plan. If we are unable to obtain financing from our current shareholders or other sources, we will be unable to meet our business objectives and may scale back or even discontinue our operations until such time, if ever, that we are able to obtain financing. Notwithstanding our efforts to obtain financing, there is no assurance that any financing will be available on acceptable terms or at all. See “—Liquidity and Capital Resources.”

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Business Overview

SurePure Inc. (SURP) is quoted on the OTCQB market and owns the international patent for a novel liquid purification technology that uses UV, rather than heat, to sterilize liquids. Using ultraviolet C light, the photopurification process can deliver the same or superior microbiological efficacy to pasteurization on both clear and turbid liquids without the concomitant energy consumption or degradation of the liquid, either biochemically or organoleptically.

Although UV light has long been used as a surface sterilizer and has been applied to clear water successfully, this is the first technology of its kind that can process opaque or turbid liquids. Its scope of application is therefore virtually unlimited. Food-grade liquid application in beverages abound; technical application to process water and liquid raw materials, as well as liquids such as diesel are possible; even the medical application of this technology from blood to breast milk is being explored. We continue to do research work either by ourselves or in conjuction with clients to establish the efficacy on other liquids including various consumer beverages and home care products.

The heart of the SurePure photopurification technology is the Turbulator technology for which SurePure holds 1 United States and 16 foreign patents. The unique and self-cleaning design of the Turbulator enables the purification of turbid liquids on an industrial processing scale.

We have experienced negative cash flows from operations with respect to our business since our inception. As of September 30, 2015, we did not have adequate working capital resources to satisfy our current liabilities, and, as a result, we have substantial doubt about our ability to continue as a going concern. Based on our current projections, we are not assured that we will have the cash resources to enable us to continue to fund normal operations.

Plan of Operation

We seek to expand the commercial acceptance of our SurePure Turbulator purification systems. To pursue this goal, contingent on our obtaining sufficient capital to maintain our operations, we plan to execute the following steps:

•	Attend and promote our product at international trade shows in 2015 and 2016 for the brewing, dairy industries, liquid egg and industrial applications. At these venues we will seek to establish contact with industry participants, including distributors of engineered systems, and to make them aware of our product’s advantages and the expanded applications of the product that we have developed;

•	Continue to pursue regulatory clearances and approvals for applications, such as dairy, that are required for our technology to be sold in those industries. In particular, we expect to take the following actions with regulatory agencies:

•	To request review of the SurePure technology by the US Food and Drug Administration (“FDA”) for a number of applications so that the technology may be categorized as “generally recognized as safe,” or “GRAS”;

•	To receive approval of the material that we and a UK customer submitted to the UK Food Standard Authority in June 2011 to obtain EU Novel Food approval; and

•	To receive approval from the International Organization of Wine and Vine (“OIV”) for the use of the SurePure technology for wine industry applications.

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•	Seek to market and sell our product and our technology for industrial applications;

•	Seek to expand the level of commercialization of our technology in the liquid egg, wine, dairy, fruit juice, carbonated soft drink and other beverage industries;

•	Expand our distribution networks for our products by identifying additional distributors according to geographic market, expertise with specific liquids and existing client relationships and negotiating agreements with the identified distributors on terms acceptable to both the distributors and to us; and

•	Obtain additional equity financing to support our growth from current shareholders, institutional investors or other investors to provide capital to support and augment our operations.

Our goal is to grow significantly over the next five years through the use of working capital and equity financing, if capital and financing are available to us. If we are able to obtain sufficient financing, we believe that it will be feasible for us to grow our operations based on our strategy of targeting strategic global regions with multiple potential clients for the commercialization of our technology. However, we will also seek to carefully monitor the risks associated with achieving our goal to increase commercialization and meet client expectations while also becoming financially solvent.

During the period ended September 30, 2015, we focused on the following activities:

•	continuing with commercial trials with key customers;

•	concluding agreements with customers;

•	working with regulatory authorities such that our technology can be employed in key areas;

•	manufacturing, delivering and commissioning equipment ordered by customers; and

•	negotiating financing arrangements.

Subsequent to September 30, 2015, we have focused on the following activities:

•	continuing with commercial trials with key customers;

•	concluding agreements and accepting orders from new customers;

•	pursuing the expansion of our customer base and distributor network internationally;

•	working with regulatory authorities such that our technology can be employed in key areas;

•	manufacturing, delivering and commissioning equipment ordered by customers; and

•	negotiating possible equity financing agreements.

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Results of Operations

The following table summarizes our results of operations for the three and nine months ended September 30, 2015 compared with our results of operations for the three and nine months ended September 30, 2014:

	Three Months Ended:		Variance
	September 30, 2015	September 30, 2014	$	%
	(unaudited)

Revenues	$893,000	447,000	446,000	100%

General and Administrative Expenses	427,000	732,000	(305,000)	-42%

Research and Development	11,000	24,000	(13,000)	-54%

Interest Expense	9,000	20,000	(11,000)	-55%

Net Income / (Loss)	7,000	(565,000)	572,000	-101%

	Nine Months Ended:		Variance
	September 30, 2015	September 30, 2014	$	%
	(unaudited)

Revenues	$2,443,000	523,000	1,920,000	367%

General and Administrative Expenses	1,460,000	2,460,000	(1,000,000)	-41%

Research and Development	48,000	92,000	(44,000)	-48%

Interest Expense	49,000	167,000	(118,000)	-71%

Net Loss	(402,000)	(2,480,000)	(2,078,000)	-84%

Revenues

We had revenues of approximately $893,000 during the three months ended September 30, 2015, representing a 100% increase as compared to approximately $447,000 for the three months ended September 30, 2014. This increase as compared to the 2014 year was primarily due to the increase in new customer installations during the period. Revenue for the nine months ended September 30, 2015 was approximately $2,443,000, an increase of 367%, compared to the nine months ended September 30, 2014.

Although we are negotiating certain agreements for the commercialization of our SurePure technology and although there are ongoing tests of our technology with potential customers, it is unlikely that more than one or two of those agreements as currently structured will generate significant amounts of revenue during the next six months. As a general matter, however, we expect that revenues will increase to the extent that our commercialization efforts are successful. These commercialization efforts seek to introduce our technology to a broader range of clients and geographic areas. Our business model is largely based on sales of equipment.

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General and Administrative Expenses

We had general and administrative expenses of approximately $427,000 during the three months ended September 30, 2015, representing a 42% decrease as compared with approximately $732,000 during the three months ended September 30, 2014. For the nine months ended September 30, 2015, general and administrative expenses of approximately $1,460,000 were 41% lower than the comparable expenses of $2,460,000 for the nine months ended September 30, 2014. This decrease as compared to 2014 were primarily due to lower professional fees resulting from the reorganization of our South African entities as direct subsidiaries during 2014, lower employment costs due to reduction in staff numbers and remuneration levels as well as reduced travel expenditures due to timing of customer visits.

General and administrative expenses are largely attributable to employment costs, professional and consulting fees and business travel expenses.

We expect that our general and administrative expenses will increase in future periods if we are able to obtain funding for our operations, as the increased level of commercialization of our technology will require increased levels of staffing and associated expenditures.

Research and Development Expenses

We had research and development expenses of approximately $11,000 for the three months ended September 30, 2015, representing a 54% decrease as compared with approximately $24,000 for the three months ended September 30, 2014. Research and development expenses for the nine months ended September 30, 2015 were approximately $48,000, or 48% lower than the approximately $92,000 of research and development expenses for the nine months ended September 30, 2014. This decrease as compared to the first nine months of 2014 was primarily due to timing of research work related to regulatory submissions.

We expect that our research and development expenses will increase in future periods as we pursue new applications and clients for our technology.

Interest Expense

We had interest expense of approximately $9,000 for the three months ended September 30, 2015, representing a 55% decrease, as compared to approximately $20,000 of interest expense for the three months ended September 30, 2014. Interest expense was approximately $49,000 for the nine months ended September 30, 2015, representing a 71% decrease as compared to approximately $167,000 of interest expense for the nine months ended September 30, 2014. This decrease was primarily due to the fact that during August 2014 we repaid the debenture that was outstanding during a portion of 2014.

Net Income (Loss)

For the reasons discussed above, we had net income of approximately $7, 000 for the three months ended September 30, 2015, compared with a net loss of approximately $565,000 for the three months ended September 30, 2014. Net losses for the nine months ended September 30, 2015 were approximately $402,000 as compared to approximately $2,480,000 for the nine months ended September 30, 2014, or a decrease of 84%.

Although we generated a profit in the second quarter, we have not as yet generated sufficient revenue to fund our operations for the nine months to date in 2015, and we expect our net losses to continue until such time as our commercialization efforts for our technology produce an increase in revenues sufficient to meet the cost of our operations. Accordingly, we expect to continue to operate at a loss at least through calendar 2015.

Income Tax Expense (Benefit)

We have realized net operating losses in Switzerland, South Africa and the United States. In addition to net operating losses in prior periods, our net operating losses during the quarter may result in a potential future income tax benefit, to the extent that any unexpired net operating loss carry-forwards can offset future operating profits.

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Impact of Inflation

We believe that inflation has not had a material effect on our operations for the period from August 24, 2005 (when our operations began) to September 30, 2015.

Capital Expenditures

We did not invest in property and equipment during the quarter ended September 30, 2015.

Liquidity and Capital Resources

Our principal sources of liquidity have historically been through sales of our Common Stock to our investors. During the quarter ended September 30, 2015, however we were unable to obtain additional equity funding.

We continue to discuss potential financing transactions with various third parties, but we cannot provide any assurance that we will be able to conclude financing transactions with these or any other investors.

Our current assets are insufficient to meet our current obligations or to satisfy our cash needs over the next twelve months and, as such, we will require debt or equity financing. We are pursuing prospective sources for equity financing in an amount that would allow us to meet our commercialization targets. We face significant obstacles to attracting new financing due to our historical and current record of net losses and working capital deficits and the low level of the commercialization of our technology. Therefore, despite our efforts, we can provide no assurances that we will be able to obtain the financing required to meet our stated objectives or even to continue our business as a going concern.

The following table summarizes our financial position at September 30, 2015 compared with our financial position at December 31, 2014:

	As of:		Variance
	September 30, 2015	December 31, 2014	$	%
	(unaudited)	(audited)

Cash	$12,000	$1,000	11,000	1100%

Other Current Assets	46,000	423,000	(377,000)	-89%

Total Assets	141,000	519,000	(37,000)	-73%

Current Liabilities	1,611,000	3,079,000	1,468,000	-48%

As noted above under “Insufficient Funding” and as also noted below under this heading, our current cash resources are extremely limited.

As of September 30, 2015, we had cash of approximately $12,000 and other current assets of approximately $46,000, consisting of accounts receivable and prepaid expenses, and total assets of approximately $141,000. As of September 30, 2015, we had current liabilities of approximately $1,611,000, consisting of accounts payable, accounts payable to related parties and accrued liabilities. Of this amount, approximately $443,000 represented liabilities that were due to officers and stockholders, a decrease in liabilities to officers and stockholders of approximately $705,000 as compared to such amount as of December 31, 2014. This was attributable to the fact that we issued 6,150,000 shares of our Common Stock in settlement of a portion of the liability (approximately $1,148,000) to our officers and directors. Additionally, we issued 1,676,000 shares of our Common Stock in exchange for cancellation in full of loan indebtedness of ZAR 3,542,204 (approximately $280,400), including interest and loan fees, due to an entity that had advanced funds to SPMSA.

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Our shareholders’ deficit was approximately $1,470,000 as of September 30, 2015, compared with deficit of approximately $2,560,000 as of December 31, 2014.

Cash Flow Analysis

For the nine months ended September 30, 2015 our cash generated by operating activities was approximately $20,000, which amount corresponded mainly to net losses from our operations offset by an increase in customer deposits and amounts due to officers and stockholders. However we expect to continue to have periods of negative cash flows from operating activities until such time as we fully commercialize our technology.

We do not expect to pay cash dividends in the foreseeable future.

We have a defined stock option plan and contractual commitments with all of our officers and directors. See “Market for Registrants Common Equity, Related Equity Stockholder Matters and Issuer Purchases of Equity Securities—Equity Compensation Plan Information” below in this prospectus.

We plan to increase the number of employees to meet the anticipated demand if we are able to achieve wider acceptance of our technology.

Off Balance Sheet Arrangements

As of September 30, 2015, we had no off-balance sheet arrangements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Forward Looking Statements

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The statements contained below in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements.  These statements are based on the beliefs and assumptions of our management based on information currently available to them.  Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the “Commission”), as well as in other documents that we have filed with the Commission.  Furthermore, such forward-looking statements speak only as of the date of this prospectus.  Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Rounding

Certain figures included in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, certain percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our financial statements. Certain other amounts that appear in this prospectus may not sum due to rounding.

Overview

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of SurePure, Inc. and its subsidiaries (all of which are collectively referred to in this Management’s Discussion and Analysis of Financial Condition and Results of Operations as “we”) as reflected in our unaudited consolidated financial statements included in this prospectus. The following discussion should be read in conjunction with such consolidated financial statements and the notes thereto. The results presented below pertain to our audited consolidated financial statements for the years ended December 31, 2014 and 2013.

Insufficient Funding

For the period from our inception on August 24, 2005 to December 31, 2014, we had net losses from operations of approximately $34,325,000. During the year ended December 31, 2014, we continued to experience both insufficient operating revenues and a significant shortfall in funding from investors. As a result, we require significant additional funding to maintain our operations and execute our business plan. Funding provided during the first half of the year ended December 31, 2014 was provided by certain of our current shareholders. If we are unable to obtain financing from our current shareholders or other sources, we will be unable to meet our business objectives and may scale back or even discontinue our operations until such time, if ever, that we are able to obtain financing. Notwithstanding our efforts to obtain financing, there is no assurance that any financing will be available on acceptable terms or at all. See “—Liquidity and Capital Resources.”

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Business Overview

SurePure Inc. (SURP) is quoted on the USA OTC QB market and owns the international patent for a novel liquid purification technology that uses UV, rather than heat, to sterilise liquids. Using ultraviolet C light, the photopurification process can deliver the same or superior microbiological efficacy to pasteurisation on both clear and turbid liquids without the concomitant energy consumption or degradation of the liquid, either biochemically or organoleptically.

Whilst UV light has long been used as a surface steriliser and has been applied to clear water successfully, this is the first technology of its kind that can process opaque or turbid liquids. Its scope of application is therefore virtually unlimited. Food-grade liquid application in beverages abound; technical application to process water and liquid raw materials, as well as liquids such as diesel are possible; even the medical application of this technology from blood to breast milk is being explored. We continue to do research work either by ourselves or in conjunction with clients to establish the the efficacy on other liquids including various consumer beverages and home care products.

.

The heart of the SurePure photopurification technology is the turbulator technology for which SurePure holds 1 United States and 16 foreign patents. The unique and self-cleaning design of the turbulator enables the purification of turbid liquids on an industrial processing scale.

We have experienced negative cash flows from operations with respect to our business since our inception. As of December 31, 2014, we did not have adequate working capital resources to satisfy our current liabilities and as a result we have substantial doubt about our ability to continue as a going concern. Based on our current projections, including equity financing subsequent to December 31, 2014, we are not assured that we will have the cash resources to enable us to continue to fund normal operations.

We reported a number of accomplishments during 2014:

●	On February 26th, we announced developments in the non-thermal processing of potato rinse water;

●	On March 6th, we announced a further flavor preservation application and technology sale to a South African producer of fruit juice, carbomated soft drinks, water and non-alcoholic malt drinks;

●	On March 12th, we announced additional brewing breakthrough for craft brewing;

●	On March 28th, we announced our commercial deal with Helpac, a major essential oils and floral water bio-producer;

●	On April 4th, we announced the publication in the World of Food Ingredients demonstrating value of SurePure’s photopurification technology in protein based liquid ingredients;

●	On April 9th, we announced results of dairy study underlining efficacy of patented photopurification technology;

●	On April 23rd, we announced a breakthrough in comtaminated diesel purification without biocides;

●	On July 21st, we announced the production of cider for craft brewing market;

●	On July 24th, we announced preliminary results for additional commercial application of our patented photopurification technology in the dairy industry.

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●	On August 6th, we announced that our technology demonstrates energy savings to the brewing industry through our colaboration with SAB Miller ;

●	On August 7th, we announced that we concluded an agreement for the sale of photopurification units to a major US producer of high quality protein product, delivery of which is expected to be take place during the first quarter of 2015; and

●	During the period to date in 2015 we have received orders to the value of $940,000, delivery of which is expected to be take place during the second quarter of 2015.

Additionally we concluded the final step in the acquisition of the South Africa entities with the registration for sale of those stockholders shares in a Form S1.

Plan of Operation

We seek to expand the commercial acceptance of our SurePure Turbulator purification systems. To pursue this goal, contingent on our obtaining sufficient capital to maintain our operations, we plan to execute the following steps:

•	Attend and promote our product at international trade shows in 2015 and 2016 for the brewing, dairy industries, liquid egg and industrial applications. At these venues we will seek to establish contact with industry participants, including distributors of engineered systems, and to make them aware of our product’s advantages and the expanded applications of the product that we have developed over the past 36 months;

•	Continue to pursue regulatory clearances and approvals for applications, such as dairy products, that are required for our technology to be sold in those industries. In particular, we expect to take the following actions with regulatory agencies:

•	To request review of the SurePure technology by the US Food and Drug Administration (“FDA”) for a number of applications so that the technology may be categorized as “generally recognized as safe,” or “GRAS”;

•	To receive approval of the material that we and a UK customer submitted to the UK Food Standard Authority in June 2011 to obtain EU Novel Food approval; and

•	To receive approval from the International Organization of Wine and Vine (“OIV”) for the use of the SurePure technology for wine industry applications.

•	Seek to market and sell our product and our technology for industrial applications;

•	Seek to expand the level of commercialization of our technology in the liquid egg, wine, dairy, fruit juice and other beverage industries;

•	Expand our distribution networks for our products by identifying additional distributors according to geographic market, expertise with specific liquids and existing client relationships and negotiating agreements with the identified distributors on terms acceptable to both the distributors and to us; and

•	Obtain additional equity financing to support our growth from current shareholders, institutional investors or other investors to provide capital to support and augment our operations.

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Our goal is to grow significantly over the next five years through the use of working capital and equity financing, if capital and financing are available to us. If we are able to obtain sufficient financing, we believe that it will be feasible for us to grow our operations based on our strategy of targeting strategic global regions with multiple potential clients for the commercialization of our technology. However, we will also seek to carefully monitor the risks associated with achieving our goal to increase commercialization and meet client expectations while also becoming financially solvent.

During the year ended December 31, 2014, we focused on the following activities:

•	continuing with commercial trials with key customers;

•	concluding agreements with customers;

•	working with regulatory authorities such that our technology can be employed in key areas;

•	manufacturing, delivering and commissioning equipment ordered by customers; and

•	negotiating financing arrangements.

Subsequent to December 31, 2014, we have focused on the following activities:

•	continuing with commercial trials with key customers;

•	concluding agreements and accepting orders from new customers;

•	pursuing the expansion of our customer base and distributor network internationally;

•	manufacturing, delivering and commissioning equipment ordered by customers; and

•	negotiating possible equity financing agreements.

 Results of Operations

The following table summarizes our results of operations for the year ended December 31, 2014 compared with our results of operations for the year ended December 31, 2013:

	Years Ended:		Variance
	December 31, 2014	December 31, 2013	$	%
	(audited)

Revenues	$557,000	$171,000	386,000	226%

General and Administrative Expenses	2,960,000	4,021,000	(1,061,000)	-26%

Research and Development	193,000	227,000	(34,000)	-15%

Interest Expense	179,000	152,000	27,000	18%

Net Loss	3,099,000	4,419,000	(1,320,000)	-30%

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Revenues

We had revenues of approximately $557,000 during the year ended December 31, 2014, representing a 226% increase as compared to approximately $171,000 for the year ended December 31, 2013. This increase as compared to the 2013 year was primarily due to the increase in new customer installations during the period.

Although we are negotiating agreements for the commercialization of our SurePure technology, it is unlikely that more than one or two of those agreements as currently structured will generate significant amounts of revenue during the next six months. As a general matter, we expect that revenues will increase to the extent that our commercialization efforts are successful. These commercialization efforts seek to introduce our technology to a broader range of clients and geographic areas. Our business model is largely based on sales of equipment, usage royalties or usage fees. We do not expect, however, an increased level of commercialization to occur before the third quarter of 2015, at the earliest.

General and Administrative Expenses

We had general and administrative expenses of approximately $2,960,000 during the year ended December 31, 2014, representing a 26% decrease as compared with approximately $4,021,000 during the year ended December 31, 2013. This decrease as compared to 2013 was primarily due to lower professional fees resulting from the conclusion of the incorporation of the SA entities during 2013 as well as lower travel expenditures due to timing of customer visits.

General and administrative expenses are largely attributable to employment costs, professional and consulting fees and business travel expenses.

We expect that our general and administrative expenses will increase in future periods if we are able to obtain funding for our operations, as the increased level of commercialization of our technology will require increased levels of staffing and associated expenditures.

Research and Development Expenses

We had research and development expenses of approximately $193,000 for the year ended December 31, 2014, representing a 15% decrease as compared with approximately 227,000 for the year ended December 31, 2013.

We expect that our research and development expenses will increase in future periods as we pursue new applications and clients for our technology.

Interest Expense

We had interest expense of approximately $179,000 for the year ended December 31, 2014, representing a 18% increase, as compared to approximately $152,000 of interest expense for the year ended December 31, 2013. This increase was primarily due to the interest cost relating to the convertible note, partly offset by the lower interest costs resulting from the restructuring of the shareholder loans into equity as part of the acquisition of the SA entities during 2013.

Net Loss

For the reasons discussed above, we had a net loss of approximately $3,099,000 for the year ended December 31, 2014, representing a 30% decrease in net losses as compared to a net loss of approximately $4,419,000 for the year ended December 31, 2013.

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We have not as yet generated sufficient revenue to fund our operations, and we expect our net losses to continue until such time as our commercialization efforts related to our technologies produce an increase in revenues sufficient to meet the cost of our operations. Accordingly, we expect to continue to operate at a loss through at least third quarter of 2015.

Income Tax Expense (Benefit)

We have realized net operating losses in Switzerland, South Africa and the United States. In addition to net operating losses in prior periods, our net operating losses during the 2014 year may result in a potential future income tax benefit, to the extent that any unexpired net operating loss carry-forwards can offset future operating profits.

Impact of Inflation

We believe that inflation has not had a material effect on our operations for the period from August 24, 2005 (when our operations began) to December 31, 2014.

Capital Expenditures

We have spent approximately $182,000 dollars on property and equipment for the period from August 24, 2005 (when our operations began) to December 31, 2014.

Liquidity and Capital Resources

Our principal sources of liquidity have historically been through sales of our Common Stock to our investors. During the year ended December 31, 2013, we sold shares of our Common Stock to two institutional investors. During 2013, Regency Capital Corporation (“Regency”) purchased 2,349,500 of the 3,237,318 shares of our Common Stock that we sold to investors during the year, all at a cash purchase price of $1.00 per share. During 2014, Regency purchased an additional 1,006,250 shares of our Common Stock at a cash purchase price of $1.00 per share, all of which purchases occurred during the first eight months of the year. Regency is an affiliate of XOptics (PTC) Ltd., a British Virgin Islands corporation, which holds 14,800,000 shares of our Non-Voting Convertible Preferred Stock. We believe that the ability of Regency to provide financing to us by purchasing additional shares is limited, and we do not know whether Regency will be able provide significant amounts of financing to us during 2014 or thereafter.

An affiliate of Trinity purchased 184,825 shares from us for $184,825 during the first quarter of 2014. We cannot be certain that Trinity or its affiliates will purchase additional shares from us at the price that we have offered, or at any price.

We continue to discuss potential financing transactions with our shareholders and others, but we cannot provide any assurance that we will be able to conclude financing transactions with these or any other investors.

Our current assets are insufficient to meet our current obligations or to satisfy our cash needs over the next twelve months and, as such, we will require debt or equity financing. We are pursuing prospective sources for equity financing in an amount that would allow us to meet our commercialization targets. We face significant obstacles to attracting new financing due to our historical and current record of net losses and working capital deficits. Therefore, despite our efforts, we can provide no assurances that we will be able to obtain the financing required to meet our stated objectives or even to continue our business as a going concern.

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The following table summarizes our financial position at December 31, 2014 compared with our financial position at December 31, 2013:

	As of:		Variance
	December 31, 2014	December 31, 2013	$	%
	(audited)

Cash	$1,000	$21,000	(20,000)	-95%

Other Current Assets	423,000	185,000	248,000	129%

Total Assets	519,000	319,000	200,000	63%

Current Liabilities	3,079,000	1,671,000	1,408,000	84%

As noted above under “Insufficient Funding” and as also noted below under this heading, our current cash resources are extremely limited.

We have been in the development stage since we began operations in August 2005. As of December 31, 2014, we had cash of approximately $1,000 and other current assets of approximately $423,000, consisting of accounts receivable and prepaid expenses, and total assets of approximately $519,000. As of December 31, 2014, we had current liabilities of approximately $3,079,000, consisting of accounts payable, accounts payable to related parties and accrued liabilities. Of this amount, approximately $1,148,000 represented liabilities that were due to officers and stockholders, an increase in liabilities to officers and stockholders of approximately $422,000 as compared to such amount as of December 31, 2013. Our shareholders’ deficit was approximately $2,560,000 as of December 31, 2014, compared with deficit of approximately $1,353,000 as of December 31, 2013.

Cash Flow Analysis

For the period from August 24, 2005 (when we began operations) to December 31, 2014, our cash used in operating activities was approximately $27,676,000. We expect to continue to have negative cash flows from operating activities until such time as we fully commercialize our technology.

For the year ended December 31, 2014 our cash used in operating activities was $1,315,000, which amount corresponded mainly to net losses from our operations partly offset by an increase in accounts payable and amounts due to officers and stockholders.

We do not expect to pay cash dividends in the foreseeable future.

We have a defined stock option plan and contractual commitments with all of our officers and directors.

We plan to increase the number of employees to meet the anticipated demand if we are able to achieve wider acceptance of our technology.

Off Balance Sheet Arrangements

As of December 31, 2014, we had no off-balance sheet arrangements.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the Company’s directors and executive officers as of June 30, 2015. At this time, our board of directors has no nominating or compensation committees and our audit committee has no members.

Name	Age	Position with the Company	Officer/Director Since
Guy Kebble	49	Chief Executive Officer	December 12, 2012
		President	December 12, 2012
		Director	January 6, 2013
Stephen Robinson	52	Chief Financial Officer;	December 12, 2012
Chief Accounting Officer
		Treasurer	December 12, 2012
		Secretary	December 12, 2012
		Director	December 12, 2012

Term of Office

Our directors and executive officers hold office until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified.  Our executive officers are employed by us on full time basis and are appointed by the board of directors and serve at the discretion of the board, subject to the provisions of the employment and consulting agreements referred to under “Executive Compensation—Employment and Consulting Agreements” in this prospectus. There are no family relationships among our directors and executive officers.

Agreements and Understandings

Our executive officers have entered into employment or consulting contracts with SPO and SPMSA. The terms and conditions of those agreements are described under “Executive Compensation—Employment and Consulting Agreements” in this prospectus. Except as disclosed under “Executive Compensation—Employment and Consulting Agreements” in this prospectus, there are no arrangements or understandings between any of our directors and officers, and any other person, pursuant to which he serves as our officer or director.

The business experience during the past five years of our directors and executive officers is as follows:

Stephen Robinson —Prior to the Share Exchange, Mr. Robinson served as the chief financial officer of the SurePure group of companies since January 2008. Mr. Robinson also is a member of the board of directors of each of the companies in the SurePure group. Mr. Robinson’s role incorporates the following key areas of responsibility: finance and accounting support, legal and compliance; governance and operational support.

Mr. Robinson is a Chartered Accountant and attained his Bachelor of Accounting degree from the University of the Witwatersrand in South Africa in 1989. He has been registered with the South African Institute of Chartered Accountants since 1990. Mr. Robinson has over 20 years of financial executive experience in the mining and technology sectors during which he acquired wide ranging financial and general management skills honed in international corporate and medium sized companies in the Technology, Mining, Manufacturing, Logistics and Shared Service sectors. From September 2004 through July 2007, Mr. Robinson was employed as group finance manager for the Trans Hex Group Ltd., a South African diamond mining company.

Mr. Robinson was appointed as a member of the board of directors due to his strong experience in management, structuring and finance planning of international businesses. In addition to his extensive familiarity with SurePure group of companies, he had been employed by Samancor (then part of the BHP Billiton Group) for ten years where he became group finance manager and was involved with international joint ventures, corporate treasury and international reporting, as well as the corporate governance and risk management portfolios. For two years, he was employed by the largest mining section in the Anglo Platinum Group to develop and manage a multidisciplinary services unit, which deployed logistical, engineering, financial and human resources support to four key operating units accounting for a substantial portion of Anglo Platinum’s outputs. Mr. Robinson is a citizen of the United Kingdom and a resident of Switzerland.

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Guy Kebble —Prior to the Share Exchange, Mr. Kebble served as the chief executive officer and a director of SPHSA and SPMSA since the inception of the SurePure business in 2005, both of which companies are variable interest entities of SurePure US. Mr. Kebble’s role at SurePure incorporates the following key areas of responsibility: shareholder interaction, strategic development, brand and market assessment, key stakeholder relationships and team building.

Mr. Kebble began his career in 1990 working for Natal Rugby Union as a professional rugby player. From 1996 to 2004 he managed private property portfolio managed investments. His involvement as a financier in the South African mining business led to the SurePure technology being brought forward as a project. Mr. Kebble is a citizen and resident of South Africa. His enthusiasm, passion and drive have been instrumental in bringing the technology to the current stage of technical development and market awareness. These qualifications, among others, led to the conclusion that Mr. Kebble should serve as a member of our board of directors.

Family Relationships

None of our officers or directors is related to any other officer or director.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of SurePure US, SPI or any of their subsidiaries, and no person who became a director of SurePure US in January 2013, has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Director Independence

We are not currently a “listed company” under the rules of the Commission and are therefore not required to have a board comprised of a majority of independent directors or separate committees comprised of independent directors.  We do not have any independent directors. We use the definition of “independence” under Rule 5605 of the Nasdaq Stock Market Rules, as applicable and as may be modified or supplemented from time to time and the interpretations thereunder, to determine if the members of our board are independent.  In making this determination, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those described under “Executive Compensation” in this prospectus. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent.

Board Committees

As of the date of this prospectus, we do not have any board committees. We may in the future adopt certain board committees, although we cannot assure you when or if this will occur. Accordingly, the descriptions below are for informational purposes only.

Audit Committee

Currently, we do not have an Audit Committee.

The primary functions of the Audit Committee are to: (a) review the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitor the integrity of such financial reports; (b) review the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (c) review the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company; (d) monitor compliance with legal regulatory requirements; (e) monitor the independence and performance of the Company’s registered independent public accounting firm; and (f) provide effective communication between the board, senior and financial management and the Company’s registered independent public accounting firm.

Executive Compensation, and Director Nomination and Corporate Governance Function

We do not have a compensation committee, nominating or corporate governance committee. Instead, our independent director performs the functions customarily delegated to such committees.  As of March 27, 2013, however, we ceased to have an independent director. In addition, we do not have a charter that relates to the functions traditionally performed by such committees.  During 2014, our board of directors is expected to give consideration to the appointment of an independent director, the appointment of a compensation committee and the appointment of a nominating and governance committee and the adoption of charters relating to each such committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, directors and certain persons who own more than 10% of our outstanding Common Stock are required by Section 16(a) of the Exchange Act to file with the Commission an initial report of ownership of our Common Stock on Form 3 and reports of change s in ownership on Form 4 or Form 5, and such persons are required to furnish us with copies of all such forms that they file.  We believe that all such Section 16(a) reports were filed on a timely basis in 2013, except that Trinity, which we believe is required to file such a Section 16(a) report, did not file any such report.  See “Risk Factors—Risks Relating to our Business, Financial Condition and Corporate Structure—A Third Party Holds More Than 5% of our Common Stock But Has Not Reported its Ownership of the Shares” in this prospectus.

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Code of Ethics

We have a Code of Ethics and Business Conduct (the “Code”) that applies to all directors, officers and employees, which will be posted on its website or can be obtained by writing to us at 405 Lexington Avenue, 25th/26th Floor, New York, New York 10174 c/o Corporate Secretary.  All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them.  The Company will post any amendments to the Code, as well as any waivers that are required to be disclosed by the rules of the Commission, on the Company’s web site.

EXECUTIVE COMPENSATION

In determining executive compensation, we consider the skills and added value of the individuals concerned, as well as relative cost of living and the statutory requirements in the jurisdiction in which the individual provides his services. Since our executives provide their services to various of our subsidiaries, in some cases we use separate employment contracts.

Summary Compensation Table

In determining executive compensation, we consider the skills and added value of the individuals concerned, as well as relative cost of living and the statutory requirements in the jurisdiction in which the individual provides his services. Since our executives provide their services to various of our subsidiaries, in some cases we use separate employment contracts.

Summary Compensation Table

The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to (i) each individual serving as a principal executive officer of SurePure or any of the subsidiaries or related operating entities of SurePure during our last completed fiscal year; and (ii) each other individual that served as an executive officer or significant employee of SurePure or any of the subsidiaries or related operating entities of SurePure at the conclusion of the fiscal year ended December 31, 2014 and who received in excess of $100,000 in compensation during such fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Guy R. Kebble, Director, President	2014	$274,512	$-	$-	$274,512
and Chief Executive Officer (1)	2013	$285,840	$-	$69,700	$355,540

Stephen M. Robinson, Director	2014	$439,708	$-		$439,708
and Chief Financial Officer (2)	2013	$433,758	$-	$69,700	$503,458

Stephen Miller, Vice President-Sales	2014	$-	$-		$-
and Marketing Manager (3)	2013	$249,840	$-	$52,275	$302,115

(1)	Has served as chief executive officer of the companies controlled by SPI and as Chairman of SPMSA since January 1, 2010.
(2)	Has served as chief financial officer of the companies controlled by SPI and as the sole director of SPI, SPO and SPP and as a director of SPMSA and SPHSA since January 1, 2008.
(3)	Mr. Miller’s responsibilities were modified on December 20, 2013, and he left our employ on August 31, 2014.

In 2015, Messrs. Kebble and Robinson agreed to reduce their compensation effective January 1, 2015 to the amounts described below under “Employment and Consultancy Agreements.”

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Employment and Consulting Agreements

Guy Kebble and SPMSA entered into an updated Service Agreement dated July 1, 2012, under which SPMSA appointed Mr. Kebble as a permanent employee in the position of chief executive officer. The appointment is of indefinite duration, but may be terminated either by the employer or by Mr. Kebble on not less than three months’ prior written notice to the other and may also be summarily terminated by the employer if the executive commits a material breach of his contractual obligations under the agreement or in any circumstances justifying such termination at law. As chief executive officer, Mr. Kebble reports to the board of directors. His compensation under the agreement is ZAR 960,000 per annum (approximately $96,000) and is to be reviewed annually by the board of directors with a view to granting inflation-related or other increases. Mr. Kebble is also to be reimbursed for expenses incurred on behalf of SPMSA. The agreement provides for 20 days of vacation per year.

Mr. Kebble also has entered into an updated Consulting Agreement with SPO, dated January 1, 2012, under which he provides his services as an independent contractor to develop markets globally for those products and services marketed by SPO and to provide such other assistance to SPO as agreed with the directors of SPO from time to time. Under this agreement, Mr. Kebble has agreed to serve as the chief executive officer of SurePure US and its subsidiaries. Effective January 1, 2015, Mr. Kebble’s remuneration from SPO is $150,000 per annum payable in equal monthly installments. Either party to the consulting agreement may terminate it for convenience on three months’ prior written notice. SPO has the right to terminate the agreement for cause with immediate notice. The agreement further provides that during the term of the agreement and for one year after the completion of his services to SPO, Mr. Kebble will not provide any services relating to the products or services of SPO to its clients. The agreement further provides that Mr. Kebble may not disclose any of SPO’s confidential information or other trade secrets and may not solicit or contact any employee, advisor or other individual working on behalf of clients in connection with SPO’s products or services for the purpose of obtaining or executing new work for the same 12-month period. The agreement is governed by Swiss law.

Stephen Robinson entered into an Employment Agreement with SPO, dated July 1, 2012, under which he is employed as the chief financial officer of SPO. In performing his duties, Mr. Robinson reports to the chief executive officer and board of directors of SPO. His duties are to be determined by the board of directors and include those normally associated with the position of chief financial officer. Subject to provisions of applicable law which permit termination for cause, Mr. Robinson’s appointment may be terminated either by SPO or by Mr. Robinson on not less than three months’ prior written notice to the other. Effective January 1, 2015 Mr. Robinson’s remuneration from SPO is CHF 318,000 (approximately $348,000) per annum payable in equal monthly installments and is to be reviewed annually by the board of directors with a view to granting inflation-related or other increases. In addition, the employer agrees to make contributions for social security and other compulsory expenses, plus the cost of certain airfare, and other local travel expenses in Switzerland. Mr. Robinson also is entitled to receive an allowance of CHF 500 (approximately $600) per month. The agreement further provides that Mr. Robinson may not disclose any of SPO’s confidential information or other trade secrets.

Shares Issuances to Discharge Accrued and Unpaid Compensation

During 2015, we have issued our directors and executive offices an aggregate of 9,150,000 shares of our Common Stock in exchange for their discharge of an aggregate of $1,497,500 of compensation that was accrued and owing to them. See “Risk Factors—‘Because we have inadequate cash, we have issued significant amounts of shares of our Common Stock to our officers and directors and to other persons to pay our obligations to them.’”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of the named executive officers as of December 21, 2015:

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Option Awards

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option	Stock Option
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date
Guy R. Kebble, Director, President and Chief Executive Officer	100,000	-	$0.89	11/11/2023

Stephen M. Robinson, Director and Chief Financial Officer	100,000	-	$0.89	11/11/2023

Each grant of options vests and becomes exercisable as follows: 40% on the date of grant; the next 30% on the first anniversary of the date of grant; and the remaining 30% on the second anniversary of the date of grant. The exercise price of each option is $0.89 per share which was the fair market value of our Common Stock, as ascertained by our Board of Directors.

2012 Stock Plan

In December of 2012, our directors and a majority of our shareholders, acting by written consent, approved the 2012 Stock Plan. We have reserved 3,000,000 shares of our Common Stock for future issuance under the 2012 Stock Plan, of which 475,000 shares are subject to outstanding grants of options.

The 2012 Stock Plan authorizes the granting of non-qualified stock options to our directors and to any independent consultants.  The Plan will be administered by our board, or a committee appointed by our board (in either case, the “Committee”).  The Committee may determine persons eligible for grants and the timing, type, amount, fair market value and other provisions of such grants. The Committee will have authority, subject to the express provisions of the Plan, to construe the Plan and the option agreements granted pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to promote the best interests of the Company.  Our board may suspend or terminate the Plan at any time.

The Plan provides that the determination of the option price per share for any option rests in the sole and unfettered discretion of the Committee. Options granted under the Plan must be granted within ten years from the date on which the Plan has been adopted.  No options granted under the Plan may be exercisable after ten years from the date of grant.  The Committee may establish installment exercise terms for an option such that the option becomes fully exercisable in a series of accumulating portions. The Committee may also accelerate the exercise of any option. Options may be exercised by delivery of a written notice of exercise and payment of the full price of the Common Stock underlying the option. The exercise price of an option may be paid in cash, or, at the discretion of the Committee, through the delivery of fully paid and nonassessable shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the option price, or by a combination of both. The Committee has the right to determine acceptable methods for tendering shares of Common Stock as payment upon exercise and may impose such limitations and prohibitions on the use of Common Stock to exercise an option as it deems appropriate. With the consent of the optionee, the Committee may cancel any options issued under the Plan and issue a new option to the optionee. Except by will or the laws of descent and distribution, or with the written consent of the Committee, no optionee may assign his interest in any option and no interest of any optionee in a stock option may become subject to any lien or obligation of the optionee. Options shall be exercisable during the optionee's lifetime only by the optionee or his assignees or by the duly appointed legal representative of an incompetent optionee or after the optionee's lifetime only by the duly appointed legal representative of the deceased optionee.

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If the Company becomes a party to any merger, consolidation, reorganization or sale of assets, each outstanding option applies to the securities or property which a holder of the Company’s Common Stock be entitled to receive pursuant to such transaction. Whenever a change in control occurs, certain optionees are entitled to receive, in lieu of the exercise of their options, a cash payment equal to the difference between the exercise price of the option and the final offer price per share paid for common stock or such lower price as the Committee may determine to conform an option to preserve its status or the aggregate fair market value of the Common Stock underlying the stock options.

At any time and from time to time the Company’s board of directors may suspend or terminate the Plan in whole or in part or amend the Plan in such respects as the board may deem appropriate and in the best interest of the company. No amendment, suspension or termination of the Plan shall, however, without the optionee's consent, alter or impair any of the rights or obligations granted under the Plan.

Each option granted under the plan is to be embodied in a written stock option agreement and shall be signed by the optionee and an officer of the Company. Option agreements are to be subject to applicable provisions of the Plan and such other provisions as the Committee may adopt.

The Plan terminates on December 9, 2022.

Director Compensation

We have not yet determined any policy for the payment of compensation to our directors in their capacities as directors. Our directors received no compensation in their capacity as such during 2013 or 2014. We may make grants of options from time to time under the 2012 Stock Plan to our directors in addition to those grants made in November 2013.

Our directors have been, and will continue to be, reimbursed for the reasonable out-of-pocket costs incurred by them in connection with travel to and from board meetings.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our outstanding Common Stock as of December 31, 2014 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 402(m) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group.  Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of the Share Exchange are deemed to be beneficially owned and outstanding for purposes of computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.  An asterisk (*) denotes less than 1%.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent Beneficially Owned (1)

Guy Kebble P.O. Box 71 Milnerton Cape Town South Africa, 7435	3,250,000	5.54%

Stephen Robinson Dammstrasse 19, CH-6301, Zug, Switzerland	6,633,637	11.31%

All Officers and Directors as a Group	9,883,637	16.86%

(1)	Based on the sum of (a) 58,533,992 shares issued and outstanding as of December 21, 2015, and (b) as to each listed beneficial owner, any additional rights to acquire shares of our Common Stock that are exercisable within the 60 days after December 21, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Transactions with XOptics

On December 12, 2012, we entered into an Amended and Restated Share Exchange Agreement (the “Amended and Restated Share Exchange Agreement”) with all of the shareholders of SPI, including XOptics, that provided for the exchange of all shares of capital stock of SPI, par value CHF 0.01, for shares of our common stock, par value $.001 per share (our “Common Stock”), and for shares of our Nonvoting Convertible Preferred Stock, par value $.01 per share (the “Nonvoting Convertible Preferred Stock”), each share of which will be convertible, subject to certain terms and conditions, into one share of our Common Stock. The Amended and Restated Share Exchange Agreement amended and restated the Share Exchange Agreement (the “Original Share Exchange Agreement”), dated October 28, 2011, which we had entered into with the shareholders of SPI at that time. The Original Share Exchange Agreement was entered into to replace the Agreement and Plan of Merger that we had entered into with SPI on July 8, 2011, and which the parties thereafter terminated and replaced due to unanticipated regulatory and tax complications that made a merger transaction between them impractical. The Amended and Restated Share Exchange Agreement contained customary representations, warranties and conditions to closing. The Amended and Restated Share Exchange Agreement required that, as a condition to closing, we first have redeemed and then cancelled 23,180,000 outstanding shares of our common stock held by Ratree Yabamrung and Kotchaporn Bousing, two of our officers, directors and shareholders prior to the Share Exchange. By its approval of the Amended and Restated Share Exchange Agreement, our board of directors authorized and directed us to redeem Ms. Yabamrung’s shares immediately prior to the closing in exchange for her being assigned all of our assets (of which there were none on the date of the Share Exchange) and her assumption of all our liabilities. Ms. Bousing tendered all of her shares to us for no consideration, and we then took the initial steps to cancel all of the shares owned by each Ms. Bousing and Ms. Yabamrung. The principal effect of the cancellations of these shares is that the existing shareholders of SPI acquired greater percentage ownership interests in SurePure US and may have acquired more influence or control and greater ability to delay, deferor prevent any potential changes in control. We did not obtain the approval of our shareholders for the transaction that we executed with Ms. Yabamrung. Although we believe that shareholder approval was not required under Nevada law for the transaction with her, it is possible that persons who were shareholders at the time of the Share Exchange may claim that their approval was required, in which case litigation might follow. See “Risk Factors—Risks Relating to our Business, Financial Condition and Corporate Structure—We Did Not Obtain Shareholder Approval for a Transaction with a Former Shareholder” in this prospectus.

Transactions between XOptics and Certain of our Other Shareholders Prior to the Share Exchange

On or about March 3, 2011, XOptics purchased 2,906,937 shares of our Common Stock (after giving effect to the 15.2:1 stock split that we effected on June 14, 2011) from our shareholders in a resale by those shareholders under our registration statement which was initially filed with the Commission on March 23, 2009. The aggregate purchase price for the shares was $145,347, and XOptics paid the purchase price to the selling shareholders in cash from its working capital.

In the second and third quarters of 2011, XOptics sold 1,857,000 of our shares in approximately 19 transactions at prices ranging from $1.00 to $1.25 per share for aggregate proceeds of approximately $1,970,500. None of the buyers of the shares were U.S. Persons (as defined in Regulation S promulgated by the Commission) or were resident in the United States. Upon completing a sale of shares on June 15, 2011, XOptics held less than 5% of our outstanding shares of common stock.

During the fourth quarter of 2011 and the first four months of 2012, XOptics sold a total of 376,167 shares of our Common Stock in approximately 11 transactions at prices ranging from $1.10 to $1.26 per share for aggregate proceeds of approximately $425,400. None of the buyers of the shares were persons who were U.S. Persons or were resident in the United States.

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As of December 31, 2013, XOptics did not beneficially own any shares of our Common Stock.

Transactions between XOptics and SPI and Subsidiaries of SPI

In October 2007, XOptics and its 100%-owned subsidiary SPP purchased 18,360,000 shares of the common shares of SPI for approximately $174,000, or approximately $0.01 per share, as part of the initial capitalization of SPI.

In September 2008, XOptics acquired an additional 163,347 shares from SPI at a price of $2.45 per share.

In December 2010, as part of a sale of 2,781,818 shares to its then existing shareholders at $0.01 per share in proportion to their shareholdings at that time, SPI sold 1,298,182 of its common shares to XOptics and 370,909 of its common shares to SPP.

From time to time between January 1, 2011 and July 31, 2012, XOptics advanced funds to SPI. The advances were not documented and did not state either a rate of interest or maturity date. There was, however, a written subordination agreement that provided that the advances would not be classified as current liabilities of SPI or be payable within one year if doing so would have caused SPI to be considered insolvent. The funds that XOptics advanced to SPI were principally derived from the sale of SPI shares by XOptics in a series of private transactions, all of which occurred outside of the United States. The advances made were as follows:

Quarter and Year	Amount of Advance

2 nd Quarter 2011	$1,686,815
3 rd Quarter 2011	$370,000
4 th Quarter 2011	$1,084,523
1 st Quarter 2012	$894,500
2 nd Quarter 2012	$1,043,500
3 rd Quarter 2012	$0
4 th Quarter 2012	$0
Total	$5,079,338

The loan balance was reduced by a loan conversion of $1,390,130 for 1,390,130 shares of SPI in November 2011. The loan balance also included loans outstanding to SPI in the aggregate principal amount of $300,000 that XOptics purchased from three other shareholders of SPI. None of the shareholders that sold the loans to XOptics was an affiliate of XOptics. The acquired loans were included in the loan balance that was converted in July 2012, as discussed in the following paragraph.

The loan balance was paid in full by the conversion of the remaining balance of $3,689,208 into 7,378,416 common shares of SPI at the rate of $0.50 per share in July 2012. In order to satisfy a condition to the investment by the investor referred to under “—Financing Transactions with Other Parties—RD Active Subscription Agreement” in this prospectus, SPI convened an annual general meeting on July 18, 2012. All of the shareholders of SPI attended by proxy and at the meeting there was unanimous approval for an increase in the authorized share capital of SPI for the purpose of, among other matters, satisfying the proposed conversion of outstanding shareholder loans into common shares of SPI. The shareholders of SPI further authorized the board of directors to determine the issue price of the new shares to be issued. Based on this authorization, the board of directors of SPI resolved to issue 7,378,416 common shares to XOptics to convert the existing shareholder loans due to XOptics in the amount of $3,689,208 at the rate of $0.50 per share. As part of the Share Exchange, XOptics exchanged the common shares of SPI issued in the conversion of the shareholder loans, together with other common shares of SPI owned by it at the time, for shares of our Nonvoting Convertible Preferred Stock at the rate of one share of our Nonvoting Convertible Preferred Stock for each common share of SPI owned by it. For additional information relating to the rights and limitations of our Nonvoting Convertible Preferred Stock, see “Description of Securities” in this prospectus.

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Ownership of Our Shares by XOptics Immediately Post-Share Exchange

As of the Share Exchange, XOptics beneficially owned 22,665,447 common shares of SPI. Upon the closing of the Share Exchange, these shares were exchanged for an equivalent number of our shares of Nonvoting Convertible Preferred Stock. XOptics owned 19,800,000 shares of our Nonvoting Convertible Preferred Stock as of December 31, 2013.

The terms of our Nonvoting Convertible Preferred Stock provide that no holder of shares of our Nonvoting Convertible Preferred Stock which, on a fully converted basis, and when combined with shares of our Common Stock, would constitute the holder thereof the beneficial holder of more than 5.0% of shares of our Common Stock, may enter into any transaction with us or with any of our subsidiaries without the prior approval of a majority of our independent directors or, if we have no independent directors, the prior approval of a majority of the shares of our Common Stock not owned by the beneficial holder in question and its affiliates. For additional information relating to the rights and limitations of the shares of our Nonvoting Convertible Preferred Stock that XOptics holds, see “Description of Securities” in this prospectus.

Certain Transactions between Officers and Directors of SPI and XOptics Prior to the Share Exchange

Prior to the Share Exchange and while SPI was a privately-owned company, XOptics made certain transfers of shares to the key executives of the business, and in one case to a family member of a key executive, for no or for nominal consideration. Stephen Robinson, a member of our board of directors and our chief financial officer, acquired 463,637 common shares of SPI from XOptics on December 20, 2010. Stephen Miller, formerly our vice president sales and marketing, also acquired 463,637 shares of SPI from XOptics on December 20, 2010. In February 2011, Mr. Robinson acquired 210,000 additional common shares of SPI and Mr. Miller acquired 110,000 additional common shares of SPI from XOptics. As a result of these transfers, after giving effect to the Share Exchange, Mr. Robinson and Mr. Miller owned 673,637 and 573,637 shares respectively of our Common Stock in addition to the 140,000 and 109,033 shares of our Common Stock that they respectively owned prior to the Share Exchange, having acquired these shares directly from us in March 2011.

On November 1, 2012 XOptics transferred 1,000,000 common shares of SPI to Guy Kebble, a member of our board of directors and our chief executive officer, and 70,000 shares of SPI to Oliver Kebble, who is the adult son of Guy Kebble.

Regency also purchased 600,000 shares of our Common Stock under the Share Purchase Agreement, dated October 25, 2013, for an aggregate purchase price of $600,000. The Share Purchase Agreement also obligates us to include the shares that Regency has purchased in any registration statement that we file with Commission to register the resale by other shareholders of their shares, including that which we are required to file for the former shareholders of SPHSA under the terms of the Acquisition Agreement that is referred to under“—Acquisition of SPHSA.” In that event, we are required to notify Regency of our determination to file a registration statement and include in the registration statement any shares purchased by Regency under the Share Purchase that Regency requests. We also are obligated to use our reasonable best efforts to keep the registration statement that we have filed continuously effective until all of the shares covered by the registration statement have been sold or may be sold under Rule 144 without volume or manner of sale restrictions, including the filing of such post-effective amendments as may be necessary. Our agreement with Regency provides that we are to bear all fees and expenses incident to the performance of or compliance with the agreement whether or not any shares are sold pursuant to the registration statement. These costs and expenses include all registration and filing fees (including the fees and expenses of our counsel and independent certified public accountants), as well as all internal expenses incurred in connection with the registration.

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Regency also agreed to purchase 600,000 shares of our Common Stock under the Share Purchase Agreement, dated November 22, 2013. On November 22, 2013, Regency purchased 170,000 shares of our Common Stock for an aggregate price of $170,000. On each of December 6 and 18, 2013. Regency purchased an additional 90,000 shares of our Common Stock under this agreement for an aggregate purchase price of $180,000, and on December 30, 2013, Regency purchased an additional 200,000 shares of our Common Stock for an aggregate purchase price of $200,000. Under the November 22, 2013 agreement, Regency had the right to purchase 50,000 shares of our Common Stock through January 31, 2014 at a purchase price which is the greater of $1.00 per share and 92% of the volume weighted average price for the twenty trading days ending on the third trading day prior to the date of the purchase. The November 22, 2013 Share Purchase Agreement included registration provisions that are substantially identical with those in the Share Purchase Agreement, dated as of October 25, 2013, with Regency.

During 2013 Regency resold 1,339,369 shares of our Common Stock to Trinity in a private transaction. On the basis of information provided to us by Regency and Trinity, we believe that Regency applied a substantial portion of the proceeds of its resales to Trinity to purchase shares of our Common Stock under the share purchase agreements described above. See “Risk Factors—Risks Relating to our Business, Financial Condition and Corporate Structure—Since March 2013 we have not been able to raise equity capital from persons other than existing shareholders. We cannot predict whether existing shareholders will continue to fund our business in the absence of commercial results or otherwise” and “Transactions with Trinity and Affiliates—Trinity Purchases from XOptics and Regency”, in each case in this prospectus. We also believe that the resales were conducted outside of the United States and that neither Regency nor Trinity is a “U.S. person” as defined by Regulation S under the Securities Act.

Transactions with Trinity and Affiliates

We believe that Trinity was, as of December 31, 2013, the beneficial owner of 7,246,000, or 17.5%, of the shares of our Common Stock as of December 31, 2013, after including as beneficially owned 900,000 shares of our Common Stock referred to under “Certain Relationships and Related Transactions—Transactions with Trinity and Affiliates—Tamil Share Purchase Agreement dated September 19, 2013, as Amended” in this prospectus. See “Security Ownership of Certain Beneficial Owners and Management” in this prospectus. Because Trinity has not yet made any filings under the Exchange Act, however, the number of shares disclosed in this prospectus with respect to its holdings may not be accurate. See “Risk Factors—Risks Relating to our Business, Financial Condition and Corporate Structure —A Third Party Holds More Than 5% of our Common Stock But Has Not Reported its Ownership of the Shares” in this prospectus.

Subscription Agreement for Shares

On July 23, 2012, SPI entered into a subscription agreement (the "Subscription Agreement") with Trinity Asset Management (PTE) Ltd., an institutional investor located in Cape Town, South Africa under which Trinity agreed, subject to the terms and conditions of the Subscription Agreement, to purchase 5,000,000 common shares of SPI from SPI and 1,000,000 common shares of SPI from XOptics in a series of six share installments, all at an issue price of $1.00 per share. The first two installments were for 500,000 shares each; the other four installments were for 1,000,000 shares each. The Subscription Agreement provided that not less than 75% of each installment was to be paid for shares issued by SPI or by us, as SPI’s successor under the Subscription Agreement. Consequently, not more than 25% of each installment could be for the purchase of shares from XOptics. Also, XOptics was not permitted to sell more than 1,000,000 of its shares to Trinity under the Subscription Agreement.

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Prior to the Share Exchange, Trinity had purchased 3,094,737 of the 6,000,000 shares covered by the Subscription Agreement all at the price of $1.00 per share, as follows:

Date of Purchase	Total Shares Purchased	Shares Purchased from SPI	Shares Purchased from XOptics
July 30, 2012	500,000	375,000	125,000
August 17, 2012	500,000	375,000	125,000
September 28, 2012	1,767,737	1,517,737	250,000
October 9, 2012	327,000	232,263	94,737
Total	3,094,737	2,500,000	594,737

As a result, 2,500,000 additional common shares of SPI were issued after June 30, 2012. In accordance with the terms and conditions of the Share Exchange Agreement, shares of SPI that are owned by Trinity, by persons on whose behalf Trinity purchased shares from SPI or XOptics or by persons to whom Trinity assigned its rights under the Subscription Agreement were to be exchanged for shares of our Common Stock on the basis of the Exchange Ratio. Trinity and SPI agreed that the installments due on August 31, 2012 and September 30, 2012 could be paid together and SPI waived any penalty resulting from the investor’s late performance.

Under the terms of the Subscription Agreement, three installments of shares remained to be purchased on each of October 31, November 30 and December 31, 2012, all at the price of $1.00 per share. Of the 2,905,263 shares remaining to be purchased by Trinity, 2,500,000 were to have been purchased from SPI and 405,263 were to have been purchased from XOptics. Trinity failed to purchase shares as agreed on October 31, 2012. Exercising its rights under the Subscription Agreement, SPI terminated the Subscription Agreement and all rights of the investor to purchase additional shares, including both the shares referenced in the table above as well as additional shares as to which SPI had granted Trinity three purchase options, together with Trinity’s right to appoint directors. The termination of the Subscription Agreement also applied to the obligation of Trinity to purchase shares from XOptics.

None of the shares subject to this prospectus were issued under the July 23, 2012 Subscription Agreement with Trinity.

Trinity Share Purchase Agreement dated May 24, 2013

On May 24, 2013, we and Trinity entered into the Share Purchase Agreement (the “May 24 2013 Share Purchase Agreement”), dated that date, under which Trinity agreed to purchase 1,000,000 shares of our Common Stock, par value $0.001 per share, in three installments during the period from May 24 through June 28, 2013 each at a cash purchase price of $1.00 per share. At the time of the execution of the Share Purchase Agreement by both parties, Trinity purchased 250,000 shares of our Common Stock for $250,000 and thereafter purchased 151,318 shares of our Common Stock.

The shares purchased by Trinity under the May 24 2013 Share Purchase Agreement are restricted shares and bear a restrictive legend. The May 24 2013 Share Purchase Agreement provided that, if Trinity fully performed its obligations to purchase 1,000,000 shares, which it did not, we would be obligated to use our best efforts to include the shares so purchased in any registration statement that we file with the Commission on or after July 31, 2013 for the resale of shares of our Common Stock by the shareholders. On or after June 1, 2014, Trinity may demand that we use our best efforts to register the shares and any additional shares purchased for resale by Trinity. We have elected to register the shares that Trinity purchased under the May 24, 2013 Share Purchase Agreement to avoid becoming subject to the registration obligation later in 2014.

Tamil Share Purchase Agreement dated September 19, 2013, as Amended

On September 20, 2013, we and Trinity Asset Management International Limited (“TAMIL”), a company formed under the laws of Mauritius, entered into the Share Purchase Agreement (the “TAMIL Share Purchase Agreement”), dated as of September 19, 2013, under which TAMIL agreed to purchase 900,000 shares of our Common Stock, par value $0.001 per share, during the period ending March 25, 2014 in a series of nine installments. On November 7, 2013, we and TAMIL entered into an amendment of the TAMIL Share Purchase Agreement Under the terms of the TAMIL Share Purchase Agreement, as amended, TAMIL may purchase the 900,000 shares of our Common Stock from us from time to time during the period ending March 25, 2014 at a cash purchase price equal to the greater of $1.00 per share and 92% of the volume-weighted average trading price of shares of our Common Stock during the 20 trading day period ending on the day that is 3 days prior to the closing of the purchase and sale of our shares.

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The shares purchased and to be purchased by TAMIL under the TAMIL Share Purchase Agreement are restricted shares and bear a restrictive legend. In conjunction with the TAMIL Share Purchase Agreement, we and TAMIL entered into a separate registration rights agreement which provides that, within 60 days after the date when TAMIL has purchased all of the shares required to be purchased under the TAMIL Share Purchase Agreement, we will file a registration statement for the resale of the shares sold under that agreement.

In the TAMIL Share Purchase Agreement TAMIL represented to us that it was an “accredited investor” as defined in Regulation D promulgated under the Securities Act, and was also not a “U.S. Person” within the meaning of Regulation S promulgated under the Securities Act. TAMIL also represented that it was not acquiring the shares under the TAMIL Share Purchase Agreement for the benefit of any U.S. Person, that it will be the sole beneficial owner of the shares and that it has not prearranged any sale to any persons in the United States. TAMIL was outside of the United States when it entered into the TAMIL Share Purchase Agreement and is expected to be outside of the United States at such time as it purchases the shares under that agreement. On the basis of the representations and warranties that TAMIL has made to us in the TAMIL Share Purchase Agreement, we believe that the sales of shares of our Common Stock under the TAMIL Share Purchase Agreements will be exempt from the registration requirements of the Securities Act.

TAMIL has advised us that it is related to Trinity.

Trinity Purchases from XOptics and Regency

We believe that, during 2013, Trinity acquired 1,750,000 shares of our Common Stock from XOptics and Regency. The shares acquired from Regency have the benefit of the registration rights that we granted to Trinity in the applicable purchase agreements and related agreements. We further believe that Regency applied a substantial amount of the proceeds from resales it made to Trinity to Regency’s purchases of shares of our Common Stock from us. .

Acquisition of SPHSA

On June 12, 2013, we completed the acquisition of SPHSA and SPHSA’s wholly-owned subsidiary, SPMSA. The terms and conditions of the acquisition were set forth in the Acquisition Agreement, dated August 16, 2012 (the “Acquisition Agreement”), between our subsidiary, SPI, and SPHSA. On December 12, 2012, as part of the Share Exchange, we assumed the obligations of SPI under the Acquisition Agreement. As a result of acquisition, both SPHSA and SPMSA have become our wholly-owned subsidiaries. The financial statements of SPHSA and SPMSA will be fully consolidated with our financial statements, beginning with our financial statements for the quarter ended June 30, 2013. In addition, we now expect to be able to directly control the intellectual property of these entities.

The purchase price for the shares of SPHSA was ZAR 4,000 (approximately $500.00 as of the date of the Acquisition Agreement) per share. The Acquisition Agreement provides that we will settle the purchase price in our shares in the ratios of (i) 1,000 shares of our Common Stock and (ii) 1,000 common shares of our Common Stock for each ZAR 4,000 in principal amount of loans owed by SPHSA to its shareholders.

As a result of the acquisition of SPHSA, we issued 9,864,811 shares of our Common Stock to the former shareholders of SPHSA, after giving effect to conversions of shareholder loans. Of those shares 8,389,836 were issued to Roger Kebble, a shareholder of SPHSA, after giving effect to the conversion of his loans to SPHSA under the terms of the acquisition, and the remaining 1,474,976 shares of its Common Stock were issued to the other 35 shareholders of SPHSA. Transferability of the shares was restricted under the provisions of the Securities Act of 1933, as amended.

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Consulting and Employment Agreements

For a more complete discussion of those agreements under which our directors and officers provide their services and have been issued shares during 2015 to discharge the accrued and unpaid compensation owed to them, see “Executive Compensation—Employment and Consulting Agreements” in this prospectus.

Financing Agreements with Other Parties

RD Active Subscription Agreement

On November 26, 2012, SPI entered into a Subscription Agreement (the “Additional Subscription Agreement”) with RD Active Capital Limited, a United Kingdom-based investment manager (“RD Active”), in which RD Active agreed to purchase up to 300,000 new common shares over the period ending January 31, 2013 and under which RD Active had the right to purchase up to 2,700,000 new common shares from the Company during the period ending March 29, 2013 as long as RD Active has purchased the initial 300,000 common shares which it agreed to purchase. All common shares are to be purchased and sold at an issue price of US $1.00 per share. RD Active agreed to purchase the 300,000 new common shares on an installment basis, with 100,000 shares to be purchased on or before each of November 28, 2012, December 21, 2012 and January 31, 2013. On March 28, 2013, we and RD Active agreed to extend the termination date for the Additional Subscription Agreement to April 12, 2013, and on April 12, 2013 we further agreed to extend the ending date to May 31, 2013. As of May 31, 2013, when the agreement had terminated, RD Active and its other purchasers, including Regency, had purchased an aggregate of 1,159,500 shares.

As required by the Share Exchange Agreement, we assumed the obligations of SPI under the Additional Subscription Agreement. Specifically, we agreed that the following terms and conditions will govern the exchange of shares acquired by RD Active and its other purchasers: (i) we will not have any issued and outstanding securities other than our Common Stock and our Nonvoting Convertible Preferred Stock; (ii) shares of our Common Stock will continue to be quoted on the OTCBB or another comparable interdealer quotation system as long as we file all reports with the Commission that are required to be filed; and (iii) the remainder of the shares to be acquired under the Additional Subscription Agreement will be shares of our Common Stock and SPI will no longer have any obligations to issue its common shares.

 As part of the Additional Subscription Agreement, we agreed that we would use our best efforts to register for resale to the public all of our Common Shares that RD Active and any other purchasers under the Additional Subscription Agreement have purchased. Of the shares of our Common Stock that are subject to this prospectus, 14,000 were issued under the Additional Subscription Agreement. Each purchase of shares under the Additional Subscription Agreement was subject to the accuracy of certain representations and warranties made by the purchasers of the shares. Among the representations and warranties made, RD Active represented that it has no offices or presence in the United States of America and none of the accounts that it manages are beneficially owned by citizens or residents of the United States of America.

The Additional Subscription Agreement provided that for purposes of the Securities Act, the shares sold under the Additional Subscription Agreement are restricted securities and may not be resold to any person who is a “U.S. person” as defined by Regulation S under the Securities Act. Moreover, RD Active agreed not to sell or transfer the shares without our prior written consent or in a transaction which has been notified to us and does not involve any U.S. person or any means of commerce in the United States until one year and four days after the Share Exchange. Similarly, any shares which were not included in the registration statement which we were obligated to file may not be sold without our prior written consent or in a transaction of which the Company has been notified and does not involve any U.S. Person or any means of commerce in the United States.

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The shares of our Common Stock that we issued to RD Active and the other purchasers under the Additional Subscription Agreement bear legends restricting their transferability until such shares have been sold as part of a registered public offering.

Minaurum Share Purchase Agreement

On September 2, 2013, we entered into the Share Purchase Agreement, dated that July 25, 2013, with Minaurum Limited (“Minaurum”), an existing shareholder, for the purchase of 100,000 shares of our Common Stock at an aggregate price of $100,000. Minaurum performed its obligations under the agreement by purchasing the shares upon full execution of the agreement. We also entered into a Registration Rights Agreement, dated the same date, with Minaurum, under which we are obligated to file with the Commission a registration statement for the resale of the shares of our Common Stock that we issued to Minaurum and to use our best efforts to cause that registration to become effective as promptly as possible after its filing. Such registration statement was filed on February 3, 2014. We also are obligated to use our reasonable best efforts to keep the registration statement that we have filed continuously effective until all of the shares covered by the registration statement have been sold or may be sold under Rule 144 without volume or manner of sale restrictions, including the filing of such post-effective amendments as may be necessary. The Registration Rights Agreement provides that we are to bear all fees and expenses incident to the performance of or compliance with the agreement whether or not any shares are sold pursuant to the registration statement. These costs and expenses include all registration and filing fees (including the fees and expenses of our counsel and independent certified public accountants), as well as all internal expenses incurred in connection with the registration. In addition, if prior to filing the required registration statement, we file a registration statement for the resale by other shareholders of shares of our Common Stock, including that which we are required to file for the former shareholders of SPHSA under the terms of the Acquisition Agreement referred to under “—Transactions with Related Persons—Acquisition of SPHSA” in this prospectus, we are required to notify Minaurum Limited of our determination to file a registration statement and include in the registration statement any shares purchased by Minaurum that Minaurum requests.

Our acquisition of the shares of SPHSA was subject to several conditions imposed by the Reserve Bank of South Africa (“SARB”), the governmental agency which is responsible for administration of that country’s exchange control laws and regulations. With respect to this transaction, SARB required that all shares of our Common Stock that were issued in exchange for the shares of SPHSA be held in custody by a South African bank so that the proceeds of all sales of shares are remitted to South Africa. The custodian bank agreed that it would place orders for the sales of the shares, remit the proceeds of sales only to shareholder banks accounts in South African banks and ensure that the sale process conforms to the sale process as approved by SARB. SARB also required that we place restrictive legends on the share certificates representing the shares of our Common Stock issued to the shareholders of SPHSA, that we complete the registration of the resale of those shares of our Common Stock with the Commission within five months after their issuance and that the former shareholders of SPHSA complete the resales of their shares of our Common Stock within 180 days after our registration statement is declared effective.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling shareholders. The selling shareholders, which includes donees, pledgees, transferees or other successors-in-interest selling who may be selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling shareholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, so long as this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling shareholders under this prospectus. A selling stockholder may use any one or more of the following methods when selling securities:

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¨	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

¨	block trades in which the broker-dealer attempts to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

¨	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

¨	an exchange distribution in accordance with the rules of the applicable exchange;

¨	privately negotiated transactions;

¨	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

¨	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

¨	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

¨	a combination of any such methods of sale; or

¨	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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We are paying fees and expenses that we incur incident to the registration of the securities.  We have not agreed to indemnify any of the selling shareholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

We are authorized by our articles of incorporation to issue an aggregate of 231,155,282 shares of capital stock, of which 200,000,000 are shares of Common Stock, with a par value of $0.001 per share, and 31,155,282 shares are shares of our Nonvoting Convertible Preferred Stock, with a par value of $0.01 per share. Our directors also have approved and we have filed with the Secretary of State of Nevada the Certificate of Designation that sets forth the voting rights, designations, preferences, limitations, restrictions and relative rights of our Nonvoting Convertible Preferred Stock.

As of December 21, 2015, 58,533,992 shares of our Common Stock were issued and outstanding and 14,800,000 shares of our Nonvoting Convertible Preferred Stock were issued and outstanding. An additional 14,800,000 shares of our Common Stock will become issuable upon the conversion of the 14,800,000 shares of our Nonvoting Convertible Preferred Stock that are outstanding. We also have reserved 3,000,000 shares of our Common Stock for future issuance under the 2012 Stock Plan, of which we have granted options to purchase 475,000 of these shares.  See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” in this prospectus.

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and bylaws and by the provisions of applicable law.

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Common Stock

All outstanding shares of our Common Stock are of the same class and have equal rights and attributes. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company.  The holders of a majority of the outstanding shares of Common Stock constitute a quorum at a meeting of shareholders for the transaction of any business.  Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action is authorized by a majority of the votes cast, except where the Nevada Corporations Code prescribes a different percentage of votes and/or a different exercise of voting power.

All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. In the event of liquidation, the holders of our Common Stock are entitled to share ratably all assets remaining after payment of all liabilities. The holders of our Common Stock do not have cumulative or preemptive rights.

Preferred Stock

As of the closing of the Share Exchange, our shareholders had consented to increase the number of authorized shares of our preferred stock to 31,155,282. Of those authorized shares, 19,800,000 shares of our preferred stock are outstanding as shares of our Nonvoting Convertible Preferred Stock.  The preferences, qualifications, rights, and restrictions of our Nonvoting Convertible Preferred Stock are described under “Shares of our Nonvoting Convertible Preferred Stock” in this prospectus.  At such time as all of the shares of Nonvoting Convertible Preferred Stock are converted, we may file a certificate of withdrawal, in which case the Nonvoting Convertible Preferred Stock will be retired and returned to the status of authorized but unissued shares of the our undesignated preferred stock.

We do not have any current plans to issue any shares of our preferred stock following the conversion of the shares of our Nonvoting Convertible Preferred Stock.  Nevertheless, the issuance of shares of our preferred stock, or the issuance of rights to purchase our preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of our preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of our preferred stock having sufficient voting rights to provide a required percentage vote of our shareholders. In addition, under some circumstances, the issuance of our preferred stock could adversely affect the voting power and other rights of the holders of our Common Stock. Although prior to issuing any series of our preferred stock, our board is required to make a determination as to whether the issuance is in the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of our authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Shares of Our Nonvoting Convertible Preferred Stock

On December 12, 2012, we designated 31,155,282 of the authorized shares of our preferred stock as Nonvoting Convertible Preferred Stock. Under the terms of the certificate of designation that we have filed with the Secretary of State of Nevada, the shares of our Nonvoting Convertible Preferred Stock will be convertible into shares of our Common Stock at the ratio of one share of Common Stock for each share of our Nonvoting Convertible Preferred Stock, subject to certain important limitations and restrictions. First, neither XOptics nor any other holder may convert any shares of our Nonvoting Convertible Preferred Stock if, after giving effect to the conversion, the holder and its affiliates would, in the aggregate, own beneficially or exercise control over that number of shares of our Common Stock which is 4.99% or greater of our total Common Stock on the date of conversion, immediately after giving effect to the conversion (this limitation is referred to as the "Beneficial Ownership Limitation"). Notwithstanding this restriction, however, whenever XOptics or any other holder of our Nonvoting Convertible Preferred Stock provides us with at least 61 days’ prior written notice stating that the holder elects to waive the Beneficial Ownership Limitation, the Beneficial Ownership Limitation terminates as of the end of the 61st day referenced in the notice. The Beneficial Ownership Limitation also automatically terminates three business days prior to any change of control of the Company. In this context, the term “change in control” of the Company means any acquisition by a third party (excluding any affiliate of ours) of 50% or more of our issued and outstanding voting securities by merger, consolidation or purchase of shares or of all or substantially all of our. Second, the certificate of designation provides for proportionate adjustments to the conversion ratio whenever we may declare a stock dividend, effect a stock split or reverse stock split or otherwise combine shares of our Common Stock so that upon conversion XOptics or any other holder of shares of our Nonvoting Convertible Preferred Stock will receive the same relative proportion of shares of our Common Stock. We have agreed to reserve and keep available out of the authorized but unissued shares of our Common Stock that number of shares as is sufficient to effect the conversion of all unconverted shares of our Nonvoting Convertible Preferred Stock into Common Stock. If at any time the number of shares is not sufficient to effect such conversion, then we are obligated to take such corporate actions as may be necessary to increase our authorized but unissued shares to that number which will be sufficient, including obtaining shareholder approval to amend our Articles of Incorporation.

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Shares of our Nonvoting Convertible Preferred Stock have the following rights and limitations:

•	the holders of the shares may not vote on any matters, except to approve (i) the authorization, creation and issue of any shares of any other class or series of which would create a dividend or liquidation preference senior to the shares of our Nonvoting Convertible Preferred Stock or (ii) any action to amend or repeal any provision of our Articles of Incorporation or bylaws that adversely affects the rights or privileges of the shares of our Nonvoting Convertible Preferred Stock, and the consent or affirmative vote of the holders of at least 80% of the shares of our Nonvoting Convertible Preferred Stock is required in both cases;

•	the shares of our Nonvoting Convertible Preferred Stock do not have any preference or priority on the liquidation, dissolution or winding up of the Company; and

•	the holders of the shares of our Nonvoting Convertible Preferred Stock do not have any preference or priority as to any cash dividends or distributions, but are entitled to receive dividends and distributions pro rata with holders of our Common Stock on an “as converted” basis.

The issued shares of our Nonvoting Convertible Preferred Stock automatically convert, at the applicable conversion ratio, into shares of our Common Stock upon the assignment, sale or other transfer of shares to any person other than an affiliate of the holder of the seller. Any assignee, purchaser or other transferee may surrender certificates representing the assigned shares to us and will receive shares of our Common Stock in return. If an assignee wishes to continue to hold the assigned shares as Nonvoting Convertible Preferred Stock, we will comply with its request in that regard.

The terms of our Nonvoting Convertible Preferred Stock also provide that no holder of shares of our Nonvoting Convertible Preferred Stock which, on a fully converted basis, when combined with shares of our Common Stock, would constitute the holder of the preferred shares as the beneficial holder of more than 4.99% of shares of our Common Stock may enter into any transaction with us or with any of our subsidiaries without the prior approval of a majority of our independent directors of SurePure US or, if we have no independent directors, the prior approval of a majority of the shares of our Common Stock not owned by the beneficial holder in question and its affiliates.

Registration Rights

In connection with the purchases of shares of our Common Stock by the investor under the Subscription Agreement, we agreed to file a registration statement to permit the resale of the shares of our Common Stock issued to the investor by us in the Share Exchange. Similarly, in connection with the purchases of Common Stock under the Additional Subscription Agreement, we have agreed to file a registration statement to permit the resale of the shares of our Common Stock purchase by the investment manager and other purchasers under that agreement.  For additional information relating to our obligations with regard to registration of shares, see “Certain Relationships and Related Transactions—Transactions with Trinity and Affiliates—Subscription Agreement for Shares” and “Certain Relationships and Related Transactions—Financing Transactions with Other Parties—RD Active Subscription Agreement” in this prospectus.

69

Transfer Agent

Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, currently is the transfer agent and registrar for our Common Stock.

LEGAL MATTERS

Barton LLP, New York, New York, will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

EXPERTS

RSSM CPA LLP (“RSSM”). Formerly known as Rosen Seymour Shapss Martin & Company LLP, an independent registered public accounting firm, has audited the consolidated financial statements of SurePure, Inc. and its subsidiaries as of December 31, 2014 and 2013 and for the years then ended, as stated in their report appearing herein.  Such financial statements have been so included in reliance upon the report of the Firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act (File No. 000-54172).  We have also filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus.  The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment.  This prospectus is part of that registration statement.  This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.  For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.  You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and at our Internet site referred to below.

You may read or obtain copies of these reports and other information filed with the SEC by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for information regarding the operations of its Public Reference Room and any copying charges assessed by the SEC. The SEC also maintains a website at http://www.sec.gov that contains registration statements, reports, proxy information statements and other information regarding registrants regarding registrants (including us) that file electronically. The information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

Our Internet website address is http://www.surepureinc.com.  Information contained on our website does not constitute part of this prospectus or the registration statement.

70

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Financial Statements

Years Ended December 31, 2014 and 2013 and

From August 24, 2005 (inception) to December 31, 2014

SUREPURE, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONTENTS

Page

Consolidated Financial Statements

Report of Independent Registered Public Accountants	F-2

Consolidated Balance Sheets as of December 31, 2014 and 2013	F-3

Consolidated Statements of Operations for the years ended December 31, 2014 and 2013 and for the period from August 24, 2005 (inception) to December 31, 2014	F-4

Consolidated Statements of Other Comprehensive Income (Loss) for the years ended December 31, 2014 and 2013 and for the period from August 24, 2005 (inception) to December 31, 2014	F-5

Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2014 and 2013	F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2014 and 2013 and for the period from August 24, 2005 (inception) to December 31, 2014	F-8

Notes to Consolidated Financial Statements	F-9 to F-28

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors

SurePure Inc. and Subsidiaries

New York, New York

We have audited the accompanying consolidated balance sheets of SurePure, Inc. and Subsidiaries (“SurePure” or the “Company”) (a development stage company) as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ deficit, other comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2014, and for the period from August 24, 2005 (inception) to December 31, 2014. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SurePure, Inc. and Subsidiaries at December 31, 2014 and 2013, and the results of its consolidated operations and its cash flows for each of the years in the two-year period ended December 31, 2014, and for the period from August 24, 2005 (inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has experienced significant losses and negative cash flows, resulting in increased accumulated deficits during its development stage. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 15. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/RSSM CPA LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

March 30, 2015

F-2

SUREPURE, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND DECEMBER 31, 2013

	December 31, 2014	December 31, 2013

Assets

Current assets:
Cash	$526	$20,870
Accounts receivable	16,800	29,029
Prepaid expenses and other current assets	406,280	156,382
Total current assets	423,606	206,281

Property and equipment, net	-	-

Other assets:
Intangible assets, net	95,622	112,290
Total other assets	95,622	112,290

Total assets	$519,228	$318,571

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable and other current liabilities	$1,252,203	$703,421
Customer deposits	412,703	10,000
Due to officers/stockholders	1,148,085	725,699
Income taxes payable	480	533
Loan payable	265,522	231,490

Total current liabilities	3,078,993	1,671,143

Total liabilities	3,078,993	1,671,143

Stockholders' equity (deficit):
Common stock, $.001 par value, 200,000,000 shares authorized, 47,345,816 shares issued and outstanding (39,937,432 shares issued and outstanding at December 31, 2013)	47,346	39,937
Preferred stock, $.01 par values, 31,155,282 shares authorized, 14,800,000 shares issued and outstanding (19,800,000 shares issued and outstanding at December 31, 2013)	148,000	198,000
Additional paid-in capital	30,570,760	28,728,466
Other comprehensive income	999,456	907,756
Deficit accumulated	(34,325,327)	(31,226,731)
Total stockholders' equity (deficit)	(2,559,765)	(1,352,572)

Total liabilities and stockholders' equity (deficit)	$519,228	$318,571

See notes to Consolidated Financial Statements.

F-3

SUREPURE, INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2014 AND 2013

AND CUMULATIVE FROM AUGUST 24, 2005 (INCEPTION) TO DECEMBER 31, 2014

			Cumulative
			From
			August 24,
	Year Ended		2005
	December 31,		(inception) to
	2014	2013	December 31, 2014

Revenue	$557,341	$170,838	$2,992,589

Cost of revenue	249,523	8,602	1,795,621

Gross profit	307,818	162,236	1,196,968

Expenses:
General and administrative expenses (includes equity-based compensation of $136,568, $151,053, and $287,621, respectively)	2,959,571	4,020,530	27,372,608
Promotion and marketing	58,467	165,355	815,208
Research and development	192,870	227,011	4,049,181
Depreciation and amortization	16,668	21,283	214,050
Impairment of patent	-	-	537,631

Total expenses	3,227,576	4,434,179	32,988,678

Loss from operations	(2,919,758)	(4,271,943)	(31,791,710)

Other income (expense):
Interest income	11	2,033	373,902
Interest expense	(178,849)	(152,097)	(2,788,172)
Exchange rate gains and losses	-	2,885	(22,502)
Loss on disposition of fixed assets	-	-	(64,172)

Total other (expense) income	(178,838)	(147,179)	(2,500,944)

Loss before provision for taxes	(3,098,596)	(4,419,122)	(34,292,654)

Provision for income taxes	-	-	32,673

Net loss	(3,098,596)	(4,419,122)	(34,325,327)

Net loss attributable to non-controlling interest	-	(17,653)	(1,633,120)

Net loss attributable to SurePure	$(3,098,596)	$(4,401,469)	$(32,692,207)

Loss per share – basic and diluted attributable
to SurePure common stockholders	$(0.07)	$(0.14)	$(1.10)

Weighted average shares outstanding -
basic and diluted	44,931,481	31,780,016	29,832,060

See notes to Consolidated Financial Statements.

F-4

SUREPURE INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2014 AND 2013

AND CUMULATIVE FROM AUGUST 24, 2005 (INCEPTION) TO DECEMBER 31, 2014

			Cumulative
			From
			August 24,
	Years Ended		2005
	December 31,		(inception) to
	2014	2013	December 30, 2014

Net loss	$(3,098,596)	$(4,419,122)	$(34,325,327)

Other comprehensive income, net of tax

Unrealized gain on foreign currency translation	91,700	461,073	999,456

Comprehensive loss	(3,006,896)	(3,958,049)	(33,325,871)

Less: Comprehensive (loss) attributable to noncontrolling interest	-	122,083	(1,407,165)

Comprehensive loss attributable to SurePure, net of tax	$(3,006,896)	$(4,080,132)	$(31,918,706)

See notes to Consolidated Financial Statements.

F-5

SUREPURE INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

CUMULATIVE FROM AUGUST 24, 2005 (INCEPTION) TO DECEMBER 31, 2014

						Equity in			Accumulated
	Common	Range of			Additional	Variable	Retained		Other	Stock
	Shares	Price Per	Common	Preferred	Paid-in	Interest	Earnings	Noncontrolling	Comprehensive	Subscription
	Issued	Share	Stock	Stock	Capital	Entities	(Deficit)	Interest	Income	Receivable	Total

August 24, 2005 – inception	-		$-	$-	$-	$-	$-	$-	$-	$-	$-

Issuances of common stock:
2007	18,360,000	$0.01	173,832								173,832
2007	2,040,000	$2.45	19,314		4,980,686						5,000,000

2008	2,781,965	$0.01	26,340								26,340
2008	367,200	$2.45	3,477		896,523						900,000

2009	323,050	$.01 to $2.60	3,113		836,887						840,000
Total from issuance of common stock	23,872,215		226,076		6,714,096						6,940,172

Imputed interest on stockholder loans					1,187,154						1,187,154

Net income (loss) for the period from August 24, 2005 (inception) to December 31, 2009							(12,815,358)		74,127		(12,741,231)

Equity of VIE's prior to January 1, 2010	-		-		-	1,004,150	-	(1,202,762)	-	(42,141)	(240,753)

Balances-December 31, 2009	23,872,215		226,076		7,901,250	1,004,150	(12,815,358)	(1,202,762)	74,127	(42,141)	(4,854,658)

2010	1,390,130	$1.00	14,775		-						14,775
2010	225,000	$2.00	2,392		447,608						450,000
2010	974,870	$2.60	10,362		2,524,301						2,534,663
2010	360,000	$2.85	3,826		1,022,174						1,026,000

Imputed interest on stockholder loans					380,664						380,664

Net (loss) for the year							(4,066,384)	(70,123)			(4,136,507)

Unrealized (loss) on foreign currency translation adjustment	-		-		-	-	-	(152,250)	(403,381)	-	(555,631)

Balances-December 31, 2010 (audited)	26,822,215		257,431		12,275,997	1,004,150	(16,881,742)	(1,425,135)	(329,254)	(42,141)	(5,140,694)

Conversion of stockholders loans to additional paid-in capital					1,376,229						1,376,229

Imputed interest on stockholder loans					415,705						415,705

Net (loss) income for the year							(4,009,727)	(41,235)			(4,050,962)

Unrealized gain on foreign currency translation adjustment	-		-	-	-	-	-	210,058	593,256	-	803,314

Balances-December 31, 2011 (audited)	26,822,215		257,431		14,067,931	1,004,150	(20,891,469)	(1,256,312)	264,002	(42,141)	(6,596,408)

Issuance of common stock, pre-merger	2,500,000	$1.00	25,501		2,474,499						2,500,000

Conversion of stockholder loans	7,378,416	$.50	75,206		3,614,002						3,689,208

Imputed interest on stockholder loans					380,414						380,414

Adjustment for reverse merger	(13,393,447)		(334,831)	226,654	149,206	(83,170)				42,141	-

Issuance of common stock, post-merger	235,000	$1.00	235		234,765						235,000

Net (loss) for the year							(4,300,673)	(117,786)			(4,418,459)

Unrealized gain on foreign currency translation adjustment	-		-	-	-	-	-	38,409	96,462	-	134,871

Balances-December 31, 2012 (audited)	23,542,184		23,542	226,654	20,920,817	920,980	(25,192,142)	(1,335,689)	360,464	-	(4,075,374)

Issuance of common stock for cash	3,237,318	$1.00	3,237		3,234,081						3,237,318

Imputed interest on stockholder loans					105,925						105,925

Conversion of preferred stock to common stock	2,865,447		2,865	(28,654)	25,789						-

Conversion of other loans payable to common stock	222,672	$1.00	223		222,449						222,672

Issuance of common stock for consulting services	205,000		205		190,295						190,500

Conversion of stockholders loans to former VIE to common stock	6,864,811		6,865		2,766,519						2,773,384

F-6

SUREPURE INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

CUMULATIVE FROM AUGUST 24, 2005 (INCEPTION) TO DECEMBER 31, 2014

						Equity in			Accumulated
	Common	Range of			Additional	Variable	Retained		Other	Stock
	Shares	Price Per	Common	Preferred	Paid-in	Interest	Earnings	Noncontrolling	Comprehensive	Subscription
	Issued	Share	Stock	Stock	Capital	Entities	(Deficit)	Interest	Income	Receivable	Total
Adjustment to reflect acquisition of former VIE's	3,000,000		3,000		1,111,538	(920,980)	(1,633,120)	1,213,606	225,956	-	-

Equity-based compensation					151,053						151,053

Net (loss) for the year							(4,401,469)	(17,653)			(4,419,122)

Unrealized gain on foreign currency translation adjustment	-		-	-	-	-	-	139,736	321,336	-	461,072

Balances- December 31, 2013 (audited)	39,937,432		39,937	198,000	28,728,466	-	(31,226,731)	-	907,756	-	(1,352,572)

Issuance of common stock for cash	1,191,075	$1.00	1,192		1,189,884						1,191,076

Conversion of preferred stock to common stock	5,000,000		5,000	(50,000)	45,000						-

Issuance of common stock for consulting services	180,000		180		77,821						78,001

Issuance of common stock to settle liabilities	575,000		575		229,425						230,000

Issuance of common stock in connection with sale of convertible debentures	462,309		462		96,288						96,750

Beneficial conversion feature of convertible debentures					67,308						67,308

Equity-based compensation					136,568						136,568

Net (loss) for the year							(3,098,596)				(3,098,596)

Unrealized gain on foreign currency translation adjustment	-		-	-	-	-	-	-	91,700		91,700

Balances- December 31, 2014 (audited)	47,345,816		$47,346	$148,000	$30,570,760	$-	$(34,325,327)	$-	$999,456	$-	$(2,559,765)

See notes to Consolidated Financial Statements.

F-7

SUREPURE INC. AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

AND CUMULATIVE FROM AUGUST 24, 2005 (INCEPTION) TO DECEMBER 31, 2014

			Cumulative From
	Years Ended		August 24, 2005
	December 31,		(inception) to
	2014	2013	December 31, 2014

Cash from operating activities:
Net loss	$(3,098,596)	$(4,419,122)	$(34,325,327)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	16,668	21,283	214,050
Non-cash interest expense and loan costs	191,344	-	191,344
Impairment of patent	-	-	537,631
Loss on sale of property and equipment	-	-	64,172
Imputed interest on stockholders loans	-	105,925	2,469,862
Issuance of common stock for consulting services	78,000	190,500	268,500
Equity-based compensation	136,568	151,053	287,621
Changes in assets and liabilities:			-
Accounts receivable	12,229	(9,081)	(16,800)
Prepaid expenses and other current assets	(249,898)	(17,736)	(406,280)
Accounts payable and other current liabilities	624,137	(87,509)	1,327,558
Customer deposits payable	402,703		412,703
Due to officers/stockholders	572,386	478,440	1,298,085
Income taxes payable	(53)	124	480

Total cash used in operating activities	(1,314,512)	(3,586,123)	(27,676,401)

Cash from investing activities:
Purchase of property and equipment	-	-	(181,760)
Proceeds from sales of property and equipment	-	-	16,860
Acquisition of patents	-	-	(746,576)

Total cash used in investing activities	-	-	(911,476)

Cash from financing activities:
Proceeds from issuance of equity	1,191,077	3,237,318	18,086,864
Proceeds from issuance of convertible debt	37,500	-	37,500
Proceeds from equity of former variable interest entities	-	-	83,309
Proceeds from loans from stockholders	-	-	9,421,605
Proceeds from other loans payable	-	234,612	454,161

Total cash provided by financing activities	1,228,577	3,471,930	28,083,439

Effect of exchange rate changes on cash and cash equivalents	65,591	(7,310)	504,964

Net (decrease) increase in cash	(20,344)	(121,503)	526

Cash, beginning of period	20,870	142,373	-

Cash, end of period	$526	$20,870	$526

Supplemental disclosures:
Interest paid	$-	$1,309	$70,005

Income taxes paid	$-	$-	$32,673

Conversion of stockholders' and other loans to equity	$-	$2,996,056	$8,061,493

Conversion of other loans payable to stockholders' loans	$-	$-	$300,000

Conversion of stockholders' loans to equity of former variable interest entities	$-	$-	$1,114,400
			-
Imputed interest on stockholders' loans reported as an increase to additional paid-in capital	$-	$105,925	$2,469,862

Conversion of equity of former variable interest entities to equity of company	$-	$1,114,539	$1,114,539

Conversion of preferred stock to common stock and additional paid-in capital	$50,000	$28,654	$78,654

Issuance of common stock in connection with issuance of convertible debentures	$36,750	$-	$36,750

See notes to Consolidated Financial Statements.

F-8

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

1. Organization and Significant Accounting Policies

Description of Business

SurePure Investment Holding AG (“SPI”) was incorporated in Switzerland in 2007. From 2007 to December 12, 2012 SPI was the holding company of the SurePure Group (the “Group”), which included subsidiaries and other entities whose activities primarily benefit the Group. On December 12, 2012, SPI entered into an Amended and Restated Share Exchange Agreement with SurePure, Inc. (“SurePure US” or the “Company”) pursuant to which SurePure US acquired SPI in a share exchange (the “Share Exchange”) and became the holding company for the Group, including SPI. Although SurePure US is the legal acquirer of SPI, SPI is treated as the acquirer for accounting and financial reporting purposes and under this method, SurePure US retains SPI’s financial reporting history.

On June 12, 2013, we completed the acquisition of SPHSA and SPHSA’s wholly-owned subsidiary, SPMSA both incorporated in 2005. The terms and conditions of the acquisition were set forth in the Acquisition Agreement, dated August 16, 2012 (the “Acquisition Agreement”), between our subsidiary, SPI, and SPHSA. On December 12, 2012, as part of the Share Exchange, we assumed the obligations of SPI under the Acquisition Agreement. As a result of acquisition, both SPHSA and SPMSA have become our wholly-owned subsidiaries.

Under the Share Exchange, each share of the capital stock of SPI was exchanged for one share of SurePure US common stock, par value $.001 per share (“Common Stock”), and, in the case of one shareholder of SPI, one share of Nonvoting Convertible Preferred Stock, par value $.01 per share (the “Nonvoting Convertible Preferred Stock”).

The Group has developed technology for using shortwave ultraviolet light (“UV-C”) to purify turbid liquids such as wine, fruit juice and milk. Although initially designed to treat food-grade applications, it has successfully been applied to liquids such as dairy products for animal consumption, protein products, bovine blood plasma, water, brines and sugar syrup solutions. The Group holds patents in 66 countries for this technology. The Group has been engaged in raising capital, continuing research and development of its technologies and developing markets for its products.

Basis of Presentation and Consolidation

The accompanying audited consolidated financial statements of the Company and subsidiaries have been prepared in accordance accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s wholly-owned subsidiaries are as follows:

• SurePure Investment Holding AG (“SPI”), which holds the investment in SPO;

• SurePure Operations AG (“SPO”), which markets the products of the Group and earns its revenue by selling or otherwise distributing equipment utilizing the Group’s technology globally. SPO owns a patent for the Group’s technology in various countries;

• SurePure Participations AG (“SPP”), which was a minority stockholder of SPI and is part of the common holding structure of the Group. SPP has no operations and all of its expenses have been and will continue to be paid by SPI. Formerly a VIE, SPP became a subsidiary as a result of the Share Exchange on December 12, 2012;

F-9

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

• SurePure Holdings South Africa (Pty) Ltd. and its wholly-owned subsidiary, SurePure Marketing South Africa (Pty) Ltd. (“SPMSA”), which holds the South African patent, manufacture the products of the Group and earn revenue from selling or otherwise distributing equipment utilizing the Group’s technology. Formerly VIE’s, these entities became subsidiaries as a result of their acquisition on June 12, 2013; and

• SurePure Latin America Maqinas de Purificasao UVC Ltda. (“SPLAM”), which conducts no operations currently.

The Group’s reporting currency is the United States Dollar (“USD”) and these consolidated financial statements are presented in USD or “$.”

Use of Estimates

GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Reclassification

Certain previously reported amounts have been reclassified to conform to the presentation used in the December 31, 2014 financial statements.

Income Taxes

The Group accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not provide a future tax benefit.

GAAP requires that, in applying the liability method, the consolidated financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion, the most likely resolution of an uncertain tax position should be analyzed based on technical merits and one that will likely be sustained under examination. There are no uncertain tax positions requiring adjustment to or disclosure in these consolidated financial statements.

F-10

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

Accounts Receivable

Accounts receivable represent amounts due from customers and are carried at original invoice amount less an estimate made for doubtful receivables. The Group establishes a provision for estimated doubtful accounts, if necessary. No allowance for doubtful accounts was deemed to be necessary at December 31, 2014 or at December 31, 2013.

Property, Equipment and Related Depreciation

Property and equipment are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire the asset and any expenditures that substantially increase the asset’s value or extend the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Expenditures for routine repairs and maintenance are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized in operations.

Depreciation is provided over the following estimated useful lives:

Plant machinery	3 to 5 years
Furniture and fixtures	3 to 5 years
Motor vehicles	5 years
Office and computer equipment	3 to 5 years

Intangible Assets

Intangible assets consist of patents in various countries around the world for the Company’s UV-C purification technology. The patents were initially recognized at their cost and are being amortized on a straight-line basis over their estimated useful lives of twelve years beginning with the acquisition of the patents in 2008. The patents expire in October 2020.

The Group evaluates the carrying value of its intangible assets for impairment at least annually or when events or changes in circumstances are identified by management that indicate that such carrying values may not be fully recoverable. The evaluation involves estimating the future undiscounted cash flows expected to be derived from the assets to assess whether or not a potential impairment exists. As a result of its evaluations, management determined that it was not necessary to recognize a loss on impairment of its intangible assets for the years ended December 31, 2014 and December 31, 2013. During the period from August 24, 2005 (inception) to December 31, 2014, impairment losses on intangible assets of $537,631 were recognized.

F-11

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

Revenue

Revenue is earned from sales or use of equipment that uses the Company’s patented technology and is recognized, net of returns and discounts, when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. These criteria are usually met upon delivery of the product to the customer, which is also when the risk of ownership and title passes to the customer.

Research and Development

Research and development costs are charged to expense as incurred.

Equity-Based Compensation

The Company measures compensation cost for all stock options granted based on fair value on the measurement date, which is typically the grant date. The fair value of each stock option granted is estimated on the grant date using the Black-Scholes-Merton option valuation model. The fair value of each share is based on the fair market value of the Company’s common stock on the date of the grant. Equity-based compensation expense is recognized on a straight-line basis over the requisite service period for each stock option or stock grant expected to vest with forfeitures estimated at the date of grant based on the Company’s historical experience and future expectations.

Foreign Currency Translations

These consolidated financial statements are presented in USD, which is the Group’s reporting currency. The consolidated financial statements of the Group members have been translated into USD in accordance with GAAP. All assets and liability accounts on the consolidated balance sheets have been translated using the spot exchange rate in effect at the consolidated balance sheet date. Equity accounts have been translated at their historical rates when the capital transaction occurred. Income and expenses have been translated at the average exchange rates for the periods presented. Adjustments resulting from the translation of the Group’s consolidated financial statements are included in the consolidated statement of other comprehensive income (loss). Actual transaction gains and losses are included in the consolidated statements of operations as incurred.

F-12

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

The functional currencies of the companies included in the Group are their respective local currencies. Accordingly, the Group is exposed to transaction gains and losses that result from changes in various foreign currency exchange rates.

Applicable functional currencies are:

SPI, SPO, and SPP	Swiss Francs – CHF
SPLAM	Brazilian Real – BRL
SPHSA and SPMSA	South African Rand – ZAR

Exchange rates used for conversion of foreign items to USD at the end of each period and the average for each period were:

	December 31,	December 31,
	2014	2013
CHF:
Reporting date	1.0105	1.1230
Average for period	1.0938	1.0790

BRL:
Reporting date	0.3722	0.4232
Average for period	0.4257	0.4645

ZAR:
Reporting date	0.0861	0.0952
Average for period	0.0922	0.1040

F-13

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

Earnings (Loss) per Share

Basic and diluted earnings (loss) per share are computed by dividing net income or loss by the weighted average number of shares of Common Stock outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue shares of Common Stock, such as options, convertible notes and convertible preferred stock, were exercised or converted into shares of Common Stock or could otherwise cause the issuance of shares of Common Stock that then would share in earnings (losses). Such potential issuances of additional shares of Common Stock are included in the computation of diluted earnings per share. Except as disclosed in Note 7 of these Notes to Consolidated Financial Statements, the Company has no securities or other contracts to issue shares of Common Stock that could cause any dilution of earnings. In addition, when there is a loss, diluted loss per share is not computed because any potential additional common shares of Common Stock would reduce the reported loss per share and therefore have an anti-dilutive effect.

2. Property and Equipment

Property and equipment consists of the following:

	December 31,	December 31,
	2014	2013

Machinery and equipment	$5,010	$5,010
Furniture and fixtures	12,753	12,753
Motor vehicles	14,400	14,400
Office and computer equipment	12,647	12,647
	44,810	44,810
Less: Accumulated depreciation	44,810	44,810

Property and equipment, net	$-	$-

Depreciation expense was $0 and approximately $4,600 for the years ended December 31, 2014 and 2013, respectively, and approximately $97,300 for the period from inception to December 31, 2014.

3. Intangible Assets

Intangible assets consist of the following:

	December 31,	December 31,
	2014	2013

Patents	$208,943	$208,943
Less: Accumulated amortization	113,321	96,653

Intangible assets, net	$95,622	$112,290

Amortization expense was approximately $16,700 and $16,700 for the years ended December 31, 2014 and 2013, and approximately $116,800 for the period from inception to December 31, 2014.

4. Due to Officers/Stockholders

Due to officers/stockholders consists of unpaid salaries, accrued leave and advances from two executives and one employee/stockholder totaling $1,148,085 and $725,699 at December 31, 2014 and December 31, 2013, respectively. During the period from May to December 2014, the Company’s Chief Executive Officer advanced $58,720 to a subsidiary of the Company. The Company’s chief executive officer has not been paid a portion of his salary since September 30, 2013 and as of December 31, 2014 $303,116 was due. In accordance to an agreement entered into on September 10, 2014 the amount due to the Company’s chief executive officer was ceded to the Company’s chief financial officer in part settlement of an obligation to the Company’s chief financial officer. The Company’s chief financial officer has not been paid any of his salary or and a portion of his business expenses since October 2012. The amount owed to the chief financial officer as of December 31, 2014 includes unpaid salaries of $621,065 and unreimbursed expenses paid on behalf of the Company of $84,103.

F-14

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

5. Other Loans Payable

In October 2012, the Company and the three lenders whose balances were reflected in Other Loans Payable at December 31, 2012 revised their agreements orally and these agreements were later formalized in writing effective January 2013. The Company agreed with each of these lenders that it would pay interest at 5% per annum on the outstanding balances retroactive to the time that the loans were made in 2011 and it would repay each of these lenders $105,000 in October 2012. On April 4, 2013, these lenders and the Company further agreed that the lenders would be granted the right to convert each $1.00 of principal and interest that was unpaid under their agreements into one share of Common Stock upon the effective date of the Company’s registration statement which the Company had filed to register the resale of certain shares of the Common Stock. Pursuant to these agreements, these loans were converted into shares of Common Stock at the time that the registration statement was declared effective on May 16, 2013.

On April 4, 2013, SPMSA borrowed ZAR 2 million (approximately $201,000) from a lender pursuant to a note. The terms of the loan provide for interest of 2% per month on the outstanding balance which is payable together with the principal balance no later than December 31, 2013. An officer and stockholder of the Company has deposited 1,000,000 shares of Common Stock with the lender as security for the repayment of the loan to SPMSA. On September 26, 2013, the repayment date was extended to October 31, 2013. On October 31, 2013, the repayment date was extended to November 30, 2013. On November 21, 2013, the repayment date was further extended to March 31, 2014. On March 19, 2014, the repayment date was further extended to June 30, 2014. On June 24, 2014, the repayment date was further extended to September 30, 2014. On September, 30, 2014, the repayment date was further extended to December 31, 2014. On November 26, 2014, the repayment date was further extended to June 30, 2015. Interest on this loan was approximately $60,100 and $41,700 for the years ended December 31, 2014 and 2013 and approximately $101,800 for the period from inception to December 31, 2014, respectively. As of December 31, 2014, the unpaid balance on this loan was $265,522 and is included in loans payable in the accompanying Consolidated Balance Sheet.

F-15

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

6. Convertible debentures payable

On June 23, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited partnership (“Peak One”), under which the Company has the right, subject to the terms and conditions of the Securities Purchase Agreement, to issue up to three convertible debentures each in the face amount of $125,000. . Each debenture is payable in full on the third anniversary of the date of issue (the “maturity date”). Each debenture provides for a discount of $12,500 upon issuance and sale and a zero percent stated interest rate. The Company issued the first debenture (the “Debenture”) to Peak One on June 23, 2014. The Company paid Peak One $10,000 for legal and other costs, that were deducted from the proceeds of issuance. The Securities Purchase Agreement also provided for the issuance of 75,000 shares of the Company’s Common Stock to an affiliate of Peak One upon the issuance of the Debenture. These shares were issued and valued at $.49 per share, which was the closing price of the Company’s Common Stock on the date of issuance. The Debenture provides Peak One with the option to convert any outstanding balance under the Debenture into shares of Common Stock of the Company at 65% of the lowest closing price of the Company’s Common Stock during the twenty trading days prior to conversion. This conversion price constitutes a beneficial conversion feature (“BCF”) that was valued at $67,308 on the date of issuance. The Company accounted for the BCF as a reduction of the balance of the related debt at the date of issuance and as an additional cost that is to be treated as noncash interest. The total costs of issuance were $126,558, including the value of 75,000 shares of the Company’s Common Stock issued, the discount and the BCF, which are treated as interest, and the legal and other costs that are treated as loan costs. The Company has expensed these costs currently due to the fact that the option to convert into shares rests solely with Peak One. Of the total costs associated with the Securities Purchase Agreement, $116,558 was charged to interest expense and $10,000 of loan costs was included in general and administrative expenses. Following the issuance of the Debenture, the Company registered 1,227,416 shares of its Common Stock in connection with Peak One’s conversion rights.

At June 30, 2014, the unpaid balance of the Debenture was $125,000 and was included in long-term debt. On July 18, 2014, Peak One converted $30,000 of the Debenture into 177,514 shares of the Company’s Common Stock. On August 5, 2014, Peak One converted an additional $30,000 of the Debenture into 209,795 shares of the Company’s Common Stock. On September 2, 2014, the Company repaid the outstanding amount of the debenture that it had issued to Peak One Opportunity Fund, L.P. on June 23, 2014. On September 3, 2014 the Company and Peak One Opportunity Fund, L.P. terminated the Securities Purchase Agreement, dated June 23, 2014.

7. Equity

Common Stock through the date of the Share Exchange consisted of the common stock of SPI. The amounts presented for periods prior to the Share Exchange were denominated in CHF and have been translated from CHF to USD using the exchange rates in effect on the date of each issuance. As of December 31, 2011, SPI had 26,822,215 common shares issued and outstanding. During 2012 prior to the Share Exchange, SPI issued 2,500,000 shares in connection with the subscription agreement referenced in Note 7 of these Notes to Consolidated Financial Statements and 7,378,416 shares in connection with the conversion of SPI stockholder loans to common shares, resulting in 36,700,631 common shares of SPI being outstanding immediately prior to the Share Exchange.

F-16

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

On December 12, 2012, SurePure US designated 31,155,282 of its authorized shares of preferred stock as Nonvoting Convertible Preferred Stock, par value $0.01 per share.  Under the terms of the Certificate of Designation (the “Certificate”), each share of Nonvoting Convertible Preferred Stock is convertible into one share of Common Stock, subject to certain limitations and restrictions as defined in the Certificate.

The issued shares of Nonvoting Convertible Preferred Stock automatically convert, at the applicable conversion ratio as defined in the Certificate, into shares of the Company’s Common Stock upon the assignment, sale or other transfer of shares to any person other than an affiliate of the holder of the seller.  Any assignee, purchaser or other transferee may surrender certificates representing the assigned shares to the Company and will receive shares of the Company’s Common Stock in return.

During the year ended December 31, 2014, the preferred stockholder converted 5,000,000 shares of the Company’s preferred stock into 5,000,000 shares of the Company’s Common Stock.  At December 31, 2014 and December 31, 2013, there were 14,800,000 and 19,800,000 issued and outstanding shares of the Company’s preferred stock.

Effective with the acquisition of SPHSA on June 12, 2013, 3,000 common shares of SPHSA were then exchanged for 3,000,000 shares of the Company’s Common Stock, which shares are treated as being outstanding as of June 12, 2013. The shareholder loans of SPHSA were converted to 6,865 common shares of SPHSA which were then exchanged for 6,864,811 shares of the Company’s Common Stock, which shares are treated as being outstanding as of June 12, 2013.

On September 1, 2013, the Company issued 60,000 common shares to a consultant in exchange for services.  The shares issued and the related consulting services were valued at $60,000 based upon a value of $1.00 per share, which was the closing price of the shares of the Company’s Common Stock on the last trading day prior to September 1, 2013.  On December 19, 2013, the Company issued 145,000 common shares to two consultants in exchange for services.  The shares issued and the related consulting services were valued at $130,500 based upon a value of $.90 per share, which was the closing price of the shares of the Company’s Common Stock on the last trading day prior to December 19, 2013.

On April 1, 2014, the Company entered into an agreement with a consultant to issue 30,000 common shares on the first business day of each month through September, 2014 in exchange for services. A total of 90,000 common shares were issued during the year ended December 31, 2014. The shares issued and the related consulting services were valued at $51,300 based upon the closing price on each date of issuance.

On June 23, 2014, the Company issued 75,000 common shares to Peak One as part of the cost of the financing in connection with the sale of the convertible debentures. The shares issued were valued at $.49, the closing share price on that day. On July 18, 2014, Peak One converted $30,000 of the Debenture into 177,514 shares of the Company’s Common Stock. On August 5, 2014, Peak One converted an additional $30,000 of the Debenture into 209,795 shares of the Company’s Common Stock.

At December 31, 2014 and December 31, 2013, after giving effect to the acquisition of SPHSA, there were 47,345,816 and 39,937,432 shares, respectively, of the Company’s Common Stock issued and outstanding.

F-17

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

8. Stock Subscription Agreements; Share Purchase Agreements

On November 26, 2012, the Company entered into a Subscription Agreement with RD Active Capital Limited, a United Kingdom-based investment manager (“RD Active”), in which RD Active agreed to purchase up to 300,000 new shares of Common Stock over the period ending January 31, 2013 and acquired the right to purchase up to 2,700,000 new shares of Common Stock through March 31, 2013 as long as RD Active purchased the 300,000 new shares of Common Stock. The right to purchase shares of Common Stock was extended on March 28, 2013 to April 12, 2013, and on April 12, 2013 the right to purchase shares of Common Stock was further extended to May 31, 2013. All shares of Common Stock were purchased and sold at an issue price of $1.00 per share. Under the terms of the Subscription Agreement, RD Active had the right to exercise the additional purchase right on its own behalf and resell to other purchasers or had the right to place the additional shares directly with other purchasers. Pursuant to the terms and conditions of the Share Exchange, the Company had assumed the obligations of SPI under the Subscription Agreement. Under this Subscription Agreement, RD Active had purchased 1,159,000 shares of Common Stock, including 924,500 shares of Common Stock during the year ended December 31, 2013. RD Active’s right to purchase additional shares of Common Stock under the waiver terminated on May 31, 2013.

On May 24, 2013, the Company entered into a Share Purchase Agreement with Trinity Asset Management (Proprietary) Limited, a South Africa-based investment manager (“Trinity”), in which Trinity agreed to purchase 1,000,000 new shares of the Company’s Common Stock at $1.00 per share in three installments: 250,000 shares on May 24, 2013, 250,000 shares May 31, 2013 and 500,000 shares on June 28, 2013. If Trinity complied with its purchase commitment, it would also have had the right to purchase up to 1,000,000 additional shares of Common Stock at $1.35 per share before July 31, 2013 by providing written notice three days prior to the purchase of the additional shares. As of June 12, 2013, Trinity had purchased 50,000 of the second installment of 250,000 shares of Common Stock, and demand was made for the unpaid portion of the second installment. On June 26, 2013, the Company granted a waiver of time until July 31, 2013 for Trinity to purchase the remaining shares of Common Stock that were to have been purchased by June 28, 2013. During June and July 2013, Trinity purchased 101,318 additional shares of the second installment. Trinity’s right to purchase additional shares under its share purchase agreement terminated on July 31, 2013.

Effective July 25, 2013, Regency Capital Corporation, a Turks and Caicos Islands corporation (“Regency”), agreed to subscribe for and purchase 661,500 shares of the Company’s Common Stock in three equal installments of 220,500 shares each over the period ending September 13, 2013. Regency completed the purchase of all 661,500 shares as agreed. All shares of Common Stock under this share purchase agreement were purchased and sold at an issue price of $1.00 per share.

Effective July 25, 2013, the Company entered into a Share Purchase Agreement with Minaurum Limited, a Malta-based investment manager (“Minaurum”), in which Minaurum agreed to purchase 100,000 new shares of the Company’s Common Stock on that day. Minaurum completed the purchase as agreed. These shares of Common Stock were purchased and sold at an issue price of $1.00 per share.

F-18

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

On September 20, 2013, the Company and Trinity Asset Management International Limited (“TAMIL”), a company formed under the laws of Mauritius, entered into the Share Purchase Agreement (the “TAMIL Share Purchase Agreement”), dated as of September 19, 2013, under which TAMIL agreed to purchase 900,000 shares of the Company’s Common Stock in monthly installments during the period ending March 25, 2014. The agreement required that TAMIL purchase the first 360,000 shares on September 30, 2013 or on such later date, not later than October 25, 2013 as the Company and TAMIL may agree. TAMIL agreed to purchase the remaining 540,000 shares in six installments of 90,000 shares each during the months beginning October 2013 and ending March 2014. TAMIL did not purchase any shares during the third quarter or fourth quarter of 2013. On November 7, 2013, the Company and TAMIL amended the Share Purchase Agreement to permit TAMIL to purchase the 900,000 shares of Common Stock at any time until March 25, 2014 and to modify the purchase price to be paid for the shares to be the greater of $1.00 per share or 92% of the volume weighted average price per share for the 20 trading days prior to the third business day before the purchase and sale of the shares. On March 5, 2014, TAMIL purchased 184,825 shares of the Company’s Common Stock under the agreement for a purchase price of $184,825.  The agreement included a liquidated damages provision in the event that TAMIL failed to purchase the agreed upon number of shares. The liquidated damages provision required TAMIL to pay an amount equal to the difference between $900,000 and the amount paid for the shares under the agreement. TAMIL did not purchase any of the remaining 715,175 shares of the Company’s Common Stock under this agreement as amended. The Company did not enforce its rights under the liquidated damages provision.

On October 25, 2013, the Company entered into an additional Share Purchase Agreement with Regency, an existing stockholder, under which Regency agreed to purchase 600,000 shares of Common Stock during the period ended October 31, 2013. All shares of Common Stock under this additional share purchase agreement with Regency were purchased at an issue price of $1.00 per share during October 2013.

On November 22, 2013, the Company entered into an additional Share Purchase Agreement with Regency, under which Regency agreed to purchase a total of 170,000 shares of Common Stock during the period ended November 30, 2013. In addition, Regency was given an option to purchase an additional 430,000 shares of Common Stock before January 31, 2014. Regency purchased the 170,000 shares of Common Stock as agreed and purchased an additional 380,000 shares of Common Stock through December 31, 2013. The remaining 50,000 shares of the Company’s Common Stock were purchased on January 24, 2014. All shares of Common Stock under this additional share purchase agreement with Regency were purchased at an issue price of $1.00 per share.

On February 13, 2014, effective as of January 31, 2014, this agreement was amended to grant Regency an option to purchase an additional 500,000 common shares not later than March 31, 2014 at the greater of $1.00 and 92% of the volume-weighted average price of for the 20 trading days ending on the third trading day before each additional share closing (the “Amendment Option Price”). Under this agreement as amended and through June 30, 2014, Regency has purchased 500,000 shares of the Company’s Common Stock at an issue price of $1.00 per share for an aggregate purchase price of $500,000.

F-19

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

On March 19, 2014, the Company and Regency entered into a second amendment of the Share Purchase Agreement that granted Regency the right to purchase 1,000,000 additional shares of Common Stock during the period ending June 30, 2014 at a cash purchase price equal to the Amendment Option Price. Under the second amendment and through June 30, 2014, Regency has purchased 315,000 shares of the Company’s Common Stock for an aggregate purchase price of $315,000.

On May 20, 2014, the Company and Trinity Asset Management (Proprietary) Limited (“Trinity”) entered into an Agreement for the Subscription of Shares that permitted Trinity arrange for the purchase of 850,000 shares of the Company’s Common Stock by offers to purchase by other subscribers at the price of $1.00 per share before July 30, 2014. In addition, Trinity agreed to assume the obligations of TAMIL with respect to the liquidated damages in connection with the unpurchased shares under the TAMIL agreement dated as of September 19, 2013 as amended. As of July 24, Trinity had not provided any offers to purchase to the Company and requested an extension of time to September 30, 2014 to complete it obligations under the agreement. Subsequent to June 30, 2014, no such offers to purchase have been made to the Company and no sales of Common Stock have taken place under the agreement.

On June 24, 2014, the Company and Regency entered into a third amendment of the Share Purchase Agreement that extended to September 30, 2014 Regency’s right to purchase the remaining 685,000 shares of the Company’s Common Stock under the second amendment. Through September 30, 2014, 141,250 shares were purchased under the third amendment.

During the year ended December 31, 2014, the Company issued an aggregate of 1,191,075 shares of its Common Stock for aggregate gross proceeds of $1,190,075, 575,000 shares of its Common Stock in settlement of liabilities to executives and consultants, 180,000 shares of its Common Stock in connection with a consulting agreement, 75,000 shares of its Common Stock in connection with the issuance of the Peak One convertible debentures and 387,309 shares issued in connection with the conversion rights under the Peak One convertible debentures.

During the year ended December 31, 2014, the holder of the Company’s convertible preferred shares converted 5,000,000 shares of Preferred Stock into 5,000,000 shares of Common Stock.

9. Stockholders’ Deficit

The consolidated stockholders’ equity of the Company consists of common stock, additional paid-in capital, accumulated deficit and accumulated other comprehensive income. The amounts for equity in variable interest entities and noncontrolling interest have been reclassified to additional paid-in capital, retained earnings and accumulated other comprehensive income effective with the acquisition of SPHSA on June 12, 2013.

F-20

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

10. Income Taxes

The Company and its subsidiaries file income tax returns in Switzerland, South Africa, the United States and Brazil. The components of income (loss) from operations before income taxes, by jurisdiction, are as follows:

			From August 24, 2005
	Years Ended December 31,		(inception) to
	2014	2013	December 31, 2014
Switzerland	$(1,561,194)	$(2,883,099)	$(20,960,178)
South Africa	(616,550)	(234,099)	(10,152,768)
United States	(920,852)	(1,301,924)	(2,238,210)
Brazil	-	-	(941,498)
Total Net Loss	$(3,098,596)	$(4,419,122)	$(34,292,654)

The provision for income taxes shown in the accompanying consolidated statements of operations consists of the following for the years ended December 31, 2014 and 2013 and for the period from inception to December 31, 2014:

			From August 24, 2005
	Years Ended December 31,		(inception) to
	2014	2013	December 31, 2014
Current tax provision:
Switzerland	$-	$-	$32,673
South Africa	-	-	-
United States	-	-	-
Brazil	-	-	-
Total current tax provision	-	$-	32,673

Deferred tax provision:
Switzerland	(278,301)	$(513,023)	(3,621,534)
South Africa	(171,594)	(19,435)	(2,012,578)
United States	(322,299)	(455,673)	(783,374)
Brazil	-	-	(235,375)
Change in valuation allowance	772,194	988,131	6,652,861
Total deferred provision	-	$-	-

Total	$-	$-	$32,673

The Company has determined that the future tax benefits from net operating losses are not likely to be realized in future periods and a full valuation allowance has been provided for all periods.

The income tax effect of each type of temporary difference giving rise to the net deferred tax asset as follows:

	December 31,	December 31,
	2014	2013
Deferred tax assets:
Net operating loss carryforwards	$6,652,861	$5,880,667
Less: valuation allowance	(6,652,861)	(5,880,667)

Total	$-	$-

F-21

The following reconciles the effective income tax rates with the statutory rates for the year ended December 31, 2014 and 2013, and for the period from inception to December 31, 2014:

	Switzerland	South Africa	United States	Brazil	Total

Statutory rate of tax	8.5%/18%	28.0%	35.0%	25.0%

Year ended December 31, 2014:
Net (loss) from operations before taxes	$(1,561,194)	$(616,550)	$(920,852)	$-	$(3,098,596)

As calculated at the statutory rate	(278,301)	(172,634)	(322,299)	-	(773,234)

Permanent differences	-	1,040	-	-	1,040
Change in valuation reserves	278,301	171,594	322,299	-	772,194

Provision for income taxes	$-	$-	$-	$-	$-

Year ended December 31, 2013:
Net (loss) from operations before taxes	$(2,883,099)	$(234,099)	$(1,301,924)	$-	$(4,419,122)

As calculated at the statutory rate	(513,023)	(65,548)	(455,673)	-	(1,034,244)

Permanent differences	-	46,113	-	-	46,113
Change in valuation reserves	513,023	19,435	455,673	-	988,131

Provision for income taxes	$-	$-	$-	$-	$-

For the period from August 24, 2005 (inception) to December 31, 2014:
Net (loss) from operations before taxes	$(20,960,178)	$(10,152,768)	$(2,238,210)	$(941,498)	$(34,292,654)

As calculated at the statutory rate	(3,601,186)	(2,842,775)	(783,374)	(235,375)	(7,462,710)

Permanent differences	12,325	830,197	-	-	842,522
Change in valuation reserves	3,621,534	2,012,578	783,374	235,375	6,652,861

Provision for income taxes	$32,673	$-	$-	$-	$32,673

Permanent differences are principally related to loss on disposal of property and equipment, interest and penalties and unallowable expenses.

The Company and Group members remain subject to tax examinations for the year ended December 31, 2014 in Switzerland and South Africa, for the six years ended December 31, 2014 in the U.S and for the four years ended December 31, 2014 in Brazil.

The Company was notified by the U.S. Internal Revenue Service during December 2013 of assessments totaling $40,000 for the failure by the management of the Company prior to the December 12, 2012 share exchange to file certain information returns for the years 2008-2011. The Company requested but did not receive administrative relief from the assessments. The Company has entered into an agreement with the Internal Revenue Service to pay the outstanding balance over four months in installments of $10,000 each commencing August 15, 2014. The Company made the payment of the first installment of $10,000 on August 7, 2014. The Company obtained an updated settlement amount from the U.S. Internal Revenue Service during February 2015 and paid the amount in full during March 2015.

F-22

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

11. Acquisition of SPHSA

On August 16, 2012, SPI entered into an agreement (the "Acquisition Agreement") with SPHSA providing for the acquisition of 100% of the outstanding shares of SPHSA from its shareholders.  The Company has assumed the executory obligations of SPI under the Acquisition Agreement.

Prior to its acquisition, SPHSA was accounted for as a subsidiary of SPI under variable interest accounting rules.  The shareholdings in SPHSA had remained largely unchanged since the formation of that company in 2005.  Since October 2007, SPHSA has also provided various management services for SPI and SPO.  In addition, our subsidiary SPO had loaned approximately $2,000,000 to SPHSA, all of which was due on demand.  There had been and continue to be various intercompany transactions relating to the sale and purchase of goods and services between SPI and SPHSA.  Accordingly, the boards of directors of both SPI and SPHSA believed it to be in the best interest of their respective companies to combine such that SPHSA would become a wholly-owned subsidiary of SPI and SPO would convert its loans and advances to SPHSA into equity, thereby improving the financial condition of SPHSA.

Subject to the terms and conditions of the Acquisition Agreement, on August 21, 2012, SPI made its offer, which initially was irrevocable for a period of 20 business days after the date of the offer to purchase from each of the shareholders of SPHSA all of their shares of SPHSA at a closing to be held September 19, 2012, which was the 21st business day after the date of the offer.  The shares of SPHSA subject to SPI’s offer to purchase included shares that reflected the value of shareholder loans outstanding at the time of the offer.  On September 21, 2012, SPI extended the period during which its offer remained open until November 26, 2012 to permit the satisfaction of conditions to the closing of the offer.  On November 30, 2012, SPI and SPHSA agreed to amend the Acquisition Agreement to provide that the offer would remain open until February 28, 2013, so as to permit the fulfillment of certain closing conditions.  On March 8, 2013, SPI extended the date that the offer would remain open to June 28, 2013. The Acquisition Agreement provided that SPI would settle the purchase price it is paying for the shares of SPHSA in shares of SPI in the ratios of (i) 1,000 common shares of SPI for each share of SPHSA and (ii) 1,000 common shares of SPI for each ZAR 4,000 in principal amount of loans owed by SPHSA to its shareholders.  The purchase price for the shares of SPHSA under the offer was ZAR 4,000 (approximately $500.00) per share of SPHSA.  The Acquisition Agreement provided that SPI would settle the purchase price it paid for the shares of SPHSA in shares of SPI in the ratio of (i) 1,000 common shares of SPI for each share of SPHSA and (ii) 1,000 common shares of SPI for each ZAR 4,000 in principal amount of loans owed by SPHSA to its shareholders.

F-23

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

Acting under the terms of the Share Exchange, at the time of the Share Exchange SPI assigned its rights under the Acquisition Agreement to SurePure US, and SurePure US assumed the obligations of SPI to issue shares to the shareholders of SPHSA at such time, if any, that the pending acquisition of SPHSA is completed.

On May 23, 2013, SPHSA received a final determination from the South African Reserve Bank that the transaction could proceed with certain conditions and controls designed to repatriate the funds of any sale of Company common stock by the South African shareholders.  On June 12, 2013, the acquisition was completed.  In the acquisition, SPHSA issued one common share in exchange for each ZAR 4,000 of SPHSA shareholder loans in the aggregate amount of ZAR 27,459,245 (approximately $2,775,000).  These newly issued 6,865 common shares of SPHSA and the previously issued 3,000 common shares of SPHSA were then exchanged at the rate of 1,000 shares of Common Stock for each SPHSA common share and a total of 9,864,811 shares of Common Stock were issued.

12. 2012 Stock Option Plan

On December 11, 2012, the Company adopted the 2012 Stock Plan (“the Plan”). Under the terms of the Plan, 3,000,000 shares of our Common Stock have been reserved for future issuance. The Plan authorizes the granting of non-qualified stock options to our directors and to any independent consultants. The Plan is administered by the Company’s board of directors, and may also be administered by a committee appointed by the board of directors (the “Committee”). The Committee may determine persons eligible for grants and the timing, type, amount, fair market value and other provisions of such grants. The Committee will have authority, subject to the express provisions of the Plan, to construe the Plan and the option agreements granted pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to promote the best interests of the Company. The Plan terminates on December 9, 2022.

The Plan provides that the determination of the option price per share for any option rests in discretion of the Committee. Options granted under the Plan must be granted within ten years from the date on which the Plan has been adopted. No options granted under the Plan may be exercisable after ten years from the date of grant. The Company’s board of directors may suspend or terminate the Plan in whole or in part or amend the Plan in such respects as the board may deem appropriate and in the best interest of the company. No amendment, suspension or termination of the Plan shall, however, without the optionee's consent, alter or impair any of the rights or obligations granted under the Plan.

On November 12, 2013, the Company granted non-qualified stock options to purchase an aggregate of 475,000 shares of the Company’s Common Stock under the plan, each at an exercise price of $0.89 per share. The options vest over three years as follows:

F-24

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

Options vested on November 12, 2013	190,000
Options vesting on November 12, 2014	142,500
Options vesting on November 12, 2015	142,500

475,000

The Company uses the Black-Scholes-Merton option pricing model to estimate the fair value of stock options. The principal assumptions utilized in valuing stock options include the expected stock price volatility (based on the most recent historical period beginning December 12, 2012); the expected option life; the expected dividend yield; and the risk-free rate (an estimate based upon the yields of Treasury constant maturities) equal to the expected life of the option. The fair values for the options, all of which were granted in 2013, were determined using the Black-Scholes-Merton option pricing model with the following assumptions:

Dividend yield	0.00%
Risk-free interest rates	2.80%
Expected volatility	72.68%
Expected term (in years)	10

There was no reduction for estimated forfeitures. Under this model and the foregoing assumptions, the options granted in 2013 were valued at $151,053. Of this amount, $87,452, $15,900 and $47,701 is attributable to executives, employees and consultants, respectively. Equity-based compensation for the years ended December 31, 2014 and December 31, 2013 was $136,568 and $151,053, respectively and $287,621 for the period from inception to December 31, 2014. These amounts are included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

13. Commitments, Contingencies and Tax Obligation

Lease Commitments

The Group leases two premises in South Africa under operating leases.  One location is an office facility and the other is a workshop.  The office facility lease was originally scheduled to expire on April 30, 2012 and has been extended in a short-term basis several times. The lease term terminated on February 28, 2014 and the Company leased this office for an additional month in March 2014.  The Company executed a one-year lease for a new office facility effective April 1, 2014 and was able to terminate this lease in May 2014. The lease for the Group’s workshop facility originally expired on April 30, 2012 and was also extended on a short-term basis. The workshop is being leased on a month-to-month basis. On June 1, 2014, the Company lease new office and workshop facilities for a one-year term. The monthly rent for the office lease is approximately $1,800 and the monthly rent for the workshop is $900. In addition to the payments required under the preceding leases, payments are made for space rentals on an as-needed basis. The total rent expense was approximately $52,000 and $71,000 for the years ended December 31, 2014 and 2013, respectively, and approximately $902,000 for the period from inception to December 31, 2014. Rent expense is included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

The future rent commitments under the above leases for the twelve months ending December 31, 2015 is approximately $17,000.

F-25

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

Payroll Commitments

The Group’s employees in South Africa have employment contracts that provide for one month of notice before the employee can be terminated.  As of December 31, 2014, the total monthly salary commitment applicable to these employees was approximately $21,000.

Payroll Tax Obligation

SPMSA has received notification from the South African Revenue Service regarding unpaid payroll taxes of approximately $185,000.  SPMSA requested additional time to arrange a payment plan that is suitable to both parties and has commenced making monthly payments against this balance. Due to insufficient funds the SPMSA has been unable to continue making additional payments in this regard and additionally SPMSA has been unable to meet current payroll tax obligations. As at December 31, 2014 and December 31, 2013, the unpaid balance of this liability was approximately $80,000 and $81,000, respectively and is included in accounts payable and other current liabilities in the accompanying consolidated balance sheets. Effective October 31, 2014, the South African Revenue Service placed a collection order on the bank account of SPMSA for the outstanding amounts due.

Employment and Consulting Agreements

The Company has entered into agreements to secure the services of two executives.  These agreements provide for annual compensation and require a termination notice period by the Group of three months.  The executives all are stockholders of the Company.

The total compensation to these executives and one former executive was approximately $814,000 and $990,000 for the years ended December 31, 2014 and 2013, respectively, and approximately $6,896,000 for the period from inception to December 31, 2014.

The Company entered into agreements with unrelated third party consultants and institutions for consulting, research and professional services.  With the exception of one agreement that has a remaining term of three months as of December 31, 2013, these agreements can be terminated by either party with between two weeks and three months written notice or immediately if for cause.  The amounts due vary according to the nature of the service arrangement and the length of notice required for termination. The minimum amount due under these agreements is approximately $75,000 for the year ending December 31, 2015.

The Company entered into a six-month consulting agreement effective April 1, 2014 under which the consultant was compensated by the issuance of 30,000 shares of Company Common Stock on a monthly basis for each month covered by the agreement. This contract ended on September 20, 2014 and has not been renewed.

Other Commitments

The Company is obligated to make payments of approximately $415,000 subsequent to December 31, 2014 in connection with purchase orders open as of December 31, 2014 for the purchase of machines to be delivered in 2015. Payments to vendors relating to these purchases are scheduled to be made prior to June 30, 2015 from the proceeds of the sales to which they relate.

F-26

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

14. Subsequent Events

The Company has evaluated its subsequent events since December 31, 2014. Except as disclosed in Note 10 with respect to income taxes payable and Note 13 with respect to open purchase orders and payroll tax obligations, the Company has determined that there were no material subsequent events requiring adjustment to or disclosure in the accompanying Consolidated Financial Statements.

15. Going Concern

The accompanying Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the continuation of the Group as a going concern. Due to the start-up nature of its business, the Group has generated recurring losses and expects to incur additional losses as it expands its photopurification technology and develops marketing, sales and financial plans. As reflected in the accompanying Consolidated Financial Statements, the Company’s total consolidated liabilities exceed total consolidated assets at December 31, 2014 and December 31, 2013 by $2,259,765 and $1,352,572, respectively, and the Company has incurred cumulative consolidated operating losses since the date of inception.

To date, the Company’s cash flow has been funded with cash investments by its shareholders, certain third parties and to a considerably lesser extent, sales and interest income. These inflows have been insufficient to enable the company to cover its costs. For the year ended December 31, 2014 there has been a substantial increase in current liabilities. Additionally as disclosed in Note 10 with respect to income taxes payable and Note 14 with respect to payroll tax obligations, the Company has been unable to meet its obligations in terms of these taxes.

The Company requires additional capital to continue its development and to achieve sufficient revenues to support its operations. The extent of the Company’s future capital requirements depend on many factors, including its ability to maintain revenues and to manage expenses. The Company requires additional financing either through borrowings or the sale of additional equity to support its operations.

The Company’s access to additional financing, if any, will depend on a variety of factors over which the Company has little or no control. These factors include market conditions, the general unavailability of equity financing to the Company in light of its limited revenues, the actual financial and operational results of the Company on a consolidated basis, as well as investors’ perception of the Company’s short-term and long-term financial prospects. If future financing is not available on acceptable terms, or on any other terms, the Company will not be able to continue as a going concern.

Management is currently pursuing plans to address the cash flow requirements of the Company for the twelve months ending December 31, 2015 and beyond. The Company is engaged in discussions with current and other potential investors, and the Company is also considering additional offerings of Common Stock. The Company was not, however, able to secure any additional equity financing during the second half of 2014 from existing shareholders or otherwise, despite its efforts to do so. In addition, the Company projects that increase in the commercialization of its technology may provide additional cash flow for operations. However, the Company did not enter into any commercial agreements during 2013 or in the year ended December 31, 2014 that provided materials amounts of revenue.

F-27

SurePure, Inc. and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2014 and 2013

The Consolidated Financial Statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

F-28

SUREPURE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2015 (UNAUDITED) AND DECEMBER 31, 2014

	September 30, 2015	December 31, 2014
	(Unaudited)	(Audited)

Assets

Current assets:
Cash	$12,112	$526
Accounts receivable	20,000	16,800
Prepaid expenses and other current assets	26,152	406,280
Total current assets	58,264	423,606

Property and equipment, net	-	-

Intangible assets, net	83,121	95,622

Total assets	$141,385	$519,228

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and other current liabilities	$1,167,988	$1,252,203
Customer deposits	-	412,703
Due to officers	442,665	1,148,085
Income taxes payable	489	480
Loan payable	-	265,522

Total current liabilities	1,611,142	3,078,993

Total liabilities	1,611,142	3,078,993

Stockholders' deficit:
Common stock, $.001 par value, 200,000,000 shares authorized, 56,641,816 shares issued and outstanding (47,345,816 shares issued and outstanding at December 31, 2014)	56,642	47,346
Preferred stock, $.01 par values, 31,155,282 shares authorized, 14,800,000 shares issued and outstanding (14,800,000 shares issued and outstanding at December 31, 2014)	148,000	148,000
Additional paid-in capital	31,998,386	30,570,760
Other comprehensive income	1,054,490	999,456
Deficit	(34,727,275)	(34,325,327)
Total stockholders' deficit	(1,469,757)	(2,559,765)

Total liabilities and stockholders' deficit	$141,385	$519,228

See Notes to Consolidated Financial Statements.

F-29

SUREPURE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$893,253	$447,104	$2,443,396	$522,527

Cost of revenue	460,801	225,694	1,293,759	231,804

Gross profit	432,452	221,410	1,149,637	290,723

Expenses:
General and administrative expenses (includes equity-based compensation of $12,691, $34,142, $37,522 and $102,426 respectively)	427,332	732,240	1,459,634	2,460,431
Promotion and marketing	2,767	6,130	12,058	38,998
Research and development	11,081	24,139	47,803	92,255
Amortization	4,167	4,166	12,501	12,500

Total expenses	445,347	766,675	1,531,996	2,604,184

Loss from operations	(12,895)	(545,265)	(382,359)	(2,313,461)

Other income (expense):
Interest expense (net)	(9,030)	(20,233)	(48,540)	(166,897)
Gain on settlement of debt	28,951	-	28,951	-
Exchange rate losses	-	157	-	(7)

Total other income (expense)	19,921	(20,076)	(19,589)	(166,904)

Income (loss) before provision for taxes	7,026	(565,341)	(401,948)	(2,480,365)

Provision for income taxes	-	-	-	-

Net income (loss)	$7,026	$(565,341)	$(401,948)	$(2,480,365)

Income (loss) per share – basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.06)

Weighted average shares outstanding – basic and diluted	52,851,545	46,729,356	49,201,227	44,117,858

See Notes to Consolidated Financial Statements.

F-30

SUREPURE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net income (loss)	$7,026	$(565,341)	$(401,948)	$(2,480,365)

Other comprehensive income, net of tax
Unrealized gain on foreign currency translation	79,420	47,027	55,034	39,485
Comprehensive income (loss) net of tax	$86,446	$(518,314)	$(346,914)	$(2,440,880)

See Notes to Consolidated Financial Statements.

F-31

SUREPURE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

						Accumulated
	Common			Additional		Other
	Shares	Common	Preferred	Paid-in		Comprehensive
	Issued	Stock	Stock	Capital	Deficit	Income	Total

December 31, 2014 (audited)	47,345,816	$47,346	$148,000	$30,570,760	$(34,325,327)	$999,456	$(2,559,765)

Issuance of common stock to settle liabilities	9,296,000	9,296	-	1,390,104	-	-	1,399,400

Equity-based compensation	-	-	-	37,522	-	-	37,522

Net loss for the period	-	-	-	-	(401,948)	-	(401,948)

Unrealized gain on foreign currency translation adjustment	-	-	-	-	-	55,034	55,034

September 30, 2015 (unaudited)	56,641,816	$56,642	$148,000	$31,998,386	$(34,727,275)	$1,054,490	$(1,469,757)

See Notes to Consolidated Financial Statements.

F-32

SUREPURE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	Nine Months Ended
	September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash from operating activities:
Net loss	$(401,948)	$(2,480,365)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	12,501	12,500
Non-cash interest expense and loan costs	46,332	126,558
Non-cash gain on settlement of debt	(28,951)	-
Issuance of common stock for consulting services	-	78,000
Equity-based compensation	37,522	102,426
Changes in assets and liabilities:
Accounts receivable	(3,200)	(5,251)
Prepaid expenses and other current assets	380,128	(233,000)
Accounts payable and other current liabilities	(84,215)	340,104
Customer deposits payable	(412,703)	408,570
Due to officers	434,378	382,406
Income taxes payable	-	(34)

Total cash used in operating activities	(20,156)	(1,268,086)

Cash from financing activities:
Proceeds from issuance of equity	-	1,191,077
Proceeds from issuance of convertible debt	-	37,500

Total cash provided by financing activities	-	1,228,577

Effect of exchange rate changes on cash	31,742	21,493

Net increase (decrease) in cash	11,586	(18,016)

Cash, beginning of period	526	20,870

Cash, end of period	$12,112	$2,854

Supplemental disclosures:
Interest paid	$2,208	$1,363

Issuance of common stock in settlement of loans	$251,400	$-

Issuance of common stock in settlement of amounts due to officers	$1,148,000	$-

See Notes to Consolidated Financial Statements.

F-33

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

1. Organization and Significant Accounting Policies

Description of Business

SurePure Investment Holding AG (“SPI”) was incorporated in Switzerland in 2007. From 2007 to December 12, 2012 SPI was the holding company of the SurePure Group (the “Group”), which included subsidiaries and other entities whose activities primarily benefit the Group. On December 12, 2012, SPI entered into an Amended and Restated Share Exchange Agreement with SurePure, Inc. (“SurePure US” or the “Company”) pursuant to which SurePure US acquired SPI in a share exchange (the “Share Exchange”) and became the holding company for the Group, including SPI. Although SurePure US is the legal acquirer of SPI, SPI is treated as the acquirer for accounting and financial reporting purposes and under this method, SurePure US retains SPI’s financial reporting history.

Under the Share Exchange, each share of the capital stock of SPI was exchanged for one share of SurePure US common stock, par value $.001 per share (“Common Stock”), and, in the case of one shareholder of SPI, one share of Nonvoting Convertible Preferred Stock, par value $.01 per share (the “Nonvoting Convertible Preferred Stock”).

The Group has developed technology for using shortwave ultraviolet light (“UV-C”) to purify turbid liquids such as wine, fruit juice and milk. Although initially designed to treat food-grade applications, it has successfully been applied to liquids such as dairy products for animal consumption, protein products, bovine blood plasma, water, brines and sugar syrup solutions. The Group holds patents in 66 countries for this technology. The Group has been engaged in raising capital, continuing research and development of its technologies and developing markets for its products.

Basis of Presentation and Consolidation

The accompanying unaudited consolidated financial statements of the Company and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s wholly-owned subsidiaries are as follows:

• SurePure Investment Holding AG (“SPI”), which holds the investment in SPO;

• SurePure Operations AG (“SPO”), which markets the products of the Group and earns its revenue by selling or otherwise distributing equipment utilizing the Group’s technology globally. SPO owns a patent for the Group’s technology in various countries;

• SurePure Participations AG (“SPP”), which was a minority stockholder of SPI and is part of the common holding structure of the Group. SPP has no operations. SPP became a subsidiary as a result of the Share Exchange on December 12, 2012;

F-34

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

• SurePure Holdings South Africa (Pty) Ltd., which holds the South African patent, and its wholly-owned subsidiary, SurePure Marketing South Africa (Pty) Ltd. (“SPMSA”) which earn revenue from selling or otherwise distributing equipment utilizing the Group’s technology in South Africa. These entities became subsidiaries as a result of their acquisition on June 12, 2013; and

• SurePure Latin America Maqinas de Purificasao UVC Ltda. (“SPLAM”), which conducts no operations currently and is in the final stages of deregistration.

The Group’s reporting currency is the United States Dollar (“USD”) and these consolidated financial statements are presented in USD or “$.”

Adoption of New Accounting Standards

The Company has, effective January 1, 2015, early adopted ASU 2014-10 Development Stage Entities which eliminates the requirement to provided Development Stage Entity reporting. As such, the financial statements as presented no longer contain information that aggregates all activities from the date of inception through the reporting date. The adoption of this new standard did not have a material impact on our financial position or results or operations.

Use of Estimates

GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Income Taxes

The Group accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not provide a future tax benefit.

GAAP requires that, in applying the liability method, the consolidated financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion, the most likely resolution of an uncertain tax position should be analyzed based on technical merits and one that will likely be sustained under examination. There are no uncertain tax positions requiring adjustment to or disclosure in these consolidated financial statements.

Accounts Receivable

Accounts receivable represent amounts due from customers and are carried at original invoice amount less an estimate made for doubtful receivables. The Group establishes a provision for estimated doubtful accounts, if necessary. No allowance for doubtful accounts was deemed to be necessary at September 30, 2015 or at December 31, 2014.

F-35

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

Property, Equipment and Related Depreciation

Property and equipment are recorded at cost, less accumulated depreciation. Cost includes the price paid to acquire the asset and any expenditures that substantially increase the asset’s value or extend the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Expenditures for routine repairs and maintenance are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recognized in operations.

Depreciation is provided over the following estimated useful lives:

Plant machinery	3 to 5 years
Furniture and fixtures	3 to 5 years
Motor vehicles	5 years
Office and computer equipment	3 to 5 years

Intangible Assets

Intangible assets consist of patents in various countries around the world for the Company’s UV-C purification technology. The patents were initially recognized at their cost and are being amortized on a straight-line basis over their estimated useful lives of twelve years beginning with the acquisition of the patents in 2008. The patents expire in October 2020.

The Group evaluates the carrying value of its intangible assets for impairment at least annually or when events or changes in circumstances are identified by management that indicate that such carrying values may not be fully recoverable. The evaluation involves estimating the future undiscounted cash flows expected to be derived from the assets to assess whether or not a potential impairment exists. As a result of its evaluations, management determined that it was not necessary to recognize a loss on impairment of its intangible assets for the three and nine months ended September 30, 2015 and 2014.

Revenue

Revenue is earned from sales or use of equipment that uses the Company’s patented technology and is recognized, net of returns and discounts, when persuasive evidence of an arrangement exists, the sales price is fixed or determinable and collectability is reasonably assured. These criteria are usually met upon completion of delivery and customer acceptance testing of the product by the customer.

Research and Development

Research and development costs are charged to expense as incurred.

F-36

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

Equity-Based Compensation

The Company measures compensation cost for all stock options granted based on fair value on the measurement date, which is typically the grant date. The fair value of each stock option granted is estimated on the grant date using the Black-Scholes-Merton option valuation model. The fair value of each share is based on the fair market value of the Company’s common stock on the date of the grant. Equity-based compensation expense is recognized on a straight-line basis over the requisite service period for each stock option or stock grant expected to vest with forfeitures estimated at the date of grant based on the Company’s historical experience and future expectations.

Foreign Currency Translations

These consolidated financial statements are presented in USD, which is the Group’s reporting currency. The consolidated financial statements of the Group members have been translated into USD in accordance with GAAP. All asset and liability accounts on the consolidated balance sheets have been translated using the spot exchange rate in effect at the consolidated balance sheet date. Equity accounts have been translated at their historical rates when the capital transaction occurred. Income and expenses have been translated at the average exchange rates for the periods presented. Adjustments resulting from the translation of the Group’s consolidated financial statements are included in the consolidated statement of other comprehensive income (loss). Actual transaction gains and losses are included in the consolidated statements of operations as incurred.

The functional currencies of the companies included in the Group are their respective local currencies. Accordingly, the Group is exposed to transaction gains and losses that result from changes in various foreign currency exchange rates.

Applicable functional currencies are:

SPI, SPO, and SPP	Swiss Francs – CHF
SPLAM	Brazilian Real – BRL
SPHSA and SPMSA	South African Rand – ZAR

Exchange rates used for conversion of foreign items to USD at the end of each period and the average for each period were:

	Three Months Ended		Nine Months Ended
	September 30		September 30		December 31,
	2015	2014	2015	2014	2014
CHF:
Reporting date	1.0284	1.0510	1.0284	1.0510	1.0105
Average for period	1.0374	1.0948	1.0499	1.1131	1.0938

BRL:
Reporting date	0.2437	0.4102	0.2437	0.4102	0.3722
Average for period	0.2851	0.4397	0.3202	0.4367	0.4257

ZAR:
Reporting date	0.0712	0.0887	0.0712	0.0887	0.0861
Average for period	0.0772	0.0929	0.0816	0.0993	0.0922

F-37

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

Earnings (Loss) per Share

Basic and diluted earnings (loss) per share are computed by dividing net income or loss by the weighted average number of shares of Common Stock outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue shares of Common Stock, such as options, convertible notes and convertible preferred stock, were exercised or converted into shares of Common Stock or could otherwise cause the issuance of shares of Common Stock that then would share in earnings (losses). Such potential issuances of additional shares of Common Stock are included in the computation of diluted earnings per share. Except as disclosed in Note 7 and 11 of these Notes to Consolidated Financial Statements, the Company has no securities or other contracts to issue shares of Common Stock that could cause any dilution of earnings. In addition, when there is a loss, diluted loss per share is not computed because any potential additional common shares of Common Stock would reduce the reported loss per share and therefore have an anti-dilutive effect.

2. Property and Equipment

Property and equipment consists of the following:

	September 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)

Machinery and equipment	$5,010	$5,010
Furniture and fixtures	12,753	12,753
Motor vehicles	14,400	14,400
Office and computer equipment	12,647	12,647
	44,810	44,810
Less: Accumulated depreciation	44,810	44,810

Property and equipment, net	$-	$-

Property and equipment is fully depreciated, and there was no depreciation expense for the three and nine months ended September 30, 2015 and 2014.

3. Intangible Assets

Intangible assets consist of the following:

	September 31,	December 31,
	2015	2014
	(Unaudited)	(Audited)

Patents	$208,943	$208,943
Less: Accumulated amortization	125,822	113,321

Intangible assets, net	$83,121	$95,622

Amortization expense was $4,167 for the each of the three months ended September 30, 2015 and 2014 and $12,501 for each of the nine months ended September 30, 2015 and 2014.

4. Due to Officers

Due to officers consists of unpaid salaries, accrued leave and advances from executives totaling $442,665 and $1,148,085 at September 30, 2015 and December 31, 2014, respectively. During the third quarter of 2015, the Company’s chief executive officer advanced $6,329 to SPMSA, all of which was outstanding at September 30, 2015. The chief executive officer has not been paid a portion of his salary and unreimbursed expenses and was due $82,840 as of September 30, 2015. The Company’s chief financial officer has not been paid a portion of his salary and unreimbursed expenses and was due $353,496 as of September 30, 2015.

On August 7, 2015, the Company entered into separate agreements with two of its executive officers, under which each agreed to discharge the Company from a portion of amounts owed to them in respect of consulting fees due from its subsidiary, SPO, and also, in the case of one executive, a loan obligation and consulting fees due from its subsidiary, SPMSA, in each case in exchange for the issuance of shares of Common Stock. The chief executive officer discharged the Company from $30,000 of the amount of $30,000 owed to him by SPO in respect of fees accrued and unpaid as of June 30, 2015 and $292,500 due in respect of an aggregate of $301,800 of loans made to and fees owed to him by SPMSA, all in exchange for 2,150,000 shares of Common Stock. The chief financial officer discharged the Company from approximately $680,000 of the total amount of approximately $1,030,000 owed to him by SPO in respect of fees for services accrued and unpaid as of June 30, 2015 in exchange for 4,500,000 shares of common stock.

F-38

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

5. Other Loans Payable

On April 4, 2013, SPMSA borrowed ZAR 2 million (approximately $201,000) from a lender pursuant to a note. The terms of the loan provide for interest of 2% per month on the outstanding balance which is payable together with the principal balance no later than December 31, 2013. An officer and stockholder of the Company deposited 1,000,000 shares of Common Stock with the lender as security for the repayment of the loan to SPMSA. On June 10, 2015, the repayment date was further extended to September 30, 2015. Interest on this loan was approximately $16,500 and $15,500 for the three months ended September 30, 2015 and 2014 and approximately $38,000 and $44,200 for the nine months ended September 30, 2015 and 2014. As of August 10, 2015, the loan was settled with the issuance of 1,676,000 shares of Common Stock. The Company recognized a gain of $28,951 representing the difference between the fair value of the consideration issued in the settlement transaction and the carrying value of the amounts due to the lender. This gain has been included as “Gain on settlement of debt” under “Other income (expense)” within income from continuing operations in the accompanying Consolidated Statement of Operations for the three and nine months ended September 30, 2015.

6. Convertible debentures payable

On June 23, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited partnership (“Peak One”), under which the Company has the right, subject to the terms and conditions of the Securities Purchase Agreement, to issue up to three convertible debentures each in the face amount of $125,000. . Each debenture is payable in full on the third anniversary of the date of issue (the “maturity date”). Each debenture provides for a discount of $12,500 upon issuance and sale and a zero percent stated interest rate. The Company issued the first debenture (the “Debenture”) to Peak One on June 23, 2014. The Company paid Peak One $10,000 for legal and other costs that were deducted from the proceeds of issuance. The Securities Purchase Agreement also provided for the issuance of 75,000 shares of Common Stock to an affiliate of Peak One upon the issuance of the Debenture. These shares were issued and valued at $.49 per share, which was the closing price of Common Stock on the date of issuance. The Debenture provides Peak One with the option to convert any outstanding balance under the Debenture into shares of Common Stock of the Company at 65% of the lowest closing price of Common Stock during the twenty trading days prior to conversion. This conversion price constitutes a beneficial conversion feature (“BCF”) that was valued at $67,308 on the date of issuance. The Company accounted for the BCF as a reduction of the balance of the related debt at the date of issuance and as an additional cost that is to be treated as noncash interest. The total costs of issuance were $126,558, including the value of 75,000 shares of Common Stock issued, the discount and the BCF, which are treated as interest, and the legal and other costs that are treated as loan costs. The Company has expensed these costs currently due to the fact that the option to convert into shares rests solely with Peak One. Of the total costs associated with the Securities Purchase Agreement, $116,558 was charged to interest expense and $10,000 of loan costs was included in general and administrative expenses. Following the issuance of the Debenture, the Company registered 1,227,416 shares of Common Stock in connection with Peak One’s conversion rights.

F-39

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

At June 30, 2014, the unpaid balance of the Debenture was $125,000 and was included in long-term debt. On July 18, 2014, Peak One converted $30,000 of the Debenture into 177,514 shares of Common Stock. On August 5, 2014, Peak One converted an additional $30,000 of the Debenture into 209,795 shares of Common Stock. On September 2, 2014, the Company repaid the outstanding amount of the debenture that it had issued to Peak One Opportunity Fund, L.P. on June 23, 2014. On September 3, 2014 the Company and Peak One Opportunity Fund, L.P. terminated the Securities Purchase Agreement, dated June 23, 2014.

7. Equity

Common Stock through the date of the Share Exchange consisted of the common stock of SPI. The amounts presented for periods prior to the Share Exchange were denominated in CHF and have been translated from CHF to USD using the exchange rates in effect on the date of each issuance. As of December 31, 2011, SPI had 26,822,215 common shares issued and outstanding. During 2012 prior to the Share Exchange, SPI issued 2,500,000 shares in connection with the subscription agreement referenced in Note 7 of these Notes to Consolidated Financial Statements and 7,378,416 shares in connection with the conversion of SPI stockholder loans to common shares, resulting in 36,700,631 common shares of SPI being outstanding immediately prior to the Share Exchange.

On December 12, 2012, SurePure US designated 31,155,282 of its authorized shares of preferred stock as Nonvoting Convertible Preferred Stock, par value $0.01 per share.  Under the terms of the Certificate of Designation (the “Certificate”), each share of Nonvoting Convertible Preferred Stock is convertible into one share of Common Stock, subject to certain limitations and restrictions as defined in the Certificate.

The issued shares of Nonvoting Convertible Preferred Stock automatically convert, at the applicable conversion ratio as defined in the Certificate, into shares of Common Stock upon the assignment, sale or other transfer of shares to any person other than an affiliate of the holder of the seller.  Any assignee, purchaser or other transferee may surrender certificates representing the assigned shares to the Company and will receive shares of Common Stock in return.

During the year ended December 31, 2014, the preferred stockholder converted 5,000,000 shares of the Company’s preferred stock into 5,000,000 shares of Common Stock.  At both September 30, 2015 and December 31, 2014, there were 14,800,000 issued and outstanding shares of Nonvoting Convertible Preferred Stock.

F-40

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

Effective with the acquisition of SPHSA on June 12, 2013, 3,000 common shares of SPHSA were then exchanged for 3,000,000 shares of Common Stock, which shares are treated as being outstanding as of June 12, 2013. The shareholder loans of SPHSA were converted to 6,865 common shares of SPHSA which were then exchanged for 6,864,811 shares of Common Stock, which shares are treated as being outstanding as of June 12, 2013.

On September 1, 2013, the Company issued 60,000 shares of Common Stock to a consultant in exchange for services.  The shares issued and the related consulting services were valued at $60,000 based upon a value of $1.00 per share, which was the closing price of the shares of Common Stock on the last trading day prior to September 1, 2013.  On December 19, 2013, the Company issued 145,000 shares of Common Stock to two consultants in exchange for services.  The shares issued and the related consulting services were valued at $130,500 based upon a value of $.90 per share, which was the closing price of the shares of Common Stock on the last trading day prior to December 19, 2013.

On April 1, 2014, the Company entered into an agreement with a consultant to issue 30,000 shares on the first business day of each month through September, 2014 in exchange for services. A total of 90,000 shares of Common Stock were issued during the year ended December 31, 2014. The shares issued and the related consulting services were valued at $51,300 based upon the closing price on each date of issuance.

On June 23, 2014, the Company issued 75,000 shares of Common Stock to Peak One as part of the cost of the financing in connection with the sale of the convertible debentures. The shares issued were valued at $.49 per share, the closing share price on that day. On July 18, 2014, Peak One converted $30,000 of the Debenture into 177,514 shares of Common Stock. On August 5, 2014, Peak One converted an additional $30,000 of the Debenture into 209,795 shares of Common Stock.

On August 7 2015, the Company entered into separate agreements with two of its executive officers and one consultant, under which each agreed to discharge the Company from a portion of amounts owed to them in respect of consulting fees due from its subsidiary, SPO, and also, in the case of one executive, a loan obligation and consulting fees due from its subsidiary, SPMSA, in each case in exchange for the issuance of shares of Common Stock. In each case, shares of Common Stock were valued at $0.15 per share for purposes of determining the number of shares to be issued under the three agreements. The Company issued an aggregate of 7,620,000 shares of Common Stock in these transactions to obtain the discharge of $1,148,000 of liabilities. the chief executive officer discharged the Company from $30,000 of the amount of $30,000 owed to him by SPO in respect of fees accrued and unpaid as of June 30, 2015, and $292,500 due in respect of an aggregate of $301,800 of loans made to and fees owed to him by SPMSA, all in exchange for 2,150,000 shares of Common Stock. The chief financial officer discharged the Company from approximately $680,000 of the total amount of approximately $1,030,000 owed in respect of fees for services accrued and unpaid as of June 30, 2015 in exchange for 4,500,000 shares of Common Stock; and a consultant to SPO, discharged the Company from $145,500 of the total amount of $236,498 owed to him in respect of fees accrued and unpaid as of June 30, 2015 in exchange for 970,000 shares of Common Stock.

On August 10, 2015, the Company and M Cubed Holdings Limited (“MCubed”), a corporation formed under the laws of South Africa, entered into the Share Purchase Agreement under which MCubed agreed to purchase 1,676,000 shares of Common Stock, in exchange for the cancellation in full of loan indebtedness of ZAR 3,542,204 (approximately $280,400), including interest and loan fees, due from its subsidiary SPMSA. SPMSA and MCubed had entered into the loan agreement under which the Purchaser loaned ZAR 2,000,000 to SPMSA on April 17, 2013.

There were 56,641,816 and 47,345,816 shares of Common Stock issued and outstanding at September 30, 2015 and December 31, 2014 respectively.

F-41

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

8. Stock Subscriptions

On September 20, 2013, the Company and Trinity Asset Management International Limited (“TAMIL”), a company formed under the laws of Mauritius, entered into the Share Purchase Agreement (the “TAMIL Share Purchase Agreement”), dated as of September 19, 2013, under which TAMIL agreed to purchase 900,000 shares of the Company’s Common Stock in monthly installments during the period ending March 25, 2014. The agreement required that TAMIL purchase the first 360,000 shares on September 30, 2013 or on such later date, not later than October 25, 2013 as the Company and TAMIL may agree. TAMIL agreed to purchase the remaining 540,000 shares in six installments of 90,000 shares each during the months beginning October 2013 and ending March 2014. TAMIL did not purchase any shares during the third quarter or fourth quarter of 2013. On November 7, 2013, the Company and TAMIL amended the Share Purchase Agreement to permit TAMIL to purchase the 900,000 shares of Common Stock at any time until March 25, 2014 and to modify the purchase price to be paid for the shares to be the greater of $1.00 per share or 92% of the volume weighted average price per share for the 20 trading days prior to the third business day before the purchase and sale of the shares. On March 5, 2014, TAMIL purchased 184,825 shares of the Company’s Common Stock under the agreement for a purchase price of $184,825.  The agreement included a liquidated damages provision in the event that TAMIL failed to purchase the agreed upon number of shares. The liquidated damages provision required TAMIL to pay an amount equal to the difference between $900,000 and the amount paid for the shares under the agreement. TAMIL did not purchase any of the remaining 715,175 shares of the Company’s Common Stock under this agreement as amended. The Company did not enforce its rights under the liquidated damages provision.

On November 22, 2013, the Company entered into an additional Share Purchase Agreement with Regency Capital Corporation, an existing stockholder, under which Regency agreed to purchase a total of 170,000 shares of Common Stock during the period ended November 30, 2013. In addition, Regency was given an option to purchase an additional 430,000 shares of Common Stock before January 31, 2014. Regency purchased the 170,000 shares of Common Stock as agreed and purchased an additional 380,000 shares of Common Stock through December 31, 2013. The remaining 50,000 shares of the Company’s Common Stock were purchased on January 24, 2014. All shares of Common Stock under this additional share purchase agreement with Regency were purchased at an issue price of $1.00 per share.

On February 13, 2014, effective as of January 31, 2014, this agreement was amended to grant Regency an option to purchase an additional 500,000 common shares not later than March 31, 2014 at the greater of $1.00 and 92% of the volume-weighted average price of for the 20 trading days ending on the third trading day before each additional share closing (the “Amendment Option Price”). Under this agreement as amended and through June 30, 2014, Regency has purchased 500,000 shares of the Company’s Common Stock at an issue price of $1.00 per share for an aggregate purchase price of $500,000.

On March 19, 2014, the Company and Regency entered into a second amendment of the Share Purchase Agreement that granted Regency the right to purchase 1,000,000 additional shares of Common Stock during the period ending June 30, 2014 at a cash purchase price equal to the Amendment Option Price. Under the second amendment and through June 30, 2014, Regency has purchased 315,000 shares of the Company’s Common Stock for an aggregate purchase price of $315,000.

On May 20, 2014, the Company and Trinity Asset Management (Proprietary) Limited (“Trinity”) entered into an Agreement for the Subscription of Shares that permitted Trinity arrange for the purchase of 850,000 shares of the Company’s Common Stock by offers to purchase by other subscribers at the price of $1.00 per share before July 30, 2014. In addition, Trinity agreed to assume the obligations of TAMIL with respect to the liquidated damages in connection with the unpurchased shares under the TAMIL agreement dated as of September 19, 2013 as amended. As of July 24, Trinity had not provided any offers to purchase to the Company and requested an extension of time to September 30, 2014 to complete it obligations under the agreement. Subsequent to June 30, 2014, no such offers to purchase have been made to the Company and no sales of Common Stock have taken place under the agreement.

F-42

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

On June 24, 2014, the Company and Regency entered into a third amendment of the Share Purchase Agreement that extended to September 30, 2014 Regency’s right to purchase the remaining 685,000 shares of the Company’s Common Stock under the second amendment. Through September 30, 2014, 141,250 shares were purchased under the third amendment.

During the year ended December 31, 2014, the Company issued an aggregate of 1,191,075 shares of its Common Stock for aggregate gross proceeds of $1,190,075, 575,000 shares of its Common Stock in settlement of liabilities to executives and consultants, 180,000 shares of its Common Stock in connection with a consulting agreement, 75,000 shares of its Common Stock in connection with the issuance of the Peak One convertible debentures and 387,309 shares issued in connection with the conversion rights under the Peak One convertible debentures.

During the year ended December 31, 2014, the holder of the Company’s convertible preferred shares converted 5,000,000 shares of Preferred Stock into 5,000,000 shares of Common Stock. The holder did not convert any shares of Nonvoitng Convertible Preferred Stock during the nine months ended September 30, 2015.

9. Stockholders’ Deficit

The consolidated stockholders’ defecit of the Company consists of common stock, additional paid-in capital, deficit and accumulated other comprehensive income. The amounts for equity in variable interest entities and noncontrolling interest have been reclassified to additional paid-in capital, deficit and accumulated other comprehensive income effective with the acquisition of SPHSA on June 12, 2013.

10. Income Taxes

The Company and its subsidiaries file income tax returns in Switzerland, South Africa, the United States and Brazil. The components of income (loss) from operations before income taxes, by jurisdiction, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Switzerland	$148,693	$(251,842)	$232,014	$(1,135,587)
South Africa	$(79,243)	(121,390)	(337,553)	(505,564)
United States	$(62,424)	(192,109)	(296,409)	(839,214)
Brazil	-	-	-	-
Total Net Income (Loss)	$7,026	$(565,341)	$(401,948)	$(2,480,365)

The provision for income taxes shown in the accompanying consolidated statements of operations consists of the following for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Current tax provision:
Switzerland	$-	$-	$-	$-
South Africa	-	-	-	-
United States	-	-	-	-
Brazil	-	-	-	-
Total current tax provision	-	$-	-	$-

Deferred tax provision:
Switzerland	27,588	$(43,826)	43,347	$(201,896)
South Africa	(22,021)	(32,627)	(94,277)	(140,117)
United States	(21,849)	(67,238)	(103,743)	(293,725)
Brazil	-	-	235,375	-
Change in valuation allowance	16,282	143,691	(80,702)	635,738
Total deferred provision	-	-	-	-

Total	$-	$-	$-	$-

The Company has determined that the future tax benefits from net operating losses are not likely to be realized in future periods and a 100% valuation allowance has been provided for all periods.

F-43

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

The income tax effect of each type of temporary difference giving rise to the net deferred tax asset as follows:

	September 30,	December 31,
	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$6,572,160	$6,652,861
Less: valuation allowance	(6,572,160)	(6,652,861)

Total	$-	$-

The following reconciles the effective income tax rates with the statutory rates for the three and nine months ended September 30, 2015 and 2014:

			United
	Switzerland	South Africa	States	Brazil	Total

Statutory rate of tax	8.5%/18%	28.0%	35.0%	25.0%

Three months ended September 30, 2015 (unaudited):
Net income (loss) from operations before taxes	$148,693	$(79,243)	$(62,424)	$-	$7,026

As calculated at the statutory rate	27,588	(22,188)	(21,849)	-	(16,449)

Permanent differences	-	167	-	-	167
Change in valuation reserves	(27,588)	22,021	21,849	-	16,282

Provision for income taxes	$-	$-	$-	$-	$-

Three months ended September 30, 2014 (unaudited):
Net (loss) from operations before taxes	$(251,842)	$(121,390)	$(192,109)	$-	$(565,341)

As calculated at the statutory rate	(130,594)	(97,452)	(152,428)	-	(380,474)

Permanent differences	-	1,401	-	-	1,401
Change in valuation reserves	130,594	96,051	152,428	-	379,073

Provision for income taxes	$-	$-	$-	$-	$-

Nine months ended September 30, 2015 (unaudited):
Net income (loss) from operations before taxes	$232,014	$(337,553)	$(296,409)	$-	$(401,948)

As calculated at the statutory rate	43,347	(94,515)	(103,743)	-	(154,911)

Permanent differences	-	238	-	235,375	235,613
Change in valuation reserves	(43,347)	94,277	103,743	(235,375)	(80,702)

Provision for income taxes	$-	$-	$-	$-	$-

Nine months ended September 30, 2014 (unaudited):
Net (loss) from operations before taxes	$(1,135,587)	$(505,564)	$(839,214)	$-	$(2,480,365)

As calculated at the statutory rate	(201,896)	(141,558)	(293,725)	-	(637,179)

Permanent differences	-	1,441	-	-	1,441
Change in valuation reserves	201,896	140,117	293,725	-	635,738

Provision for income taxes	$-	$-	$-	$-	$-

Permanent differences are principally related to loss on disposal of property and equipment, interest and penalties and unallowable expenses.

The Company and Group members remain subject to tax examinations for the year ended December 31, 2014 in Switzerland and South Africa, for the six years ended December 31, 2014 in the U.S and for the four years ended December 31, 2014 in Brazil.

During December 2013 the Internal Revenue Service (the “IRS”) notified the Company of assessments totaling $40,000 based on the failure by the Company’s management prior to the December 12, 2012 share exchange to file certain information returns for the years 2008-2011. The Company requested, but did not receive, administrative relief from the IRS from the assessments. The Company entered into an agreement with the IRS to pay the outstanding balance over four months in installments of $10,000 each commencing August 15, 2014. The Company made the payment of the first installment of $10,000 on August 7, 2014. The Company obtained an updated settlement amount from the IRS during February 2015 and paid the amount in full to the IRS during March 2015.

11. 2012 Stock Option Plan

On December 11, 2012, the Company adopted the 2012 Stock Plan (the “Plan”). Under the terms of the Plan, 3,000,000 shares of Common Stock have been reserved for future issuance. The Plan authorizes the granting of non-qualified stock options to our directors and to any independent consultants. The Plan is administered by the Company’s board of directors, and may also be administered by a committee appointed by the board of directors (the “Committee”). The Committee may determine persons eligible for grants and the timing, type, amount, fair market value and other provisions of such grants. The Committee will have authority, subject to the express provisions of the Plan, to construe the Plan and the option agreements granted pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to promote the best interests of the Company. The Plan terminates on December 9, 2022.

F-44

SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

The Plan provides that the determination of the option price per share for any option rests in discretion of the Committee. Options granted under the Plan must be granted within ten years from the date on which the Plan has been adopted. No options granted under the Plan may be exercisable after ten years from the date of grant. The Company’s board of directors may suspend or terminate the Plan in whole or in part or amend the Plan in such respects as the board may deem appropriate and in the best interest of the company. No amendment, suspension or termination of the Plan shall, however, without the optionee's consent, alter or impair any of the rights or obligations granted under the Plan.

On November 12, 2013, the Company granted non-qualified stock options to purchase an aggregate of 475,000 shares of the Company’s Common Stock under the plan, each at an exercise price of $0.89 per share. The options vest over three years as follows:

Options vested on November 12, 2013	190,000
Options vested on November 12, 2014	142,500
Options vesting on November 12, 2015	142,500

475,000

The Company uses the Black-Scholes-Merton option pricing model to estimate the fair value of stock options. The principal assumptions utilized in valuing stock options include the expected stock price volatility (based on the most recent historical period beginning December 12, 2012); the expected option life; the expected dividend yield; and the risk-free rate (an estimate based upon the yields of Treasury constant maturities) equal to the expected life of the option. The fair values for the options, all of which were granted in 2013, were determined using the Black-Scholes-Merton option pricing model with the following assumptions:

Dividend yield	0.00%
Risk-free interest rates	2.80%
Expected volatility	72.68%
Expected term (in years)	10

There was no reduction for estimated forfeitures. Under this model and the foregoing assumptions, the options granted in 2013 were valued at $151,053. Of this amount, $87,452, $15,900 and $47,701 is attributable to executives, employees and consultants, respectively. Equity-based compensation for the three months ended September 30, 2015 and 2014 was $12,691 and $34,142, respectively, and $37,522 and $102,426 for the nine months ended September 30, 2015 and 2014 respectively. These amounts are included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

12. Commitments, Contingencies and Tax Obligation

Lease Commitments

The Group leases two premises in South Africa under operating leases.  One location is an office facility and the other is a workshop.  The office facility lease was originally scheduled to expire on April 30, 2012 and has been extended in a short-term basis several times. The lease term terminated on February 28, 2014, and the Company leased this office for an additional month in March 2014.  The Company executed a one-year lease for a new office facility effective April 1, 2014 and was able to terminate this lease in May 2014. The lease for the Group’s workshop facility originally expired on April 30, 2012 and was also extended on a short-term basis. The workshop is being leased on a month-to-month basis. On June 1, 2014, the Company lease new office and workshop facilities for a one-year term. The lease for the office terminated on May 31, 2015 and was not renewed. The monthly rent for the workshop lease is approximately $900. In addition to the payments required under the preceding leases, payments are made for space rentals on an as-needed basis. The total rent expense was approximately $4,200 and $8,100 for the three months ended September 30, 2015 and 2014, respectively, and $19,200 and $38,000 for the nine months ended September 30, 2015 and 2014, respectively. Rent expense is included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

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SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

The future rent commitments under the above lease for the twelve months ending September 30, 2016 is approximately $11,000.

Payroll Commitments

The Group’s employees in South Africa have employment contracts that provide for one month of notice before the employee can be terminated.  As of September 30, 2015, the total monthly salary commitment applicable to these employees was approximately $10,000.

Payroll Tax Obligations

During 2013, SPMSA received notification from the South African Revenue Service (“SARS”) regarding unpaid payroll taxes of approximately $185,000.  SPMSA requested additional time to arrange a payment plan that is suitable to both parties and commenced making monthly payments to SARS. Due to insufficient funds the SPMSA has been unable to continue making additional payments in this regard and has requested additional time to arrange a payment plan that is suitable to both parties. As at September 30, 2015 and December 31, 2014, the unpaid balance of this liability was approximately $95,000 and $80,000, respectively and is included in accounts payable and other current liabilities in the accompanying Consolidated Balance Sheets. Effective October 31, 2014, SARS placed a collection order on the bank account of SPMSA for the outstanding amounts due.

Additionally, the Company has payroll tax and social security obligations in Switzerland relating to the employment of the chief financial officer by SPOAG. As at September 30, 2015 and December 31, 2014, the unpaid balance of this liability was approximately $155,000 and $100,000, respectively and is included in accounts payable and other current liabilities in the accompanying Consolidated Balance Sheets.

Employment and Consulting Agreements

The Company has entered into agreements to secure the services of two executives.  These agreements provide for annual compensation and require a minimum termination notice period by the employer of three months.  Both executives are stockholders of the Company. The minimum amount due under these agreements is approximately $138,000 over the year ending December 31, 2015.

The total compensation to these executives and one former executive was approximately $153,000 and $188,000 for the three months ended September 30, 2015 and 2014, respectively, and $452,000 and $574,000 for the nine months ended September 30, 2015 and 2014, respectively.

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SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

The Company entered into agreements with unrelated third party consultants and institutions for consulting, research and professional services.  These agreements can be terminated by either party with between one and three months written notice or immediately if for cause.  The amounts due vary according to the nature of the service arrangement and the length of notice required for termination. The minimum amount due under these agreements is approximately $58,000 over the year ending December 31, 2015.

13. Subsequent Events

The Company has evaluated its subsequent events since September 30, 2015. There are no disclosures of subsequent events to be made.

14. Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the continuation of the Company as a going concern.

The Company has generated recurring losses and expects to incur additional losses as it expands its photopurification technology and develops marketing, sales and financial plans. As reflected in the accompanying Consolidated Financial Statements, the Company’s total consolidated liabilities exceed total consolidated assets at September 30, 2015 and December 31, 2014 by $1,469,757 and $2,559,765, respectively.

To date, the Company’s cash flow has been funded with cash investments by its shareholders, certain third parties and to a considerably lesser extent, revenue. These inflows have been insufficient to enable the company to cover its costs. Additionally, as disclosed in Note 12, with respect to payroll tax obligations, the Company has been unable to meet its obligations in terms of these taxes.

The Company requires additional capital to continue its development and to achieve sufficient revenues to support its operations. The extent of the Company’s future working capital requirements depend on many factors, including its ability to maintain revenues and to manage expenses. The Company requires additional financing either through borrowings or the sale of equity to support its operations.

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SurePure, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three and nine months ended September 30, 2015 and 2014

The Company’s access to additional financing, if any, will depend on a variety of factors over which the Company has little or no control. These factors include market conditions, the general unavailability of equity financing to the Company in light of its limited revenues, the actual financial and operational results of the Company on a consolidated basis, as well as investors’ perception of the Company’s short-term and long-term financial prospects. If future financing is not available on acceptable terms, or on any other terms, the Company will not be able to continue as a going concern.

Management is currently pursuing plans to address the cash flow requirements of the Company for the twelve months ending September 30, 2016 and beyond. The Company is engaged in discussions with current and other potential investors, and the Company is also considering additional offerings of Common Stock. The Company was not, however, able to secure any additional equity financing during the first nine months of 2015 from existing shareholders or otherwise, despite its efforts to do so. In addition, the Company projects that increase in the commercialization of its technology may provide additional cash flow for operations. The Company entered into sales contracts of approximately $940,000 during the nine-month period ended September 30, 2015.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

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11,919,426 Shares of Common Stock

SurePure, Inc.

PROSPECTUS

January 7, 2016

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